Exhibit 10.1

SECOND AMENDMENT

TO

AMENDED AND RESTATED CREDIT AGREEMENT

This Second Amendment to Amended and Restated Credit Agreement, dated as of July 9, 2010 (this “Amendment”), is entered into by and among GOLFSMITH INTERNATIONAL, L.P., a Delaware limited partnership (“GI”), GOLFSMITH NU, L.L.C., a Delaware limited liability company (“GN”), GOLFSMITH USA, L.L.C. (“GUSA” and together with GI and GN, the “Borrowers”, and each individually, a “Borrower”), the other Credit Parties party hereto, and General Electric Capital Corporation, a Delaware corporation, as a Lender and as Agent for the Lenders party to the Credit Agreement (in such capacity, “Agent”).

RECITALS

WHEREAS, Borrowers, Agent and Lenders are parties to that certain Amended and Restated Credit Agreement, dated as of June 20, 2006 (as amended by the First Amendment thereto, dated as of September 26, 2007, and as it may hereafter be further amended, restated or otherwise modified, the “Credit Agreement”);

WHEREAS, Borrowers have requested that Agent and Lenders agree to amend the Credit Agreement as and to the extent set forth in this Amendment and Agent and Lenders are willing to do so as and to the extent, and solely as and to the extent, and subject to the terms and conditions set forth in this Amendment; and

WHEREAS, this Amendment shall constitute a Loan Document and these Recitals shall be construed as part of this Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.               Definitions.  Except to the extent otherwise specified herein, capitalized terms used in this Amendment shall have the same meanings ascribed to them in the Credit Agreement, including Annex A thereto.

2.               Amended Credit Agreement.  Subject to the terms and conditions hereof, and the occurrence of the Second Amendment Effective Date (as defined in the amended Credit Agreement attached hereto as Exhibit A), the Credit Agreement is hereby amended as reflected in Exhibit A attached hereto.

3.               Representations and Warranties.

3.1 Each Borrower and each other Credit Party hereby represents and warrants that the execution, delivery and performance by it of this Amendment has been duly authorized by all necessary corporate action and that this Amendment is a legal, valid and binding obligation of it enforceable against it in accordance with its terms, except as the enforcement hereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally or to general principles of equity.

3.2 The execution, delivery and performance of this Amendment by each Borrower and each other Credit Party does not, and will not, contravene or conflict with any provision of (a) law, (b) any judgment, decree or order, or (c) the certificate or articles of incorporation or by-laws of any Borrower or any other Credit Party, and does not, and will not, contravene or conflict with, or cause any Lien to arise under, any provision of any agreement, mortgage, lease, instrument or other document binding upon or otherwise affecting any Borrower or any other Credit Party or any property of any Borrower or any other Credit Party or any Subsidiary thereof.

3.3 Each Borrower and each other Credit Party hereby certifies that all of the representations and warranties contained in the Credit Agreement are true and correct in all material respects on and as of the date hereof as if made on the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date) and that no Default or Event of Default exists under the Credit Agreement or any other Loan Document or will exist after or be triggered by the execution and delivery of this Amendment.

4. Conditions to Effectiveness.  The effectiveness of this Amendment is expressly conditioned upon the satisfaction of the following conditions precedent in a manner reasonably acceptable to Agent:

4.1 Amendment.  Agent’s receipt of counterparts of this Amendment, duly executed by each Borrower, each other Credit Party, Agent and Lenders.

4.2 No Default.  Both before and after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing or would result from the effectiveness of this Amendment.

4.3 Amendment Fees.  The Borrowers shall have paid to Agent the fees set forth in a separate agreement entered into among the Borrowers and Agent.

4.4 Reaffirmation of Collateral Documents.  Agent’s receipt of a reaffirmation of each existing Collateral Document, duly executed by each Borrower, each other Credit Party and Agent, in form and substance reasonably satisfactory to Agent.

4.5 Certificates of Formation and Good Standing For each Credit Party, Agent’s receipt of (a) its articles or certificate of incorporation or certificate of formation, as applicable, and all amendments thereto, (b) good standing certificates (including verification of tax status) in its state of incorporation or formation, as applicable, and (c) good standing certificates (including verification of tax status) and certificates of qualification to conduct business in each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, each dated a recent date prior to the Second Amendment Effective Date and certified by the applicable Secretary of State or other authorized Governmental Authority.

4.6 By-laws and Resolutions For each Credit Party, Agent’s receipt of (a) its by-laws or operating agreement, as applicable, together with all amendments thereto and (b) resolutions of

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such Person’s Board of Directors or Board of Members, as applicable, approving and authorizing the execution, delivery and performance of this Amendment and the transactions to be consummated in connection herewith, each certified as of the Second Amendment Effective Date by such Person’s secretary or an assistant secretary as being in full force and effect without any modification or amendment.

4.7 Incumbency Certificates For each Credit Party, Agent’s receipt of signature and incumbency certificates of the officers of such Person executing this Amendment, certified as of the Second Amendment Effective Date by such Person’s secretary or an assistant secretary as being true, accurate, correct and complete.

5. Reference to and Effect Upon the Credit Agreement and other Loan Documents.

5.1 Except as expressly set forth herein, the Credit Agreement, the Notes and each other Loan Document shall remain in full force and effect and each is hereby ratified and confirmed by each Borrower and each of the other Credit Parties.

5.2 The execution, delivery and effect of this Amendment shall be limited precisely as written and shall not be deemed to (a) be a consent to any waiver of any term or condition or an amendment or modification of any term or condition of the Credit Agreement or any other Loan Document, except as expressly set forth herein or in Exhibit A attached hereto, or (b) prejudice any right, power or remedy which the Agent or any Lender now has or may have in the future under or in connection with the Credit Agreement, the Notes or any other Loan Document.

6. Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.  A counterpart signature page delivered by fax or “pdf” transmission shall be as effective as delivery of an originally executed counterpart.

7. GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) OF THE STATE OF NEW YORK.

8. Costs and Expenses.  As provided in the Credit Agreement, Borrowers shall promptly pay on demand all reasonable expenses, costs and other fees (including attorneys’ fees of counsel for Agent) incurred by Agent in connection with the documentation and negotiation of this Amendment and the transactions contemplated hereunder.

9. Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

BORROWERS:

GOLFSMITH INTERNATIONAL, L.P.
By: Golfsmith GP L.L.C., as General Partner

By:	/s/ Sue E. Gove
Name: Sue E. Gove
Title: Executive Vice President, Chief Operating Officer and Chief Financial Officer

GOLFSMITH NU, L.L.C.

By:	/s/ Sue E. Gove
Name: Sue E. Gove
Title: Executive Vice President, Chief Operating Officer and Chief Financial Officer

GOLFSMITH USA, L.L.C.

By:	/s/ Sue E. Gove
Name: Sue E. Gove
Title: Executive Vice President, Chief Operating Officer and Chief Financial Officer

Signature Page to Second Amendment to Credit Agreement

CREDIT PARTIES:

GOLFSMITH INTERNATIONAL, INC.

By:	/s/ Sue E. Gove
Name: Sue E. Gove
Title: Executive Vice President, Chief Operating Officer and Chief Financial Officer

GOLFSMITH INTERNATIONAL HOLDINGS, INC.

By:	/s/ Sue E. Gove
Name: Sue E. Gove
Title: Executive Vice President, Chief Operating Officer and Chief Financial Officer

GOLFSMITH GP, L.L.C.

By:	/s/ Sue E. Gove
Name: Sue E. Gove
Title: Executive Vice President, Chief Operating Officer and Chief Financial Officer

GOLFSMITH DELAWARE, L.L.C.

By:	/s/ Martin E. Hanaka
Name: Martin E. Hanaka
Title: Chairman and Chief Executive Officer

GOLFSMITH CANADA, L.L.C.

By:	/s/ Sue E. Gove
Name: Sue E. Gove
Title: Executive Vice President, Chief Operating Officer and Chief Financial Officer

Signature Page to Second Amendment to Credit Agreement

GOLFSMITH EUROPE, L.L.C.

By:	/s/ Sue E. Gove
Name: Sue E. Gove
Title: Executive Vice President, Chief Operating Officer and Chief Financial Officer

GOLFSMITH LICENSING, L.L.C.

By:	/s/ Sue E. Gove
Name: Sue E. Gove
Title: Executive Vice President, Chief Operating Officer and Chief Financial Officer

GOLFSMITH INCENTIVE SERVICES, L.L.C.

By:	/s/ Sue E. Gove
Name: Sue E. Gove
Title: Executive Vice President, Chief Operating Officer and Chief Financial Officer

Signature Page to Second Amendment to Credit Agreement

GENERAL ELECTRIC CAPITAL CORPORATION,
as Agent and Lender

By:	Peter Foley
Name: Peter Foley
Its Duly Authorized Signatory

Signature Page to Second Amendment to Credit Agreement

EXHIBIT A TO SECOND AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

AMENDED AND RESTATED CREDIT AGREEMENT

DATED AS OF June 20, 2006

by and among

GOLFSMITH INTERNATIONAL, L.P.,

GOLFSMITH NU, L.L.C., and

GOLFSMITH USA, L.L.C.

as Borrowers

and

THE OTHER PERSONS PARTY HERETO THAT ARE

DESIGNATED AS CREDIT PARTIES

and

GENERAL ELECTRIC CAPITAL CORPORATION

as Agent, L/C Issuer and a Lender

and

THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO

and

GE CAPITAL MARKETS, INC.,
as Sole Lead Arranger and Bookrunner

		Page

Section 1.	AMOUNTS AND TERMS OF LOANS	1

1.1.	Loans	1

1.2.	Interest and Applicable Margins	7

1.3.	Fees	10

1.4.	Payments	11

1.5.	Prepayments	12

1.6.	Maturity	12

1.7.	Eligible Accounts	13

1.8.	Eligible Inventory	15

1.9.	Loan Accounts	16

1.10.	Yield Protection; Illegality	16

1.11.	Taxes	17

1.12.	(Intentionally Omitted)	19

1.13.	Borrower Representative	19

1.14.	Credit Card Collections	20

Section 2.	AFFIRMATIVE COVENANTS	20

2.1.	Compliance With Laws and Contractual Obligations	20

2.2.	Insurance; Damage to or Destruction of Collateral	21

2.3.	Inspection; Lender Meeting	22

2.4.	Organizational Existence	22

2.5.	Environmental Matters	22

2.6.	Landlords’ Agreements, Mortgagee Agreements, Bailee Letters and Real Estate Purchases	23

2.7.	Conduct of Business	23

2.8.	Further Assurances	23

2.9.	(Intentionally Omitted)	19

2.10.	Cash Management Systems	24

Section 3.	NEGATIVE COVENANTS	24

3.1.	Indebtedness	24

3.2.	Liens and Related Matters	25

3.3.	Investments	26

3.4.	Contingent Obligations	27

3.5.	Restricted Payments	28

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(continued)

(continued)

		Page

5.15.	Brokers	40

5.16.	Deposit and Disbursement Accounts	40

5.17.	Agreements and Other Documents	40

5.18.	Insurance	41

5.19.	Acquisition Agreement	36

Section 6.	DEFAULT, RIGHTS AND REMEDIES	41

6.1.	Event of Default	41

6.2.	Suspension or Termination of Commitments	43

6.3.	Acceleration and other Remedies	43

6.4.	Performance by Agent	43

6.5.	Application of Proceeds	44

Section 7.	CONDITIONS TO LOANS	44

7.1.	Conditions to Initial Loans	44

7.2.	Conditions to All Loans	45

Section 8.	ASSIGNMENT AND PARTICIPATION	46

8.1.	Assignment and Participations	46

8.2.	Agent	48

8.3.	Set Off and Sharing of Payments	52

8.4.	Disbursement of Funds	52

8.5.	Disbursements of Advances; Payment	53

Section 9.	MISCELLANEOUS	55

9.1.	Indemnities	55

9.2.	Amendments and Waivers	55

9.3.	Notices	56

9.4.	Failure or Indulgence Not Waiver; Remedies Cumulative	58

9.5.	Marshaling; Payments Set Aside	58

9.6.	Severability	59

9.7.	Lenders’ Obligations Several; Independent Nature of Lenders’ Rights	59

9.8.	Headings	59

9.9.	Applicable Law	59

9.10.	Successors and Assigns	59

9.11.	No Fiduciary Relationship; Limited Liability	59

(continued)

INDEX OF APPENDICES

Annexes

Annex A	-	Definitions
Annex B	-	Pro Rata Shares and Commitment Amounts
Annex C	-	Closing Checklist
Annex D	-	Intentionally Omitted
Annex E	-	Lenders’ Wire Transfer Information
Annex F	-	Cash Management Systems

Exhibits

Exhibit 1.1(a)(i)	-	Revolving Note
Exhibit 1.1(a)(ii)	-	Notice of Revolving Credit Advance
Exhibit 1.1(c)	-	Swing Line Note
Exhibit 1.2(e)	-	Notice of Continuation/Conversion
Exhibit 1.11(c)	-	Form of Non-Bank Certificate
Exhibit 4.1(d)	-	Borrowing Base Certificate
Exhibit 4.1(k)	-	Compliance Certificate
Exhibit 8.1	-	Assignment Agreement
Exhibit A1	-	Master Documentary Agreement
Exhibit A2	-	Master Standby Agreement
Exhibit A3	-	Intercompany Subordination Agreement

Schedules

Schedule 1.14	-	Credit Card Collections
Schedule 2.7	-	Corporate and Trade Names
Schedule 3.2	-	Liens
Schedule 3.3	-	Investments
Schedule 3.4	-	Contingent Obligations
Schedule 3.8	-	Affiliate Transactions
Schedule 3.9	-	Business Description
Schedule 5.4(a)	-	Jurisdictions of Organization and Qualifications
Schedule 5.4(b)	-	Capitalization
Schedule 5.6	-	Intellectual Property
Schedule 5.7	-	Investigations and Audits
Schedule 5.8	-	Employee Matters
Schedule 5.10	-	Litigation
Schedule 5.11	-	Use of Proceeds
Schedule 5.12	-	Real Estate
Schedule 5.13	-	Environmental Matters
Schedule 5.14	-	ERISA
Schedule 5.16	-	Deposit and Disbursement Accounts
Schedule 5.17	-	Agreements and Other Documents
Schedule 5.18	-	Insurance

v

AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDED AND RESTATED CREDIT AGREEMENT is dated as of June 20, 2006 and entered into by and among GOLFSMITH INTERNATIONAL, L.P., a Delaware limited partnership (“LP”), GOLFSMITH NU, L.L.C., a Delaware limited liability company (“NU”), GOLFSMITH USA, L.L.C., a Delaware limited liability company (“USA”) (LP, NU and USA are sometimes referred to herein as “Borrowers” and individually as a “Borrower”), the other persons designated as “Credit Parties” on the signature pages hereof, the financial institutions who are or hereafter become parties to this Agreement as Lenders, GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity “GE Capital”), as a Lender, as the initial L/C Issuer and as Agent and GE CAPITAL MARKETS, INC., as Sole Lead Arranger and Bookrunner (“GECM”).

R E C I T A L S:

WHEREAS, Borrowers desire that Lenders extend a revolving credit facility to Borrowers to retire certain senior secured notes, to fund certain fees and expenses in connection therewith and the entering into of this Agreement and to fund working capital and general corporate purposes of Borrowers; and

WHEREAS, Borrowers desire to secure all of their Obligations under the Loan Documents by granting to Agent, for the benefit of Agent and Lenders, a security interest in and lien upon substantially all of their existing and after-acquired real and personal property; and

WHEREAS, Golfsmith International Holdings, Inc., a Delaware corporation (“Holdings”), that indirectly owns all of the Stock of Borrowers is willing to guaranty all of the Obligations and to pledge to Agent, for the benefit of Agent and Lenders, as security for the Obligations, all of the Stock of Golfsmith International, Inc. (“GII”), a Delaware corporation, which either directly or indirectly owns all of the Stock of Borrowers and GII’s other Subsidiaries; and

WHEREAS, each of GII, GII’s Subsidiaries other than Borrowers and Borrowers’ Subsidiaries is willing to guaranty all of the Obligations of Borrowers and to grant to Agent, for the benefit of Agent and Lenders, as security for the Obligations, a security interest in and lien upon substantially all of its existing and after acquired real and personal property; and

WHEREAS, all capitalized terms herein shall have the meanings ascribed thereto in Annex A hereto which is incorporated herein by reference.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrowers, Credit Parties, Lenders and Agent agree as follows:

SECTION 1.

AMOUNTS AND TERMS OF LOANS

1.1.          Loans.  Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrowers and the other Credit Parties contained herein:

(a)           Revolving Loans.

(i)            Each Revolving Lender agrees, severally and not jointly, to make available to Borrowers from time to time from the Closing Date until the Commitment Termination Date its Pro Rata Share of advances (each a “Revolving Credit Advance”) requested by Borrower Representative on behalf of the Borrowers hereunder; provided that no Revolving Credit Advance shall be made in an amount less than $250,000.  The Pro Rata Share of the Revolving Loan of any Revolving Lender (including, without duplication, Swing Line Loans) shall not at any time exceed its separate Revolving Loan Commitment.  Revolving Credit Advances may be repaid and reborrowed; provided that the amount of any Revolving Credit Advance to be made at any time shall not exceed Borrowing Availability.  Borrowing Availability may be further reduced by Reserves imposed by Agent after notice to Borrowers in its reasonable credit judgment.  All Revolving Loans shall be repaid in full on the Commitment Termination Date.  Each Borrower shall execute and deliver to each Revolving Lender a promissory note to evidence the Revolving Loan Commitment of that Revolving Lender.  Each promissory note shall be in the principal amount of the Revolving Loan Commitment of the applicable Revolving Lender, dated the Closing Date and substantially in the form of Exhibit 1.1(a)(i) (each a “Revolving Note” and, collectively, the “Revolving Notes”).  Other than pursuant to Section 1.1(a)(ii), if at any time the outstanding Revolving Loans (including Swingline Loans) exceed the Borrowing Base (any such excess Revolving Loans are herein referred to collectively as “Overadvances”), Lenders shall not be obligated to make Revolving Credit Advances, no additional Letters of Credit shall be issued and, except as provided in Section 1.1(a)(ii) below, Revolving Loans must be repaid immediately and Letters of Credit cash collateralized in an amount sufficient to eliminate any Overadvances.  All Overadvances shall constitute Index Rate Loans and shall bear interest at the Default Rate.  Revolving Loans which are Index Rate Loans may be requested in any amount with one (1) Business Day prior written notice required for funding requests equal to or greater than $5,000,000.  For funding requests for such Loans less than $5,000,000, written notice must be provided by 1:00 p.m. (New York time) on the Business Day on which the Loan is to be made.  All LIBOR Loans require three (3) Business Days prior written notice. Written notices for funding requests shall be in the form attached as Exhibit 1.1(a)(ii) (“Notice of Revolving Credit Advance”).

(ii)           If Borrower Representative on behalf of Borrowers requests that Revolving Lenders make, or permit to remain outstanding any Overadvances, Agent may, in its sole discretion, elect to make, or permit to remain outstanding such Overadvances; provided, however, that Agent may not cause Revolving Lenders to make, or permit to remain outstanding, (a) aggregate Revolving Loans in excess of the Maximum Amount or (b) Overadvances in an aggregate amount in excess of 5% of the Revolving Loan Commitment.  If an Overadvance is made, or permitted to remain outstanding, pursuant to the preceding sentence, then all Revolving Lenders shall be bound to make, or permit to remain outstanding such Overadvance based upon their Pro Rata Shares of the Revolving Loan Commitments in accordance with the terms of this Agreement.  If an Overadvance remains outstanding for more than ninety (90) days during any one hundred eighty (180) day period, Revolving Loans must be repaid immediately in an amount sufficient to eliminate all of such Overadvances.  Furthermore, holders of a majority of the Revolving Loan Commitment may prospectively revoke Agent’s ability to make or permit Overadvances by written notice to Agent.  Any Overadvance may be made as a Swing Line Advance.

(b)           [Intentionally Omitted].

(c)           Swing Line Facility.

(i)            Agent shall notify the Swing Line Lender upon Agent’s receipt of any Notice of Revolving Credit Advance.  Subject to the terms and conditions hereof, the Swing Line Lender may, in its discretion, make available from time to time from the Closing Date until the Termination Date advances (each, a “Swing Line Advance”) in accordance with any such notice. The provisions of this Section 1.1(c) shall not relieve Revolving Lenders of their obligations to make Revolving Credit Advances under Section 1.1(a); provided that if the Swing Line Lender makes a Swing Line Advance pursuant to any such notice, such Swing Line Advance shall be in lieu of any Revolving Credit Advance that otherwise may be made by Revolving Lenders pursuant to such notice.  The aggregate amount of Swing Line Advances outstanding shall not exceed at any time the lesser of (A) the Swing Line Commitment and (B) the lesser of the Maximum Amount and (except for Overadvances) the Borrowing Base, in each case, less the outstanding balance of the Revolving Loan at such time (“Swing Line Availability”); provided, that, the amount of any Swing Line Advance to be made at any time shall not exceed Borrowing Availability.  Until the Termination Date, Borrowers may from time to time borrow, repay and reborrow under this Section 1.1(c).  Each Swing Line Advance shall be made pursuant to a Notice of Revolving Credit Advance delivered to Agent by Borrower Representative on behalf of the applicable Borrower in accordance with Section 1.1(a).  Any such notice must be given no later than 1:00 p.m. (New York time) on the Business Day of the proposed Swing Line Advance.  Unless the Swing Line Lender has received at least one Business Day’s prior written notice from Requisite Lenders instructing it not to make a Swing Line Advance, the Swing Line Lender shall, notwithstanding the failure of any condition precedent set forth in Sections 7.2, be entitled to fund that Swing Line Advance, and to have each Revolving Lender make Revolving Credit Advances in accordance with Section 1.1(c)(iii) or purchase participating interests in accordance with Section 1.1(c)(iv).  Notwithstanding any other provision of this Agreement or the other Loan Documents, the Swing Line Loan shall constitute an Index Rate Loan.  Borrowers shall repay the aggregate outstanding principal amount of the Swing Line Loan upon demand therefor by Agent.

(ii)           Borrowers shall execute and deliver to the Swing Line Lender a promissory note to evidence the Swing Line Commitment.  This note shall be in the principal amount of the Swing Line Commitment of the Swing Line Lender, dated the Closing Date and substantially in the form of Exhibit 1.1(c) (the “Swing Line Note”). Each Swing Line Note shall represent the obligation of Borrowers to pay the amount of the Swing Line Commitment or, if less, the aggregate unpaid principal amount of all Swing Line Advances made to Borrowers together with interest thereon as prescribed in Section 1.5.  The entire unpaid balance of the Swing Line Loan and all other noncontingent Obligations shall be immediately due and payable in full in immediately available funds on the Termination Date if not sooner paid in full.

(iii)          If no Revolving Lender is a Non-Funding Lender, the Swing Line Lender, at any time and from time to time no less frequently than once weekly shall on behalf of any Borrower (and each Borrower hereby irrevocably authorizes the Swing Line Lender to so act on its behalf) request each Revolving Lender (including the Swing Line Lender) to make a Revolving Credit Advance to each Borrower (which shall be an Index Rate Loan) in an amount equal to that Revolving Lender’s Pro Rata Share of the principal amount of the applicable Borrower’s Swing Line Loan (the “Refunded Swing Line Loan”) outstanding on the date such notice is given.  Unless any of the events described in Sections 6.1(f) or 6.1(g) has occurred (in which event the procedures of Section 1.1(c)(iv) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a Revolving Credit Advance are then satisfied, each Revolving Lender shall disburse directly to Agent, its Pro Rata Share of a Revolving Credit Advance on behalf of the Swing Line Lender prior to 3:00 p.m. (New York time) in immediately available funds on the Business Day next succeeding the date that notice is given.  The proceeds of those Revolving Credit Advances shall be immediately paid to the Swing Line Lender and applied to repay the Refunded Swing Line Loan of the applicable Borrower.  If any Revolving Lender is a Non-Funding Lender, that Non-Funding Lender’s reimbursement obligations with respect to the Swing Line Loans shall be allocated to and assumed by the other Revolving Lenders pro rata in accordance with their Pro Rata Share (calculated as if the Non-Funding Lender’s Pro Rata Share was reduced to zero and each other Revolving Lender’s Pro Rata Share had been increased proportionately).  If any Revolving Lender is a Non-Funding Lender, upon receipt of the request described above, each Revolving Lender that is not a Non-Funding Lender will be obligated to disburse to Agent its Pro Rata Share (calculated as if the Non-Funding Lender’s Pro Rata Share was reduced to zero and each other Revolving Lender’s Pro Rata Share had been increased proportionately) of the Refunded Swing Line Loan; provided that no Revolving Lender shall be required to fund any amount which would result in the sum of its outstanding Revolving Loans, outstanding Letter of Credit Obligations (increased as described in Section 1.1(d)(ii)), the amount of its participation in Swing Line Loans and its pro rata share of unparticipated amounts in Swing Line Loans (increased as described above) to exceed its Revolving Loan Commitment.

(iv)          If, prior to refunding a Swing Line Loan with a Revolving Credit Advance pursuant to Section 1.1(c)(iii), one of the events described in Sections 6.1(f) or 6.1(g)  has occurred, then, subject to the provisions of Section 1.1(c)(v) below, each Revolving Lender shall, on the date such Revolving Credit Advance was to have been made for the benefit of the applicable Borrower, purchase from the Swing Line Lender an undivided participation interest in the Swing Line Loan to such Borrower in an amount equal to its Pro Rata Share of such Swing Line Loan.  Upon request, each Revolving Lender shall promptly transfer to the Swing Line Lender, in immediately available funds, the amount of its participation interest.

(v)           Each Revolving Lender’s obligation to make Revolving Credit Advances in accordance with Section 1.1(c)(iii) and to purchase participation interests in accordance with Section 1.1(c)(iv) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Revolving Lender may have against the Swing Line Lender, any Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of any Default or Event of Default; (C) any inability of any Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement at any time or (D) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.  If any Revolving Lender does not make available to Agent or the Swing Line Lender, as applicable, the amount required pursuant to Sections 1.1(c)(iii) or 1.1(c)(iv), as the case may be, the Swing Line Lender shall be entitled to recover such amount on demand from such Revolving Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal Funds Rate for the first two Business Days and at the Index Rate thereafter.

(d)           Letters of Credit.  The Revolving Loan Commitment may, in addition to advances under the Revolving Loan, be utilized, upon the request of Borrower Representative on behalf of the applicable Borrower, for the issuance of Letters of Credit.  Immediately upon the issuance by an L/C Issuer of a Letter of Credit, and without further action on the part of Agent or any of the Lenders, each Revolving Lender shall be deemed to have purchased from such L/C Issuer a participation in such Letter of Credit (or in its obligation under a risk participation agreement with respect thereto) equal to such Revolving Lender’s Pro Rata Share of the aggregate amount available to be drawn under such Letter of Credit.  Issuance of Letters of Credit shall be subject to the limits of Section 1.1(a).  Furthermore, GE Capital as an L/C Issuer may elect only to issue Letters of Credit in its own name and may only issue Letters of Credit to the extent permitted by requirements of all applicable laws, rules, regulations and orders of any Governmental Authority, and such Letters of Credit may not be accepted by certain beneficiaries such as insurance companies.  If (i) any Lender is a Non-Funding Lender or Agent determines that any of the Lenders is an Impacted Lender and (ii) the reallocation of that Non-Funding Lender’s or Impacted Lender’s Letter of Credit Obligations to the other Revolving Lenders would reasonably be expected to cause the Letter of Credit Obligations and

Revolving Loans of any Lender to exceed its Revolving Loan Commitment, taking into account the amount of outstanding Revolving Loans and expected advances of Revolving Loans as determined by Agent, then no Letters of Credit may be issued or renewed unless the Non-Funding Lender or Impacted Lender has been replaced, the Letter of Credit Obligations of that Non-Funding Lender or Impacted Lender have been cash collateralized, or the Revolving Loan Commitments of the other Lenders have been increased by an amount sufficient to satisfy Agent that all future Letter of Credit Obligations will be covered by all Revolving Lenders who are not Non-Funding Lenders or Impacted Lenders.

(i)            Maximum Amount.  The aggregate amount of Letter of Credit Obligations with respect to all Letters of Credit outstanding at any time shall not exceed $5,000,000 (“L/C Sublimit”).

(ii)           Reimbursement.  Borrowers shall be irrevocably and unconditionally obligated forthwith without presentment, demand, protest or other formalities of any kind (including for purposes of Section 10), to reimburse any L/C Issuer on demand in immediately available funds for any amounts paid by such L/C Issuer with respect to a Letter of Credit, including all reimbursement payments, Fees, Charges, costs and expenses paid by such L/C Issuer.  Borrowers hereby authorize and direct Agent, at Agent’s option, to debit Borrowers’ account (by increasing the outstanding principal balance of the Revolving Credit Advances or Swing Line Advances made to Borrower) in the amount of any payment made by an L/C Issuer with respect to any Letter of Credit.  All amounts paid by an L/C Issuer with respect to any Letter of Credit that are not repaid on the same Business Day by Borrowers with the proceeds of a Revolving Credit Advance, Swing Line Advance or otherwise shall bear interest at the interest rate applicable to Revolving Loans which are Index Rate Loans plus, if such amounts are not paid within one (1) Business Day after such demand, at the election of Agent or Requisite Revolving Lenders, an additional two percent (2.00%) per annum.  Each Revolving Lender agrees to fund its Pro Rata Share of any Revolving Loan made pursuant to this Section 1.1(d)(ii).  In the event Agent elects not to debit Borrowers’ account and Borrowers fail to reimburse the L/C Issuer in full on the date of any payment in respect of a Letter of Credit, Agent shall promptly notify each Revolving Lender of the amount of such unreimbursed payment and the accrued interest thereon and, if no Revolving Lender is a Non-Funding Lender (or if the only Non-Funding Lender is the L/C Issuer that issued such Letter of Credit), each Revolving Lender, on the next Business Day prior to 3:00 p.m. (New York time), shall deliver to Agent an amount equal to its Pro Rata Share thereof in same day funds.  If any Revolving Lender (other than the Revolving Lender that is also the L/C Issuer that issued such Letter of Credit) is a Non-Funding Lender, that Non-Funding Lender’s Letter of Credit Obligations shall be reallocated to and assumed by the other Revolving Lenders pro rata in accordance with their Pro Rata Shares of the Revolving Loan Commitment (calculated as if the Non-Funding Lender’s Pro Rata Share was reduced to zero and each other Revolving Lender’s Pro Rata Share had been increased proportionately).  If any Revolving Lender (other than the Revolving Lender that is also the L/C Issuer that issued such Letter of Credit) is a Non-Funding Lender, upon payment by Agent or any Revolving Lender on or pursuant to any Letter of Credit, each Revolving Lender that is not a Non-Funding Lender shall pay to Agent for the account of such L/C Issuer its Pro Rata Share (increased as described above) of the Letter of Credit Obligations that from time to time remain outstanding; provided that no Revolving Lender shall be required to fund any amount which would result in the sum of its outstanding Revolving Loans, outstanding Letter of Credit Obligations, the amounts of its participation in Swing Loans and its pro rata share of unparticipated amounts in Swing Line Loans (each as increased as described in Section 1.1(c)(iii)) to exceed its Revolving Loan Commitment.  Each Revolving Lender hereby absolutely and unconditionally agrees to pay to the L/C Issuer upon demand by the L/C Issuer such Revolving Lender’s Pro Rata Share (including as adjusted as provided above) of each payment made by the L/C Issuer in respect of a Letter of Credit and not immediately reimbursed by Borrowers or satisfied through a debit of Borrowers’ account.  Each Revolving Lender acknowledges and agrees that its obligations pursuant to this subsection in respect of Letters of Credit are absolute and unconditional and shall not be affected by any circumstance whatsoever, including setoff, counterclaim, the occurrence and continuance of a Default or an Event of Default or any failure by Borrowers to satisfy any of the conditions set forth in Section 7.2.  If any Revolving Lender fails to make available to the L/C Issuer the amount of such Revolving Lender’s Pro Rata Share of any payments made by the L/C Issuer in respect of a Letter of Credit as provided in this Section 1.1(d)(ii), the L/C Issuer shall be entitled to recover such amount on demand from such Revolving Lender together with interest at the Index Rate.

(iii)                               Request for Letters of Credit.  Borrower Representative shall give Agent at least three (3) Business Days prior written notice specifying the date a Letter of Credit is requested to be issued, the amount and the name and address of the beneficiary, the name of the Borrower on whose behalf such Letter of Credit is to be issued and a description of the transactions proposed to be supported thereby.  If Agent informs Borrower Representative that the L/C Issuer cannot issue the requested Letter of Credit directly, such Borrower Representative may request that L/C Issuer arrange for the issuance of the requested Letter of Credit under a risk participation agreement with another financial institution reasonably acceptable to Agent, L/C Issuer and Borrower Representative.  The issuance of any Letter of Credit under this Agreement shall be subject to the conditions that the Letter of Credit (i) supports a transaction entered into in the ordinary course of business of Borrowers and (ii) is in a form and contains such terms and conditions as are reasonably satisfactory to the L/C Issuer and, in the case of standby letters of credit, Agent.  The initial notice requesting the issuance of a Letter of Credit shall be accompanied by the form of the Letter of Credit and the Master Standby Agreement or Master Documentary Agreement, as applicable, and an application for a letter of credit, if any, then required by the L/C Issuer completed in a manner satisfactory to such L/C Issuer.  If any provision of any application or reimbursement agreement is inconsistent with the terms of this Agreement, then the provisions of this Agreement, to the extent of such inconsistency, shall control.

(iv)                              Expiration Dates of Letters of Credit.  The expiration date of each Letter of Credit shall be on a date which is not later than the earlier of (a) one year from its date of issuance or (b) the thirtieth (30th) day prior to the date set forth in clause (a) of the definition of the term Commitment Termination Date. Notwithstanding the foregoing, a Letter of Credit may provide for automatic extensions of its expiration date for one (1) or more successive one (1) year periods provided that the L/C Issuer has the right to terminate such Letter of Credit on each such annual expiration date and no renewal term may extend the term of the Letter of Credit to a date that is later than the thirtieth (30th) day prior to the date set forth in clause (a) of the definition of the term Commitment Termination Date.  The L/C Issuer may elect not to renew any such Letter of Credit and, upon direction by Agent or Requisite Lenders, shall not renew any such Letter of Credit at any time during the continuance of an Event of Default, provided that, in the case of a direction by Agent or Requisite Lenders, the L/C Issuer receives such directions prior to the date notice of non-renewal is required to be given by the L/C Issuer and the L/C Issuer has had a reasonable period of time to act on such notice.

(v)                                 Obligations Absolute.  The obligation of Borrowers to reimburse the L/C Issuer, Agent and Lenders for payments made in respect of Letters of Credit issued by the L/C Issuer shall be unconditional and irrevocable and shall be paid under all circumstances strictly in accordance with the terms of this Agreement, including the following circumstances: (a) any lack of validity or enforceability of any Letter of Credit; (b) any amendment or waiver of or any consent or departure from all or any of the provisions of any Letter of Credit or any Loan Document; (c) the existence of any claim, set-off, defense or other right which Borrowers, any of their Subsidiaries or Affiliates or any other Person may at any time have against any beneficiary of any Letter of Credit, Agent, any L/C Issuer, any Lender or any other

Person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreements or transactions; (d) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (e) payment under any Letter of Credit against presentation of a draft or other document that does not substantially comply with the terms of such Letter of Credit; or (f) any other act or omission to act or delay of any kind of any L/C Issuer, Agent, any Lender or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this Section 1.1(d)(v), constitute a legal or equitable discharge of Borrowers’ obligations hereunder.

(vi)                              Obligations of L/C Issuers.  Each L/C Issuer (other than GE Capital) hereby agrees that it will not issue a Letter of Credit hereunder until it has provided Agent with written notice specifying the amount and intended issuance date of such Letter of Credit and Agent has returned a written acknowledgment of such notice to L/C Issuer.  Each L/C Issuer (other than GE Capital) further agrees to provide to Agent:  (a) a copy of each Letter of Credit issued by such L/C Issuer promptly after its issuance; (b) a weekly report summarizing available amounts under Letters of Credit issued by such L/C Issuer, the dates and amounts of any draws under such Letters of Credit, the effective date of any increase or decrease in the face amount of any Letters of Credit during such week and the amount of any unreimbursed draws under such Letters of Credit; and (c) such additional information reasonably requested by Agent from time to time with respect to the Letters of Credit issued by such L/C Issuer.  Without limiting the generality of the foregoing, it is expressly understood and agreed by Borrowers that the absolute and unconditional obligation of Borrowers to Agent and Lenders hereunder to reimburse payments made under a Letter of Credit will not be excused by the gross negligence or willful misconduct of the L/C Issuer.  However, the foregoing shall not be construed to excuse an L/C Issuer from liability to Borrowers to the extent of any direct damages (as opposed to consequential damages, with Borrowers hereby waiving all claims for any consequential damages to the extent permitted by applicable law) suffered by Borrowers that are subject to indemnification under the Master Standby Agreement or the Master Documentary Agreement.

(e)                                  Funding Authorization.  The proceeds of all Loans made pursuant to this Agreement subsequent to the Closing Date are to be funded by Agent by wire transfer to the account designated by Borrower Representative (the “Disbursement Account”) or such other account as Borrower Representative may notify Agent in writing at least three (3) Business Days before the desired effective date of such change.

1.2.                              Interest and Applicable Margins.

(a)                                  Borrowers shall pay interest to Agent, for the ratable benefit of Lenders, in accordance with the Loans being made by each Lender (or in the case of the Swing Line Loan, for the benefit of the Swing Line Lender), in arrears on each applicable Interest Payment Date, at the following per annum rates: (i) with respect to the Revolving Credit Advances which are designated as Index Rate Loans, the Index Rate plus the Applicable Revolver Index Margin or, with respect to Revolving Credit Advances which are designated as LIBOR Loans, at the election of Borrower Representative, the applicable LIBOR Rate plus the Applicable Revolver LIBOR Margin; and (ii) with respect to the Swing Line Loan, the Index Rate plus the Applicable Revolver Index Margin.

As of the Second Amendment Effective Date, the Applicable Margins are as follows:

Applicable Revolver Index Margin	0.25%

Applicable Revolver LIBOR Margin	2.75%

Applicable L/C Margin	2.75%

The Applicable Margins shall be adjusted (up or down) prospectively on a quarterly basis on the first Business Day of each Fiscal Quarter as determined by average daily Borrowing Availability for the immediately preceding Fiscal Quarter, commencing January 1, 2011.  Adjustments in Applicable Margins will be determined by reference to the following grids:

	Applicable Margins:
If Average Daily Borrowing Availability for the Immediately Preceding Fiscal Quarter is:	Revolving Index	Revolving LIBOR and L/C
> $20,000,000	0.00%	2.50%
> $10,000,000 and < $20,000,000	0.25%	2.75%
< $10,000,000	0.50%	3.00%

In the event that EBITDA for the Fiscal Year ending on or about December 31, 2010 exceeds $11,800,000, then beginning on the first anniversary of the Second Amendment Effective Date, the Applicable Margins shall be reset as described below:

If Average Daily Borrowing Availability for	Applicable Margins:
the Immediately Preceding Fiscal Quarter is:	Revolving Index	Revolving LIBOR and L/C
> $20,000,000	0.00%	2.25%
> $10,000,000 and < $20,000,000	0.00%	2.50%
< $10,000,000	0.25%	2.75%

Borrower shall deliver to Agent and Lenders a certificate, signed by its chief financial officer, setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Margins.  If any Default or an Event of Default has occurred and is continuing at the time any reduction in the Applicable Margins is to be implemented, that reduction shall be deferred until the first day of the first calendar month following the date on which all Defaults or Events of Default are waived or cured.

(b)                                 If any payment on any Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day (except as set forth in the definition of LIBOR Period) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

(c)                                  All computations of Fees calculated on a per annum basis and interest shall be made by Agent on the basis of a 360-day year, in each case for the actual number of days occurring in the period for which such Fees and interest are payable.  The Index Rate is a floating rate determined for each day.  Each determination by Agent of an interest rate and Fees hereunder shall be final, binding and conclusive on Borrowers, absent manifest error.

(d)                                 So long as an Event of Default has occurred and is continuing under Section 6.1(a), (f) or (g) and without notice of any kind, or so long as any other Event of Default has occurred and is continuing and at the election of Agent (or upon the written request of Requisite Lenders) confirmed by written notice from Agent to Borrower Representative, the interest rates applicable to the Loans and the Letter of Credit Fee shall be increased by two percentage points (2%) per annum above the rates of interest or the rate of such Fee otherwise applicable hereunder (“Default Rate”) and all outstanding Obligations shall bear interest at the Default Rate applicable to such Obligations.  Interest and Letter of Credit Fees at the Default Rate shall accrue from the initial date of any such Event of Default until such Event of Default is cured or waived and shall be payable upon demand, but in any event, shall be payable on the next regularly scheduled payment date set forth herein for such Obligation.

Borrower Representative shall have the option to (i) request that any Revolving Credit Advance be made as a LIBOR Loan, (ii) convert at any time all or any part of outstanding Loans from Index Rate Loans to LIBOR Loans, (iii) convert any LIBOR Loan to an Index Rate Loan, subject to payment of the LIBOR Breakage Fee in accordance with Section 1.3(e) if such conversion is made prior to the expiration of the LIBOR Period applicable thereto, or (iv) continue all or any portion of any Loan as a LIBOR Loan upon the expiration of the applicable LIBOR Period and the succeeding LIBOR Period of that continued Loan shall commence on the first day after the last day of the LIBOR Period of the Loan to be continued.  Any Loan or group of Loans having the same proposed LIBOR Period to be made or continued as, or converted into, a LIBOR Loan must be in a minimum amount of $250,000 and integral multiples of $100,000 in excess of such amount.  Any such election must be made by 1:00 p.m. (New York time) on the third Business Day prior to (1) the date of any proposed Revolving Credit Advance which is to bear interest at the LIBOR Rate, (2) the end of each LIBOR Period with respect to any LIBOR Loans to be continued as such, or (3) the date on which Borrower Representative wishes to convert any Index Rate Loan to a LIBOR Loan for a LIBOR Period designated by Borrower Representative in such election.  If no election is received with respect to a LIBOR Loan by 1:00 p.m. (New York time) on the third Business Day prior to the end of the LIBOR Period with respect thereto, that LIBOR Loan shall be converted to an Index Rate Loan at the end of its LIBOR Period.  Borrower Representative must make such election by notice to Agent in writing, by fax or overnight courier.  In the case of any conversion or continuation, such election must be made pursuant to a written notice (a “Notice of Conversion/Continuation”) in the form of Exhibit 1.2(e).  No Loan shall be made, converted into or continued as a LIBOR Loan, if an Event of Default has occurred and is continuing and Agent or Requisite Lenders have determined not to make or continue any Loan as a LIBOR Loan as a result thereof.

(e)                                  Notwithstanding anything to the contrary set forth in this Section 1.2, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the “Maximum Lawful Rate”), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrowers shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent, on behalf of Lenders, is equal to the total interest that would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement.  Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in Sections 1.2(a) through (e), unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply.  In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount that such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate.  If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.  If, notwithstanding the provisions of this Section 1.2(f), a court of competent jurisdiction shall determine by a final, non-appealable order that a Lender has received interest hereunder in excess of the Maximum Lawful Rate, Agent shall, to the extent permitted by applicable law, promptly apply such excess as specified in Section 1.5(e) and thereafter shall refund any excess to Borrowers or as such court of competent jurisdiction may otherwise order.

1.3.                              Fees.

(a)                                  Fee Letter.  Borrowers shall pay to GE Capital, individually, the Fees specified in that certain fee letter dated as of June 20, 2006, between Borrowers and GE Capital (as may be amended from time to time, the “GE Capital Fee Letter”), at the times specified for payment therein.

(b)                                 Unused Line Fee.  As additional compensation for the Revolving Lenders, Borrowers shall pay to Agent, for the ratable benefit of such Lenders, in arrears, on the first Business Day of each month prior to the Commitment Termination Date and on the Commitment Termination Date, a fee for Borrowers’ non-use of available funds in an amount equal to three-eighths of one percent (0.375%) per annum multiplied by the difference between (x) the Maximum Amount (as it may be adjusted from time to time) and (y) the average for the period of the daily closing balances of the Revolving Loan (including, without duplication, Swing Line Loans) outstanding during the period for which such Fee is due (the “Average Daily Loan Balance”).

(c)                                  (Intentionally Omitted).

(d)                                 Letter of Credit Fee.  Borrowers agree to pay to Agent for the benefit of Revolving Lenders, as compensation to such Revolving Lenders for Letter of Credit Obligations incurred hereunder, (i) all costs and expenses incurred by Agent or any Lender on account of such Letter of Credit Obligations, and (ii) for each month during which any Letter of Credit Obligation shall remain outstanding, a fee (the “Letter of Credit Fee”) in an amount equal to the Applicable L/C Margin from time to time in effect multiplied by the maximum amount available from time to time to be drawn under the applicable Letter of Credit.  Such fee shall be paid to Agent for the benefit of the Revolving Lenders in arrears, on the first Business Day of each month and on the Commitment Termination Date.  In addition, Borrowers shall pay to any L/C Issuer, on demand, such fees (including all per annum fees), charges and expenses of such L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

(e)                                  LIBOR Breakage Fee.  Upon (i) any default by any Borrower in making any borrowing of, conversion into or continuation of any LIBOR Loan following Borrower Representative’s delivery to Agent of any LIBOR Loan request in respect thereof or (ii) any payment of a LIBOR Loan on any day that is not the last day of the LIBOR Period applicable thereto (regardless of the source of such prepayment and whether voluntary, by acceleration or otherwise), Borrowers shall pay Agent, for the benefit of all Lenders that funded or were prepared to fund any such LIBOR Loan, the LIBOR Breakage Fee; provided, that Agent shall have delivered to Borrowers a statement showing the calculation of the LIBOR Breakage Fee consistent with the definition thereof.

(f)                                    (Intentionally Omitted).

(g)                                 Expenses and Attorneys’ Fees.  Borrowers agree to promptly pay all reasonable fees, charges, costs and expenses (including reasonable attorneys’ fees and expenses and the allocated cost of internal legal staff) incurred by Agent and GECM in connection with any matters contemplated by or arising out of the Loan Documents, in connection with the examination, review, due diligence investigation, documentation, negotiation, closing and syndication of the transactions contemplated herein and in connection with the continued administration of the Loan Documents including any amendments, modifications, consents and waivers.  Borrowers agree to promptly pay reasonable documentation charges assessed by Agent for amendments, waivers, consents and any of the documentation prepared by Agent’s internal legal staff.  Borrowers agree to promptly pay all reasonable fees, charges, costs and expenses (including reasonable fees, charges, costs and expenses of attorneys, auditors (whether internal or external), appraisers, consultants and advisors and the allocated cost of internal legal staff) incurred by Agent in connection with any Event of Default, work-out or action to enforce any Loan Document or to collect any payments due from Borrowers or any other Credit Party.  In addition, in connection with any work-out or action to enforce any Loan Document or to collect any payments due from Borrowers or any other Credit Party, Borrowers agree to promptly pay all fees, charges, costs and expenses incurred by Lenders for one (1) counsel acting for all Lenders other than Agent.  All reasonable fees, charges, costs and expenses for which Borrowers are responsible under this Section 1.3(g) shall be deemed part of the Obligations when incurred, payable promptly after demand or in accordance with the final sentence of Section 1.4 and secured by the Collateral.  Agent and GECM agree to promptly deliver to the Borrower Representative invoices in respect of audits and appraisals of Inventory or Accounts of the Credit Parties.

1.4.                              Payments.  All payments by Borrowers of the Obligations shall be without deduction, defense, setoff or counterclaim and shall be made in same day funds and delivered to Agent, for the benefit of Agent and Lenders, as applicable, by wire transfer or such other place as Agent may from time to time designate to Borrowers in writing.

Borrowers shall receive credit on the day of receipt for funds received by Agent by 2:00 p.m. (New York time).  In the absence of timely receipt, such funds shall be deemed to have been paid on the next Business Day.  Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest and Fees due hereunder.

Borrowers hereby authorize Lenders to make Revolving Credit Advances or Swing Line Advances, on the basis of their Pro Rata Shares, for the payment of interest, Fees and expenses, Letter of Credit reimbursement obligations and any amounts required to be deposited with respect to outstanding Letter of Credit Obligations pursuant to Sections 1.5(g) or 6.3.

1.5.                              Prepayments.

(a)                                  Voluntary Prepayments of Loans.  At any time, Borrowers may prepay the Loans, in whole or in part, without premium or penalty subject to the payment of LIBOR Breakage Fees, if applicable.

(b)                                 (Intentionally Omitted).

(c)                                  Prepayments from Asset Dispositions.  Immediately upon receipt of any Net Proceeds by any Borrower (other than from Asset Dispositions permitted under Section 3.7(c) or (d), such Borrower shall prepay the Loans in an amount equal to such Net Proceeds, except that Borrower or its Subsidiaries may reinvest all Net Proceeds of any such Asset Disposition, within one hundred eighty (180) days, in fixed assets.  The payments shall be applied in accordance with Section 1.5(e).

(d)                                 Prepayments from Issuance of Debt.  Immediately upon the receipt by any Credit Party of proceeds from the sale or issuance of debt securities of any Credit Party or any other indebtedness for borrowed money incurred by any Borrower or any Subsidiary of any Borrower after the Closing Date (other than proceeds from any indebtedness permitted under Section 3.1, Borrowers shall prepay the Loans in an amount equal to such proceeds.  The payments shall be applied in accordance with Section 1.5(e).

(e)                                  Application of Proceeds.  Prepayments made by any Borrower pursuant to Sections 1.5(c) and Section 1.5(d) shall be applied to the Revolving Credit Advances outstanding to that Borrower until the same have been repaid in full and thereafter to the Revolving Credit Advances of the other Borrowers, but in any event not as a permanent reduction of the Revolving Loan Commitment.  Any such prepayment shall be applied first to Index Rate Loans of the type required to be prepaid before application to LIBOR Loans of the type required to be prepaid, in each case in a manner which minimizes any resulting LIBOR Breakage Fee.

(f)                                    Application of Prepayments from Insurance Proceeds.  To the extent not reinvested in the business, prepayments from insurance in accordance with Section 2.2 or condemnation proceeds shall be applied in accordance with Section 1.5(e).

(g)                                 Letter of Credit Obligations.  In the event any Letters of Credit are outstanding at the time that the Revolving Loan Commitment is terminated, Borrowers shall deposit with Agent for the benefit of all Revolving Lenders cash in an amount equal to 105% of the aggregate outstanding Letter of Credit Obligations to be available to Agent to reimburse payments of drafts drawn under such Letters of Credit and pay any Fees and expenses related thereto.  Upon termination of any such Letter of Credit, the unearned portion of such prepaid fee attributable to such Letter of Credit shall be refunded to Borrowers.

1.6.                              Maturity.  All of the Obligations shall become due and payable as otherwise set forth herein, but in any event all of the remaining Obligations (other than contingent indemnification obligations to the extent no unsatisfied claim has been asserted) shall become due and payable upon termination of this Agreement.  Until all Obligations have been fully paid and satisfied (other than contingent indemnification obligations to the extent no unsatisfied claim has been asserted), the Revolving Loan Commitment has been terminated and all Letters of Credit have been terminated or otherwise secured to the satisfaction of Agent, Agent shall be entitled to retain the security interests in the Collateral granted under the Collateral Documents and the ability to exercise all rights and remedies available to them under the Loan Documents and applicable laws.  Notwithstanding anything contained in this Agreement to the contrary, upon any termination of the Revolving Loan Commitment, all of the

Obligations (other than contingent indemnification obligations to the extent no unsatisfied claim has been asserted) shall be immediately due and payable.

1.7.                              Eligible Accounts.  All of the Accounts owned by each Borrower and reflected in the most recent Borrowing Base Certificate delivered to Agent shall be “Eligible Accounts” for purposes of this Agreement, except any Account to which any of the exclusionary criteria set forth below applies.  Agent shall have the right after notice to Borrower Representative to establish or modify or eliminate Reserves against Eligible Accounts from time to time in its reasonable credit judgment.  In addition, Agent reserves the right, at any time and from time to time after the Closing Date, after notice to Borrower Representative, to adjust any of the criteria set forth below, to establish new criteria and to adjust advance rates with respect to Eligible Accounts, in its reasonable credit judgment, subject to the approval of Requisite Lenders in the case of adjustments or new criteria or changes in advance rates which have the effect of making more credit available.  Eligible Accounts shall not include any Account of any Borrower:

(a)                                  that does not arise from the sale of goods or the performance of services by such Borrower in the ordinary course of its business;

(b)                                 (i) upon which such Borrower’s right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever or (ii) as to which such Borrower is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process, or (iii) if the Account represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor’s obligation to pay that invoice is subject to such Borrower’s completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer;

(c)                                  to the extent that any defense, counterclaim, setoff or dispute is asserted as to such Account;

(d)                                 that is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor;

(e)                                  with respect to which an invoice, reasonably acceptable to Agent in form and substance, has not been sent to the applicable Account Debtor;

(f)                                    that (i) is not owned by such Borrower or (ii) is subject to any right, claim, security interest or other interest of any other Person, other than Liens in favor of Agent on behalf of itself and Lenders, or other junior Liens that are expressly permitted hereunder;

(g)                                 that arises from a sale to any director, officer, other employee or Affiliate of any Credit Party, or to any entity that has any common officer or director with any Credit Party;

(h)                                 that is the obligation of an Account Debtor that is the United States government or a political subdivision thereof, or any state, county or municipality or department, agency or instrumentality thereof unless Agent, in its sole discretion, has agreed to the contrary in writing and such Borrower, if necessary or desirable, has complied with respect to such obligation with the Federal Assignment of Claims Act of 1940, or any applicable state, county or municipal law restricting the assignment thereof with respect to such obligation;

(i)                                     that is the obligation of an Account Debtor located in a foreign country other than Canada unless payment thereof is assured by a letter of credit assigned and delivered to Agent, satisfactory to Agent as to form, amount and issuer;

(j)                                     to the extent such Borrower or any Subsidiary thereof is liable for goods sold or services rendered by the applicable Account Debtor to such Borrower or any Subsidiary thereof but only to the extent of the potential offset;

(k)                                  that arises with respect to goods that are delivered on a bill-and-hold, credit hold, cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is or may be conditional;

(l)                                     that is in default; provided, that, without limiting the generality of the foregoing, an Account shall be deemed in default upon the occurrence of any of the following:

(i)                                     the Account is not paid within the earlier of: 60 days following its due date or 90 days following its original invoice date;

(ii)                                  the Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

(iii)                               a petition is filed by or against any Account Debtor obligated upon such Account under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;

(m)                               that is the obligation of an Account Debtor if 50% or more of the Dollar amount of all Accounts owing by that Account Debtor are ineligible under the other criteria set forth in this Section 1.7;

(n)                                 as to which Agent’s Lien thereon, on behalf of itself and Lenders, is not a first priority perfected Lien;

(o)                                 as to which any of the representations or warranties in the Loan Documents are untrue;

(p)                                 to the extent such Account is evidenced by a judgment, Instrument or Chattel Paper;

(q)                                 to the extent such Account exceeds any credit limit established by Agent, in its reasonable credit judgment;

(r)                                    to the extent that such Account, together with all other Accounts owing to such Account Debtor and its Affiliates as of any date of determination exceed 10% of all Eligible Accounts of all Borrowers;

(s)                                  that is payable in any currency other than Dollars; or

(t)                                    that is otherwise unacceptable to Agent in its reasonable credit judgment.

1.8.                              Eligible Inventory.  All of the Inventory owned by the Borrowers and reflected in the most recent Borrowing Base Certificate delivered to Agent shall be “Eligible Inventory” for purposes of this Agreement, except any Inventory to which any of the exclusionary criteria set forth below applies.  Agent shall have the right after notice to Borrower Representative to establish, modify, or eliminate Reserves against Eligible Inventory from time to time in its reasonable credit judgment.  In addition, Agent reserves the right, at any time and from time to time after the Closing Date, after notice to Borrower Representative, to adjust any of the criteria set forth below, to establish new criteria and to adjust advance rates with respect to Eligible Inventory in its reasonable credit judgment, subject to the approval of Requisite Lenders in the case of adjustments or new criteria or changes in advance rates which have the effect of making more credit available.  Eligible Inventory shall not include any Inventory of any Borrower that:

(a)                                  is not owned by such Borrower free and clear of all Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure such Borrower’s performance with respect to that Inventory), except the Liens in favor of Agent, on behalf of itself and Lenders and other junior Liens that are expressly permitted hereunder;

(b)                                 (i) is not located on premises owned, leased or rented by such Borrower and set forth in Disclosure Schedule (5.12) or (ii) is stored at a leased location (other than those as to which Agent has given its prior consent thereto) unless on or after the ninetieth (90th) day following the Closing Date (x) a reasonably satisfactory landlord waiver has been delivered to Agent, or (y) Reserves reasonably satisfactory to Agent up to three months’ rent for such location have been established with respect thereto, (iii) is stored with a bailee or warehouseman unless a reasonably satisfactory, acknowledged bailee letter has been received by Agent or Reserves reasonably satisfactory to Agent up to three months’ rent or storage charges (as applicable) for such location have been established with respect thereto, or (iv) is located at an owned location subject to a mortgage in favor of a lender other than Agent, unless a reasonably satisfactory mortgagee waiver has been delivered to Agent, or (v) is located at any site if the aggregate book value of Inventory at any such location is less than $100,000;

(c)                                  is placed on consignment or is in transit, except for Inventory in transit between domestic locations of Credit Parties as to which Agent’s Liens have been perfected at origin and destination;

(d)                                 is covered by a negotiable document of title, unless such document has been delivered to Agent with all necessary endorsements, free and clear of all Liens except those in favor of Agent and Lenders;

(e)                                  is used (other than trade-ins and other than returns that have been restocked and can be resold as new), excess, obsolete, unsaleable, shopworn, seconds, damaged or unfit for sale;

(f)                                    consists of display items or packing or shipping materials, manufacturing supplies, work-in-process Inventory or replacement parts (excluding from the foregoing, however, readily saleable golf club components);

(g)                                 consists of goods which have been returned by the buyer (other than trade-ins and other than returns that have been restocked and can be resold as new);

(h)                                 is not of a type held for sale in the ordinary course of such Borrower’s business;

(i)                                     is not subject to a first priority lien in favor of Agent on behalf of itself and Lenders subject to Permitted Encumbrances;

(j)                                     breaches any of the representations or warranties pertaining to Inventory set forth in the Loan Documents;

(k)                                  consists of any costs associated with “freight-in” charges;

(l)                                     consists of Hazardous Materials or goods that can be transported or sold only with licenses that are not readily available;

(m)                               is not covered by casualty insurance reasonably acceptable to Agent; or

(n)                                 may not be sold without violation or infringement of the intellectual property rights of others; or

(o)                                 is otherwise unacceptable to Agent in its reasonable credit judgment.

1.9.                              Loan Accounts.  Agent shall maintain a loan account (the “Loan Account”) on its books to record: all Advances, all payments made by Borrowers, and all other debits and credits as provided in this Agreement with respect to the Loans or any other Obligations.  All entries in the Loan Account shall be made in accordance with Agent’s customary accounting practices as in effect from time to time.  The balance in the Loan Account, as recorded on Agent’s most recent printout or other written statement, shall, absent manifest error, be presumptive evidence of the amounts due and owing to Agent and Lenders by Borrowers; provided that any failure to so record or any error in so recording shall not limit or otherwise affect any Borrower’s duty to pay the Obligations.  Agent shall render to Borrower Representative a monthly accounting of transactions with respect to the Loans setting forth the balance of the Loan Account as to each Borrower for the immediately preceding month.  Unless Borrower Representative notifies Agent in writing of any objection to any such accounting (specifically describing the basis for such objection), within thirty (30) days after the date thereof, each and every such accounting shall, absent manifest error, be deemed final, binding and conclusive on Borrowers in all respects as to all matters reflected therein.  Only those items expressly objected to in such notice shall be deemed to be disputed by Borrowers.  Notwithstanding any provision herein contained to the contrary, any Lender may elect (which election may be revoked) to dispense with the issuance of Notes to that Lender and may rely on the Loan Account as evidence of the amount of Obligations from time to time owing to it.

1.10.                        Yield Protection; Illegality.

(a)                                  Capital Adequacy and Other Adjustments.  In the event that any Lender shall have determined that the adoption after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from any central bank or governmental agency or body having jurisdiction does or shall have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender or any corporation controlling such Lender and thereby reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder, then Borrowers shall from time to time within fifteen (15) days after notice and demand from such Lender (together with the certificate referred to in the next sentence and with a copy to Agent) pay to Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction.  A certificate as to the amount of such cost and showing in reasonable detail the basis of the computation of such cost submitted by such Lender to Borrower Representative and Agent shall, absent manifest error, be final, conclusive and binding for all purposes.

(b)                                 Increased LIBOR Funding Costs; Illegality.  Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law, rule, regulation, treaty or directive (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any LIBOR Loan, then, unless that Lender is able to make or to continue to fund or to maintain such LIBOR Loan at another branch or office of that Lender without, in that Lender’s opinion, adversely affecting it or its Loans or the income obtained therefrom, on notice thereof and demand therefor by such Lender to Borrower Representative through Agent, (i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain LIBOR Loans shall terminate and (ii) each Borrower shall forthwith prepay in full all outstanding LIBOR Loans owing by such Borrower to such Lender, together with interest accrued thereon, unless Borrower Representative on behalf of such Borrower, within five (5) Business Days after the delivery of such notice and demand, converts all LIBOR Loans into Index Rate Loans. If, after the date hereof, the introduction of, change in or interpretation of any law, rule, regulation, treaty or directive would impose or increase reserve requirements (other than as taken into account in the definition of LIBOR) or otherwise increase the cost to any Lender of making or maintaining a LIBOR Loan, then Borrowers shall from time to time within fifteen (15) days after notice and demand from Agent to Borrower Representative (together with the certificate referred to in the next sentence) pay to Agent, for the account of all such affected Lenders, additional amounts sufficient to compensate such Lenders for such increased cost.  A certificate as to the amount of such cost and showing in reasonable detail the basis of the computation of such cost submitted by Agent on behalf of all such affected Lenders to Borrower Representative shall, absent manifest error, be final, conclusive and binding for all purposes.

1.11.                        Taxes.

(a)                                  No Deductions.  Except as provided in Section 1.11(c), any and all payments or reimbursements made hereunder (including any payments made pursuant to Section 10) or under the Notes shall be made free and clear of and without deduction for any and all taxes, levies, imposts, deductions or withholdings, and all liabilities with respect thereto of any nature whatsoever imposed by any taxing authority, excluding such taxes to the extent imposed on Agent’s or a Lender’s net income by the jurisdiction in which Agent or such Lender is organized or the jurisdiction in which the principal office or applicable lending office of Agent or such Lender is located or any subdivision thereof or therein (all such non-excluded taxes, levies, imposts, deductions or withholdings being referred to collectively as “Taxes”).  If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or Agent, then the sum payable hereunder shall be increased by additional amounts as may be necessary so that, after making all required deductions, such Lender or Agent receives an amount equal to the sum it would have received had no such deductions been made.

(b)                                 Changes in Tax Laws.  In the event that, subsequent to the Closing Date, (1) any changes in any existing law, regulation, treaty or directive or in the interpretation or application thereof relating to Taxes, (2) any new law, regulation, treaty or directive enacted or any interpretation or application thereof, or (3) compliance by Agent or any Lender with any request or directive relating to Taxes (whether or not having the force of law) from any Governmental Authority:

(i)                                     does or shall subject Agent or any Lender to any tax of any kind whatsoever with respect to this Agreement, the other Loan Documents or any Loans made or Letters of

Credit issued hereunder or change the basis of taxation of payments to Agent or such Lender of principal, fees, interest or any other amount payable hereunder (except for net income taxes, or franchise taxes imposed in lieu of net income taxes, imposed generally by taxing authorities with respect to interest or commitment Fees or other Fees payable hereunder or changes in the rate of tax on the overall net income of Agent or such Lender); or

(ii)                                  does or shall impose on Agent or any Lender any other condition or increased cost in connection with the transactions contemplated hereby or participations herein;

and the result of any of the foregoing is to increase the cost to Agent or any such Lender of issuing any Letter of Credit or making or continuing any Loan hereunder, as the case may be, or to reduce any amount receivable hereunder, then, in any such case, Borrowers shall promptly pay to Agent or such Lender, upon its demand, any additional amounts necessary to compensate Agent or such Lender, on an after-tax basis, for such additional cost or reduced amount receivable, as reasonably determined by Agent or such Lender with respect to this Agreement or the other Loan Documents.  If Agent or such Lender becomes entitled to claim any additional amounts pursuant to this Section 1.11(b), it shall promptly notify Borrower Representative of the event by reason of which Agent or such Lender has become so entitled.  A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent or such Lender to Borrower Representative (with a copy to Agent) shall, absent manifest error, be final, conclusive and binding for all purposes.

(c)                                  Foreign Lenders.  Each Lender that is not a United States person (as the term is defined in Section 7701 (a)(30) of the IRC) (a “Foreign Lender”) shall provide to Borrower Representative and Agent two properly completed and executed original copies of an IRS Form W-8BEN or Form W-8ECI or other applicable form, certificate or document prescribed by the IRS certifying as to such Foreign Lender’s entitlement to complete exemption from United States withholding tax with respect to payments to be made to such Foreign Lender under this Agreement and under the Notes (a “Certificate of Exemption”).  Prior to becoming a Lender under this Agreement and within fifteen (15) days after a reasonable written request of Borrower Representative or Agent from time to time thereafter, each Foreign Lender that becomes a Lender under this Agreement shall provide a Certificate of Exemption to Borrower Representative and Agent.  In addition to two properly completed and executed original copies of a Certificate of Exemption, any Foreign Lender that is not a “bank” within the meaning of Section 881(c)(3)(A) of the IRC and is relying on the so-called “portfolio interest exemption” shall also furnish a “Non-Bank Certificate” substantially in the form of Exhibit 1.11(c).  Each Foreign Lender agrees that from time to time after the Closing Date, when a lapse in time or change in circumstances renders the previous Certificate of Exemption obsolete or inaccurate in any material respect, it will deliver to Borrower Representative and Agent two new, accurate, properly completed and executed original copies of a Certificate of Exemption.  Notwithstanding anything to the contrary contained in Section 1.11(a) or Section 1.11(b), (x) any Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Foreign Lender to the extent such Lender has not provided to Borrower Representative and Agent two properly completed and executed original copies of a Certificate of Exemption establishing complete exemption from such deduction or withholding and (y) any Borrower shall not be obligated pursuant to Section 1.11(a) or Section 1.11(b) hereof to gross-up payments to be made to a Foreign Lender in respect of income or similar taxes imposed by the United States if (I) such Lender has not provided Borrower Representative and Agent two properly completed and executed original copies of a Certificate of Exemption establishing a complete exemption from such taxes as required to be provided Borrower Representative and Agent pursuant to this Section 1.11(c) or (II) in the case of a payment, other than interest, to a Foreign Lender that is not a “bank” within the meaning of Section 881(c)(3)(A) of the IRC and is relying on the “portfolio interest exemption”, to the extent that such Certificate of Exemption does not establish a complete exemption from withholding of such taxes.  Notwithstanding anything to the contrary contained in the preceding sentence, the Borrower agrees to pay additional amounts to a Foreign Lender in the manner set forth in Section 1.11(a) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Closing Date or, in the case of an assignee Lender, after the date such assignee Lender becomes a Lender under this Agreement, in any applicable law, treaty, governmental rule, regulation, guideline or order relating to the deducting or withholding of income or similar taxes, including, without limitation, any such change as a result of which such Foreign Lender is no longer properly entitled to deliver forms, certificates or other evidences as to such Foreign Lender’s entitlement to exemption from U.S. withholding tax.

(d)                                 Each Lender that is a United States person, as defined in Section 7701(a)(30) of the IRC, shall provide to Borrower Representative and Agent two properly completed and executed original copies of an IRS Form W-9, or any successor form that such person is entitled to provide at such time in order to comply with United States back-up withholding requirements.

(e)                                  Notwithstanding anything to the contrary contained in this Section 1.11, if a Lender is a conduit entity participating in a conduit financing arrangement (as defined in Section 7701(1) of the IRC and the Treasury Regulations issued thereunder) with respect to any payments made by Borrowers under this Agreement or the Notes, (i) Borrowers shall not be obligated to pay additional amounts to such Lender pursuant to Sections 1.11(a) and 1.11(b) to the extent that the amount of Taxes exceeds the amount that would have otherwise been payable had such Lender not been a conduit entity participating in a conduit financing arrangement, and (ii) such Lender shall indemnify Borrowers for the amount of Taxes paid by Borrowers pursuant to this Section 1.11(e) that exceeds the amount that would have otherwise been payable had such Lender not been a conduit entity participating in a conduit financing arrangement.

(f)                                    If Borrowers are required to pay a Lender any additional amounts pursuant to Sections 1.11(a) and 1.11(b), such Lender shall, upon the reasonable request of Borrowers, designate a different office or transfer its rights, benefits and obligations under this Agreement to an affiliate if such designation or transfer would reduce or eliminate such obligation to pay additional amounts and would not, in the reasonable discretion of such Lender, be disadvantageous to such Lender, it being understood that if such Lender so determines that such designation or transfer would be disadvantageous, Borrowers shall be required to pay all additional amounts payable pursuant to Section 1.11(a) and 1.11(b).

(g)                                 Each Credit Party shall jointly and severally indemnify and, within ten (10) days of demand therefor, pay Agent and each Lender for the full amount of Taxes subject to gross-up under Section 1.11(a) (including any Taxes imposed by any jurisdiction on amounts payable under Section 1.11(a)) paid by Agent or such Lender, as appropriate, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto.

1.12.                        (Intentionally Omitted).

1.13.                        Borrower Representative.  Each Borrower hereby designates GII as its representative and agent on its behalf (in such capacity, the “Borrower Representative”) for the purposes of issuing Notices of Revolving Credit Advances and Notices of Conversion/Continuation, giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, requesting Letters of Credit, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or Borrowers under the Loan Documents.  Borrower Representative hereby accepts such appointment.  Agent and each Lender may regard any notice or other communication pursuant to any

Loan Document from Borrower Representative as a notice or communication from all Borrowers.  Each warranty, covenant, agreement and undertaking made on its behalf by Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as it if the same had been made directly by such Borrower.

1.14.                        Credit Card Collections.

(a)                                  Annexed hereto is Schedule 1.14, which describes all arrangements to which the Credit Parties are a party as of the date of this Agreement with respect to the payment to the Credit Parties of the proceeds of all credit card charges for sales by the Credit Parties.  Borrower Representative may amend Schedule 1.14 so long as (i) such amendment occurs by written notice to Agent not less than thirty (30) days prior to the date on which any new arrangements are to be effective or any existing arrangements are to be terminated, (ii) Agent is reasonably satisfied with any such arrangements, and (iii) with respect to any new arrangement, Agent has received a notification of such arrangement and is reasonably satisfied therewith.

(b)                                 Payment of all credit card charges submitted by the Credit Parties to credit card clearinghouses or other processors identified on Schedule 1.14 or otherwise and any other amounts payable to the Credit Parties by such clearinghouses or other processors shall be directed to such deposit account as may be designated by Agent.

SECTION 2.

AFFIRMATIVE COVENANTS

Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof and until the Termination Date:

2.1.                              Compliance With Laws and Contractual Obligations.  Each Credit Party will (a) comply with and shall cause each of its Subsidiaries to comply with (i) the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including, without limitation, laws, rules, regulations and orders relating to taxes, employer and employee contributions, securities, employee retirement and welfare benefits, environmental protection matters and employee health and safety) as now in effect and which may be imposed in the future in all jurisdictions in which any Credit Party or any of its Subsidiaries is now doing business or may hereafter be doing business and (ii) the obligations, covenants and conditions contained in all Contractual Obligations of such Credit Party or any of its Subsidiaries, in each case other than those laws, rules, regulations, orders and provisions of such Contractual Obligations the noncompliance with which could not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, and (b) maintain or obtain and shall cause each of its Subsidiaries to maintain or obtain all licenses, qualifications and permits now held or hereafter required to be held by such Credit Party or any of its Subsidiaries, for which the loss, suspension, revocation or failure to obtain or renew, could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.  This Section 2.1 shall not preclude any Credit Party or its Subsidiaries from contesting any taxes or other payments, if they are being diligently contested in good faith in a manner which stays enforcement thereof and if appropriate expense provisions have been recorded in conformity with GAAP, subject to Section 3.2.  Each Credit Party represents and warrants that it (i) is in compliance and each of its Subsidiaries is in compliance with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority and the obligations, covenants and conditions contained in all Contractual Obligations other than those laws, rules, regulations, orders and provisions of such Contractual Obligations the noncompliance with which could not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, and

(ii) maintains and each of its Subsidiaries maintains all licenses, qualifications and permits referred to in clause (b) above.

2.2.                              Insurance; Damage to or Destruction of Collateral.

(a)                                  The Credit Parties shall, at their sole cost and expense, maintain the policies of insurance described on Schedule 5.18 as in effect on the date hereof or otherwise in form and amounts consistent with other similarly situated businesses.  Such policies of insurance (or the loss payable and additional insured endorsements delivered to Agent) shall contain provisions pursuant to which the insurer agrees to provide 30 days prior written notice to Agent in the event of any non-renewal, cancellation or amendment of any such insurance policy.  If any Credit Party at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay all premiums relating thereto, Agent may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto that Agent deems advisable.  Agent shall have no obligation to obtain insurance for any Credit Party or pay any premiums therefor.  By doing so, Agent shall not be deemed to have waived any Default or Event of Default arising from any Credit Party’s failure to maintain such insurance or pay any premiums therefor.  All sums so disbursed, including reasonable attorneys’ fees, court costs and other charges related thereto, shall be payable on demand by Borrowers to Agent and shall be additional Obligations hereunder secured by the Collateral.

(b)                                 Each Credit Party shall deliver to Agent, in form and substance reasonably satisfactory to Agent, endorsements to (i) all “All Risk” and business interruption insurance naming Agent, on behalf of itself and Lenders, as loss payee, and (ii) all general liability and other liability policies naming Agent, on behalf of itself and Lenders, as additional insured.  Each Credit Party irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent), so long as any Default or Event of Default has occurred and is continuing or the anticipated Net Proceeds from insurance exceed $100,000 per instance for any retail location or $250,000 per instance for the headquarters facility located in Austin, Texas, as each Credit Party’s true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such “All Risk” policies of insurance, endorsing the name of each Credit Party on any check or other item of payment for the proceeds of such “All Risk” policies of insurance and for making all determinations and decisions with respect to such “All Risk” policies of insurance; provided that no such appointment is made with respect to claims arising from loss or destruction of or damage to Equipment or Fixtures.  Agent shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney.  Each Credit Party shall promptly notify Agent of any loss, damage, or destruction to the Collateral in the amount of $100,000 per instance for any retail location or $250,000 per instance for the headquarters facility located in Austin, Texas or more, whether or not covered by insurance.  After deducting from any insurance proceeds the expenses, if any, incurred by Agent in the collection or handling thereof, Agent may, at its option, apply such proceeds to the reduction of the Obligations in accordance with Section 1.5(f), provided that in the case of insurance proceeds pertaining to any Credit Party other than a Borrower, such insurance proceeds shall be applied to the Loans owing by any Borrower, or permit or require the applicable Credit Party to use such money, or any part thereof, to replace, repair or restore the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction. Notwithstanding the foregoing, if the casualty giving rise to such insurance proceeds could not reasonably be expected to have a Material Adverse Effect and Net Proceeds of insurance with respect to such casualty do not exceed $100,000 per instance for any retail location or $250,000 per instance for the headquarters facility located in Austin, Texas, Agent shall permit the applicable Credit Party to replace, restore or repair the Collateral; provided that if such Credit Party has not completed or entered into binding agreements to complete such replacement, restoration or repair within 180 days of such casualty, Agent may apply such Net Proceeds to the Obligations in accordance with Section 1.5(f); provided further that in the case of Net Proceeds pertaining to any Credit Party other than a Borrower, such insurance proceeds shall be applied to the Loans owing by a Borrower.  All insurance proceeds that are to be made available to such Borrower to replace, repair or restore the Collateral shall be applied by Agent to reduce the outstanding principal balance of the Revolving Loan (which application shall not result in a permanent reduction of the Revolving Loan Commitment) and upon such application, Agent shall establish a Reserve against the Borrowing Base of such Borrower or if the loss was of property of a Credit Party other than a Borrower, to the Aggregate Borrowing Base in an amount equal to the amount of such proceeds so applied.  All insurance proceeds made available to any Credit Party that is not a Borrower to replace, repair or restore Collateral shall be deposited in a cash collateral account or an account subject to a Blocked Account Agreement.  Thereafter, such funds shall be made available to such Credit Party to provide funds to replace, repair or restore the Collateral as follows: (i) such Borrower shall request a Revolving Credit Advance or release from the cash collateral account be made to such Borrower or such Credit Party, as applicable, in the amount requested to be released; (ii) so long as the conditions set forth in Section 7.2 have been met, Revolving Lenders shall make such Revolving Credit Advance or Agent shall release funds from the cash collateral account; and (iii) in the case of insurance proceeds applied against the Revolving Loan, the Reserve established with respect to such insurance proceeds shall be reduced by the amount of such Revolving Credit Advance.  To the extent not used to replace, repair or restore the Collateral, such Net Proceeds shall be applied in accordance with Section 1.5(f); provided that in the case of insurance proceeds pertaining to any Credit Party other than a Borrower, such insurance proceeds shall be applied to the Loans owing by a Borrower.

2.3.                              Inspection; Lender Meeting.  Each Credit Party shall permit any authorized representatives of Agent to visit, audit and inspect any of the properties of such Credit Party and its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and business with its and their officers and certified public accountants, at such reasonable times during normal business hours and as often as may be reasonably requested.  Representatives of each Lender will be permitted to accompany representatives of Agent during each visit, inspection and discussion referred to in the immediately preceding sentence.  Without in any way limiting the foregoing, to the extent requested by Agent, each Credit Party will participate and will cause key management personnel of each Credit Party and its Subsidiaries to participate in a meeting with Agent and Lenders at least once during each year, which meeting shall be held at such time and such place as may be reasonably acceptable to Agent and Borrower Representative.

2.4.                              Organizational Existence.  Except as otherwise permitted by Section 3.6, each Credit Party will and will cause its Subsidiaries to at all times preserve and keep in full force and effect its organizational existence and all rights and franchises related to its business the loss of which could reasonably be expected to have a Material Adverse Effect.

2.5.                              Environmental Matters.  Each Credit Party shall and shall cause each Person within its control to: (a) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws and Environmental Permits other than noncompliance that could not reasonably be expected to have a Material Adverse Effect; (b) implement any and all investigation, remediation, removal and response actions that are appropriate or necessary (i) to maintain the value and marketability of the owned Real Estate or (ii) to otherwise comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of its Real Estate; (c) notify Agent promptly after such Credit Party or any Person within its control becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any Real Estate that is reasonably likely to result in Environmental Liabilities to a Credit Party or its Subsidiaries in excess of $100,000; and (d) promptly forward to Agent a copy of any order, notice, request for information or any communication or report received by such Credit Party or any Person within its control in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in Environmental Liabilities in excess of $100,000, in each case whether or not the Environmental Protection Agency or any Governmental Authority has taken or threatened any action in connection with any such violation, Release or other matter.  If Agent at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by any Credit Party or any Person under its control or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, that, in each case, could reasonably be expected to have a Material Adverse Effect, then each Credit Party and its Subsidiaries shall, upon Agent’s written request (i) cause the performance of such environmental audits including subsurface sampling of soil and groundwater, and preparation of such environmental reports, at Borrowers’ expense, as Agent may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms reasonably acceptable to Agent and shall be in form and substance reasonably acceptable to Agent, and (ii) permit Agent or its representatives to have access to all Real Estate for the purpose of conducting such environmental audits and testing as Agent deems appropriate, including subsurface sampling of soil and groundwater.  Borrowers shall reimburse Agent for the costs of such audits and tests and the same will constitute a part of the Obligations secured hereunder.

2.6.                              Landlords’ Agreements, Mortgagee Agreements, Bailee Letters and Real Estate Purchases.  Each Credit Party shall use commercially reasonable efforts to obtain a landlord’s agreement, mortgagee agreement or bailee letter, as applicable, from the lessor of each leased property, mortgagee of owned property or bailee with respect to any warehouse, processor or converter facility or other location where Collateral is stored or located, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to Agent. With respect to such locations or warehouse space leased or owned as of the Closing Date or thereafter, if Agent has not received a landlord or mortgagee agreement or bailee letter as of the Closing Date (or, if later, as of the date such location is acquired or leased), the Eligible Inventory at that location shall, in Agent’s discretion, be subject to such Reserves as may be established by Agent in its reasonable credit judgment up to three months’ rent or storage charges (as applicable) for each such location.  Each Credit Party shall and shall cause its Subsidiaries to timely and fully pay and otherwise perform in all material respects their obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located.

2.7.                              Conduct of Business.  Each Credit Party shall at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and transact business only in such corporate and trade names as are set forth in Schedule 2.7.

2.8.                              Further Assurances.

(a)                                  Each Credit Party shall, from time to time, execute such guaranties, financing statements, documents, security agreements and reports as Agent or Requisite Lenders at any time may reasonably request to evidence, perfect or otherwise implement the guaranties and security for repayment of the Obligations contemplated by the Loan Documents.

(b)                                 In the event that after the Closing Date any Credit Party acquires a fee ownership interest in real property having a fair market value in excess of $1,000,000, such Credit Party shall deliver to Agent a fully executed Mortgage or deed of trust over such real property in form and substance reasonably satisfactory to Agent, together with such title insurance policies, surveys, appraisals, evidence of insurance, legal opinions, environmental assessments and other documents and certificates as shall be reasonably required by Agent.

(c)                                  Each Credit Party shall (i) cause each Person, upon its becoming a Subsidiary of such Credit Party (provided that this shall not be construed to constitute consent by any of the Lenders to any transaction referred to above which is not expressly permitted by the terms of this Agreement), promptly to guaranty the Obligations and to grant to Agent, for the benefit of Agent and Lenders, a security interest in the real, personal and mixed property of such Person to secure the Obligations, (ii) pledge, or cause to be pledged, to Agent, for the benefit of Agent and Lenders, all of the Stock of such Subsidiary to secure the Obligations (limited, however, in the case of any Foreign Subsidiary, to 65% of the Voting Stock, and all other Stock, of such Subsidiary) and (iii) cause such Subsidiary to become a party to the Intercompany Subordination Agreement, and, as a Credit Party, this Agreement.  The documentation for such guaranty, security and pledge shall be substantially similar to the Loan Documents executed concurrently herewith with such modifications as are reasonably requested by Agent.

2.9.                                                                              Cash Management Systems.  On or prior to the Closing Date each Credit Party shall establish and will maintain until the Termination Date, the cash management systems described in Annex F (the “Cash Management Systems”).

SECTION 3.

NEGATIVE COVENANTS

Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof until the Termination Date:

3.1.                              Indebtedness.  The Credit Parties shall not and shall not cause or permit their Subsidiaries directly or indirectly to create, incur, assume, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness (other than pursuant to a Contingent Obligation permitted under Section 3.4) except:

(a)                                  the Obligations;

(b)                                 Hedging obligations under Rate Contracts arranged by GE Capital or any other Lender (or an Affiliate thereof) entered into for the sole purpose of hedging in the normal course of business and consistent with industry practices.

(c)                                  Indebtedness consisting of intercompany loans and advances made by any Borrower to any Credit Party, other than Holdings, that is a Borrower or Guarantor or by such Guarantor to any Borrower or other Guarantor; provided, that: (i) except in the case of unpaid amounts for intercompany sales of inventory in the ordinary course of business, each Borrower shall have executed and delivered to each Guarantor, and each Guarantor shall have executed and delivered to each Borrower, on the Closing Date, a demand note (the “Intercompany Note”) to evidence any such intercompany Indebtedness owing at any time by any Borrower to any Guarantor or by any Guarantor to any Borrower, which Intercompany Notes shall be in form and substance reasonably satisfactory to Agent and shall be pledged and delivered to Agent pursuant to the applicable Pledge Agreement or Security Agreement as additional collateral security for the Obligations; (ii) such Borrower shall record all intercompany transactions on its books and records; (iii) the obligations of such Borrower under any such Intercompany Notes shall be subordinated to the Obligations of such Borrower hereunder pursuant to the Intercompany Subordination Agreement; (iv) at the time any such intercompany loan or advance is made by such Borrower and after giving effect thereto, such Borrower shall be Solvent; (v) no Default or Event of Default would occur and be continuing after giving effect to any such proposed intercompany loan; (vi) in the case of any such intercompany loans made by any Borrower, Borrowing Availability shall be not less than $200,000 after giving effect to such intercompany loan; (vii) the aggregate amount of such intercompany loans owing to Borrowers by other Credit Parties shall not exceed $2,500,000 at any one time outstanding; and (viii) the recipient of any such intercompany loans shall be creditworthy as determined by Agent;

(d)                                 Indebtedness not to exceed $5,000,000 in the aggregate at any time outstanding secured by purchase money Liens or incurred with respect to Capital Leases;

(e)                                  any other unsecured Indebtedness not to exceed $2,500,000 in the aggregate at any time outstanding; and

(f)                                    any other unsecured Subordinated Debt if at the time of the incurrence of such Subordinated Debt, the Credit Parties have, on a pro forma basis after giving effect to the incurrence of such Indebtedness, a Consolidated Fixed Charge Coverage Ratio as at the end of, and for, the most recently ended twelve-month period, of at least 1.25:1.00 and shall have delivered an officer’s certificate to Agent (with such supporting documentation as Agent shall reasonably request) as to the calculation of such Consolidated Fixed Charge Coverage Ratio.

3.2.                              Liens and Related Matters.

(a)                                  No Liens.  The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any property or asset of such Credit Party or any such Subsidiary, whether now owned or hereafter acquired, or any income or profits therefrom, except Permitted Encumbrances (including, without limitation, those Liens constituting Permitted Encumbrances existing on the date hereof and renewals and extensions thereof, as set forth on Schedule 3.2).

(b)                                 No Negative Pledges.  The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly enter into or assume any agreement (other than the Loan Documents and provisions contained in agreements expressly permitted under Section 3.2(c)) prohibiting the creation or assumption of any Lien in favor of Agent, for the benefit of itself and Lenders, upon its properties or assets, whether now owned or hereafter acquired.

(c)                                  No Restrictions on Subsidiary Distributions to Borrowers.  Except as provided herein the Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to: (1) pay dividends or make any other distribution on any of such Subsidiary’s Stock owned by any Borrower or any other Subsidiary; (2) pay any Indebtedness owed to any Borrower or any other Subsidiary; (3) make loans or advances to any Borrower or any other Subsidiary; or (4) transfer any of its property or assets to any Borrower or any other Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) mandatory provisions of applicable law, if any, (ii) this Agreement and the other Loan Documents, (iii) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of Holdings or any of its

Subsidiaries, (iv) customary provisions restricting assignment of any licensing agreement (in which Holdings or any of its Subsidiaries is the licensee) or other contract entered into by Holdings or any of its Subsidiaries in the ordinary course of business, (v) restrictions on the transfer of any asset pending the close of the sale of such asset, (vi) any operating lease or capital lease, insofar as the provisions thereof limit grants of a security interest in, or other assignments of, the related leasehold interest to any other Person, (vii) customary provisions in partnership agreements, limited liability company organizational documents, joint venture agreements and other similar agreements entered into the ordinary course of business in connection with an Investment expressly permitted under Section 3.3 that restrict the transfer of capital stock in partnership, limited liability companies, joint ventures or similar Persons and (viii) restrictions contained in agreements for Subordinated Debt permitted under Section 3.1(f), provided, that restrictions in any such Subordinated Debt agreement shall not be more restrictive than any contained in this Agreement.

3.3.                              Investments.  The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly make or own any Investment in any Person except:

(a)                                  GII and its Subsidiaries may make and own Investments in Cash Equivalents subject to account control agreements in favor of Agent; provided that such Cash Equivalents are not subject to setoff rights other than any such setoff rights permitted under the terms of the respective control agreement;

(b)                                 GII and its Subsidiaries may make intercompany loans to other Credit Parties to the extent permitted under Section 3.1;

(c)                                  Rate Contracts entered into in compliance with Section 3.1;

(d)                                 GII and its Subsidiaries may make loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed $500,000 in the aggregate at any time outstanding; and

(e)                                  GII and its Subsidiaries may make capital contributions to their wholly-owned Domestic Subsidiaries in an amount not to exceed $500,000 in the aggregate in addition to the amount of Investments made pursuant to Section 3.1(c);

(f)                                    Any Credit Party may make an Investment in Golfsmith Europe; provided that the aggregate amount of such Investments does not exceed $1,500,000 during any Fiscal Year or $5,000,000 at any time; and

(g)                                 Any Credit Party may acquire Inventory from bankruptcy estates, if such Inventory (i) is in good condition and salable as new in accordance with such Credit Party’s normal practices, (ii) is acquired by such Credit Party free and clear of any Liens and claims of others and (iii) is acquired by such Credit Party on terms that are commercially reasonable or advantageous to such Credit Party and do not impose any burdensome condition or restriction on such Credit Party;

(h)                                 Borrowers and their Subsidiaries may hold accounts receivables or similar receivable obligations owing to any of them, if created in the ordinary course of business and payable or dischargeable in accordance with customary trade terms of such Borrower or such Subsidiary;

(i)                                     Holdings and its Subsidiaries may hold the Investments held by them on the Closing Date and described on Schedule 3.3;

(j)                                     Borrowers and their Subsidiaries may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers or received pursuant to a plan or reorganization of any supplier or customer, in each case in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

(k)                                  Borrowers and their Subsidiaries may consummate the Related Transactions;

(l)                                     Borrowers and their Subsidiaries may acquire and hold Investments consisting of notes received in connection with Asset Dispositions permitted under Section 3.7; provided, that such notes shall be pledged and delivered to Agent, for the benefit of Agent and Lenders, as security for the Obligations;

(m)                               Borrowers and any of their Subsidiaries may convey, lease, license, sell or otherwise transfer or acquire assets and properties to the extent permitted by Section 3.7;

(n)                                 Holdings may make cash common equity contributions to Borrowers and Borrowers and their Subsidiaries may establish Subsidiaries to the extent permitted by Section 3.13;

(o)                                 Borrowers and their Subsidiaries may consummate Permitted Acquisitions; and

(p)                                 Borrowers and their Subsidiaries may make Investments not otherwise permitted by this Section 3.3 in an aggregate amount not to exceed $500,000 (net of cash repayments of principal in the case of loans and cash equity returns (whether as a dividend or redemption) in the case of equity investments).

3.4.                              Contingent Obligations.  The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly create or become or be liable with respect to any Contingent Obligation except:

(a)                                  Letter of Credit Obligations;

(b)                                 those arising under Rate Contracts entered into in compliance with Section 3.1

(c)                                  those resulting from endorsement of negotiable instruments for collection in the ordinary course of business;

(d)                                 those existing on the Closing Date and described in Schedule 3.4;

(e)                                  those arising under indemnity agreements to title insurers to cause such title insurers to issue to Agent mortgagee title insurance policies;

(f)                                    those arising with respect to customary indemnification obligations incurred in connection with Asset Dispositions permitted hereunder;

(g)                                 those incurred in the ordinary course of business with respect to surety and appeal bonds, performance and return-of-money bonds and other similar obligations not exceeding at any time outstanding $1,000,000 in aggregate liability;

(h)                                 those incurred with respect to Indebtedness permitted by Section 3.1 provided that any such Contingent Obligation is subordinated to the Obligations to the same extent as the Indebtedness to which it relates is subordinated to the Obligations;

(i)                                     those arising under the Acquisition Agreement, whether for indemnification, purchase price adjustments, compensation or otherwise;

(j)                                     Contingent Obligations of any Credit Party of the obligations of any Credit Party which are permitted under this Agreement; and

(k)                                  any other Contingent Obligation not expressly permitted by clauses (a) through (j) above, so long as any such other Contingent Obligations, in the aggregate at any time outstanding, do not exceed $250,000.

3.5.                              Restricted Payments.  The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly declare, order, pay, make or set apart any sum for any Restricted Payment, except that:

(a)                                  GII may pay dividends to Holdings that are used by Holdings (i) to pay federal and state income taxes then due and owing, franchise taxes and other similar licensing expenses incurred in the ordinary course of business; provided that GII’s aggregate contribution to taxes as a result of the filing of a consolidated or combined return by Holdings shall not be greater, nor the aggregate receipt of tax benefits less, than they would have been had GII not filed a consolidated or combined return with Holdings, or (ii) to pay other reasonable out of pocket costs and expenses incurred in the ordinary course of business;

(b)                                 Wholly-owned Subsidiaries of GII may make Restricted Payments to GII or to a wholly-owned Subsidiary of GII;

(c)                                  GII may pay fees due to First Atlantic on the Closing Date;

(d)                                 Borrowers may pay dividends to Holdings to permit Holdings to repurchase, redeem, acquire, cancel or otherwise retire Stock owned by employees of Holdings and its Subsidiaries whose employment with Holdings and/or its Subsidiaries has been terminated pursuant to death, disability, retirement or otherwise, provided that such dividend payments shall not exceed $500,000 in any fiscal year and provided that no Event of Default exists at the time of such Restricted Payment or would occur as a result thereof; provided, further, that, if in any Fiscal Year, any portion of the permitted $500,000 amount is not utilized, up to $250,000 of such unused amount may be carried forward to the next succeeding Fiscal Year to increase the permitted amount for such succeeding Fiscal Year;

(e)                                  Borrowers may pay dividends to Holdings to permit Holdings to repurchase, redeem, acquire, cancel or otherwise retire Stock owned by employees of Holdings and its Subsidiaries who will incur tax liabilities as a result of the consummation of the Initial Public Offering; provided, that, (i) such dividend payments shall not exceed $1,200,000 in the aggregate, (ii) such dividend payments are made within one year after the Closing Date and (iii) no Event of Default exists at the time of such Restricted Payment or would occur as a result thereof;

(f)                                    GII and Holdings may make any Restricted Payment required to be made by them pursuant to the Acquisition Agreement, whether in respect of purchase price adjustment, indemnification or otherwise;

(g)                                 any Subsidiary of a Borrower may pay dividends to its shareholders, in each case so long as such Borrower or any Subsidiary of such Borrower which owns an equity interest in such Subsidiary receives a percentage of any such dividend which is at least equal to its percentage equity interest in the respective Subsidiary paying such dividend; and

(h)                                 Borrowers may make Restricted Payments to Holdings and Holdings may make Restricted Payments so long as (i) average daily Borrowing Availability for the 30 day period prior to the making of any such Restricted Payment, and projected average daily Borrowing Availability for the 30 day period after the making of any such Restricted Payment (after giving effect to such Restricted Payment), shall be not less than $15,000,000 and (ii) at the time any such Restricted Payment is made, the sum of all Restricted Payments made under this clause (h) since the Closing Date (including such Restricted Payment) shall not exceed 50% of the cumulative Consolidated Net Income since the Closing Date.

3.6.                              Restriction on Fundamental Changes.  The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly:  (a) amend, modify or waive any term or provision of its organizational documents, including its articles of incorporation, certificates of designations pertaining to preferred stock, by-laws, partnership agreement or operating agreement unless required by law or if such amendment, modification or waiver could not adversely impact the interests of Agent or the Lenders in any material respect; (b) enter into any transaction of merger or consolidation except, upon not less than five (5) Business Days prior written notice to Agent, (i) any Borrower may merge with or into another Borrower and (ii) any wholly-owned Domestic Subsidiary of a Borrower may be merged with or into such Borrower (provided that such Borrower is the surviving entity) or any other wholly-owned Domestic Subsidiary of such Borrower that is a Guarantor; (c) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), except, upon not less than five (5) Business Days prior written notice to Agent, any wholly-owned Domestic Subsidiary of a Borrower may be merged with or into such Borrower (provided that such Borrower is the surviving entity) or any other wholly-owned Domestic Subsidiary of such Borrower that is a Guarantor; or (d) acquire by purchase or otherwise all or any substantial part of the business or assets of any other Person.  Notwithstanding the foregoing, Borrowers may consummate Permitted Acquisitions.

3.7.                              Disposal of Assets or Subsidiary Stock.  The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly convey, sell, lease, sublease, transfer or otherwise dispose of, or grant any Person an option to acquire, in one transaction or a series of related transactions, any of its property, business or assets, whether now owned or hereafter acquired, except for (a) sales of inventory in good faith to customers for fair value in the ordinary course of business and dispositions of obsolete equipment not used or useful in the business, (b) closures of individual retail stores, if, in the judgment of the relevant Credit Party’s board of directors such closure is appropriate and any inventory held therein having a value in excess of $100,000 is transferred to other stores for sale in the ordinary course of business or returned to such Credit Party’s warehouse (c) asset transfers from (i) a Borrower to another Borrower or (ii) any Subsidiary of a Borrower (that is not itself a Borrower) to a Borrower or another wholly-owned domestic Subsidiary of a Borrower, (d) sales of Cash Equivalents and (e) Asset Dispositions if all of the following conditions are met:  (i) the market value of assets sold or otherwise disposed of in any single transaction or series of related transactions does not exceed $500,000 and the aggregate market value of assets sold or otherwise disposed of in any Fiscal Year does not exceed $1,000,000; (ii) the consideration received is at least equal to the fair market value of such assets; (iii) the sole consideration received is cash or a note subject to Section 3.3; and (iv) no Default or Event of Default then exists or would result from such Asset Disposition.

3.8.                              Transactions with Affiliates.  The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any management, consulting, investment banking, advisory or other similar services) with any Affiliate or with any director, officer or employee of any Credit Party, except (a) as set forth on Schedule 3.8, (b) transactions in the ordinary course of and pursuant to the reasonable requirements of the business of any such Credit Party or any of its Subsidiaries and upon fair and reasonable terms which are fully disclosed to Agent and are no less favorable to any such Credit Party or any of its Subsidiaries than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate, (c) payment of reasonable compensation to officers and employees for services actually rendered to any such Credit Party or any of its Subsidiaries (d) payment of director’s fees in the ordinary course of business, plus expenses, (e) payment of reasonable compensation (including compensation under employee benefit plans, stock option plans and other similar compensatory arrangements) to officers, directors and employees in the ordinary course of business for services actually rendered to any such Credit Party or any of its Subsidiaries, (f) the issuance of Stock of Holdings as compensation to employees, officers and directors, (g) transactions permitted under Sections 3.1, 3.3, 3.4, 3.5, 3.6 or 3.7, (h) Holdings and its Subsidiaries may enter into and make payments under customary indemnification provisions with officers, employees and directors of Holdings and its Subsidiaries, (i) employment arrangements entered into by the Credit Parties with respect to the procurement of services of their respective officers and employees in the ordinary course of business, (j) the issuance of Stock of Holdings to the Permitted Holders and (k) the reimbursement of any out-of-pocket expenses incurred by First Atlantic in connection with providing services to the Credit Parties.

3.9.                              Conduct of Business.  The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly engage in any business other than businesses of the type currently engaged in or proposed to be engaged in as of the Closing Date or any business substantially related thereto.  Holdings shall engage in no business other than owning Stock in GII and activities related thereto, the performance of its obligations under the Loan Documents to which it is a party and the maintenance of its corporate existence and corporate governance.  GII shall engage in no business other than owning Stock of its Subsidiaries and activities related thereto, the performance of its obligations under the Loan Documents to which it is a party and the maintenance of its corporate existence and corporate governance.

3.10.                        [Intentionally Omitted].

3.11.                        Fiscal Year.  No Credit Party shall change its Fiscal Year or permit any of its Subsidiaries to change their respective fiscal years.

3.12.                        Press Release; Public Offering Materials.  Each Credit Party executing this Agreement agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure, including any prospectus, proxy statement or other materials filed with any Governmental Authority relating to a public offering of the Stock of any Credit Party, using the name of GE Capital or its affiliates or referring to this Agreement, the other Loan Documents or the Related Transactions Documents without at least two (2) Business Days’ prior notice to GE Capital and without the prior written consent of GE Capital unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then, in any event, such Credit Party or Affiliate will consult with GE Capital before issuing such press release or other public disclosure.  Each Credit Party consents to the publication by Agent or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement.  Agent or such Lender shall provide a draft of any such tombstone or similar advertising material to each Credit Party for review and comment prior to the publication thereof.  Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

3.13.                        Subsidiaries.  The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly establish, create or acquire any new Subsidiary; provided, that, Borrowers or any wholly-owned Subsidiary of a Borrower may acquire, establish or create one or more wholly-owned Subsidiaries so long as, upon the creation, establishment or acquisition thereof (i) 100% of the Stock of each such wholly-owned Subsidiary is pledged pursuant to the Pledge Agreement (and, if certificated, delivered to Agent, for the benefit of Lenders), and (ii) each such domestic wholly-owned Subsidiary executes the Security Agreement and a Guaranty in form and substance reasonably satisfactory to Agent; provided, further, that (x) Subsidiaries created or acquired in connection with Investments permitted under Section 3.3(p) may be less than wholly owned by Borrowers or one of their Subsidiaries and (y) Borrowers or one of their wholly-owned Subsidiaries may establish transitory special purpose Subsidiaries for the purpose of effecting Permitted Acquisitions (which Subsidiaries shall own no assets (other than nominal capitalization and any contract rights pursuant to the acquisition agreement relating to any such Permitted Acquisition and other than cash held on a transitory basis not to exceed two (2) Business Days which is used to pay the purchase price and transaction fees and expenses for such Permitted Acquisition; provided, that Agent maintains a first priority perfected Lien in such cash) prior to giving effect to any such Permitted Acquisition) without having to comply with preceding clauses (i) and (ii).

3.14.                        Bank Accounts.  The Credit Parties shall not and shall not cause or permit their Subsidiaries to establish any new bank accounts without prior written notice to Agent and unless Agent and the bank at which the account is to be opened enter into a tri-party agreement regarding such bank account pursuant to which such bank acknowledges the security interest of Agent in such bank account, agrees to comply with instructions originated by Agent directing disposition of the funds in the bank account without further consent from such Credit Party or Subsidiary, and agrees to subordinate and limit any security interest the bank may have in the bank account on terms satisfactory to Agent.

3.15.                        Hazardous Materials.  The Credit Parties shall not and shall not cause or permit their Subsidiaries to cause or permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Estate where such Release would (a) violate in any respect, or form the basis for any Environmental Liabilities by the Credit Parties or any of their Subsidiaries under, any Environmental Laws or Environmental Permits or (b) otherwise adversely impact the value or marketability of any of the Real Estate or any of the Collateral, other than such violations or Environmental Liabilities that could not reasonably be expected to have a Material Adverse Effect.

3.16.                        ERISA.  The Credit Parties shall not and shall not cause or permit any ERISA Affiliate to, cause or permit to occur an ERISA Event to the extent such ERISA Event could reasonably be expected to have a Material Adverse Effect.

3.17.                        Sale-Leaseback.  No Credit Party shall engage in any sale-leaseback, synthetic lease or similar transaction involving any of its assets.

3.18.                        Prepayments of Other Indebtedness.  The Credit Parties shall not, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness, other than (i) the Obligations; (ii) Indebtedness secured by a Permitted Encumbrance if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Section 3.7(b); (iii) intercompany Indebtedness reflecting amounts owing to Borrowers; (iv) Indebtedness permitted under Section 3.1(d); and (v) Indebtedness permitted under Sections 3.1(e) and (f) so long as average daily Borrowing Availability for the 30 day period prior to the making of any such prepayment, and projected average daily Borrowing Availability for the 30 day period after the making of any such prepayment (after giving effect to such prepayment), shall be not less than $15,000,000.

3.19.                        Minimum Borrowing Availability.  The Credit Parties shall not permit Borrowing Availability at any time to be less than $3,500,000.

SECTION 4.

FINANCIAL REPORTING

The Credit Parties covenant and agree that from and after the date hereof until the Termination Date, the Credit Parties shall perform and comply with, and shall cause each of the other Credit Parties to perform and comply with, all covenants in this Section 4 applicable to such Person.

4.1.                                                                              Financial Statements and Other Reports.  Holdings and its Subsidiaries will maintain, and cause each of their Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of Financial Statements in conformity with GAAP (it being understood that monthly Financial Statements are not required to have footnote disclosures and are subject to year end adjustments).  Borrower Representative will deliver each of the Financial Statements and other reports described below to Agent (and each Lender in the case of the Financial Statements and other reports described in Sections (4.1)(a), (b), (d), (f), (g), (h), and (k)).

(a)                                  Monthly Financials.  As soon as available and in any event within thirty (30) days after the end of each Fiscal Month (other than the last Fiscal Month of Holdings’ Fiscal Year) and within sixty (60) days after the end of the last Fiscal Month of Holdings’ Fiscal Year, Borrower Representative will deliver (1) the consolidated balance sheets of Holdings and its Subsidiaries, as at the end of such Fiscal Month, and the related consolidated statements of income, stockholders’ equity and cash flow for such Fiscal Month and for the period from the beginning of the then current Fiscal Year of Holdings to the end of such Fiscal Month and (2) a report setting forth in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the most recent Projections for the current Fiscal Year delivered pursuant to Section 4.1(f).

(b)                                 Year-End Financials.  As soon as available and in any event within ninety (90) days after the end of each Fiscal Year of Holdings, Borrower Representative will deliver (1) the consolidated balance sheets of Holdings and its Subsidiaries, as at the end of such year, and the related consolidated statements of income, stockholders’ equity and cash flow for such Fiscal Year (it being understood that the delivery of Holdings’ SEC Form 10-K for such Fiscal Year shall satisfy the requirement of this clause (1)), and (2) a report with respect to the consolidated Financial Statements from a firm of Certified Public Accountants of recognized national standing selected by Borrowers, which report shall be prepared in accordance with Statement of Auditing Standards No. 58 (the “Statement”) “Reports on Audited Financial Statements” and such report shall be “Unqualified” (as such term is defined in such Statement).

(c)                                  Accountants’ Reports.  Promptly upon receipt thereof, Borrower Representative will deliver copies of all significant reports submitted by Borrowers’ firm of certified public accountants in connection with each annual, interim or special audit or review of any type of the Financial Statements or related internal control systems of Holdings or its Subsidiaries made by such accountants, including any comment letter submitted by such accountants to management in connection with their services.

(d)                                 Additional Deliveries.

(i)                                     To Agent, upon its request, and in any event no less frequently than noon New York time, six (6) Business Days after the end of each Fiscal Month (together with a copy of any of the following reports requested by any Lender in writing after the Closing Date), and, so long as an Event of Default has occurred and is continuing from time to time more frequently upon the request of Agent, each of the following reports, each of which shall be prepared by Borrowers as of the last day of the immediately preceding Fiscal Month or the date 2 days prior to the date of any such request:

(A)                              a Borrowing Base Certificate, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion (in substantially the same form as Exhibit 4.1(d) (“Borrowing Base Certificate”);

(B)                                a summary of Inventory by location and type with a supporting perpetual Inventory report, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion; and

(C)                                a monthly trial balance showing Accounts outstanding aged from invoice date as follows:  1 to 30 days, 31 to 60 days, 61 to 90 days and 91 days or more, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion.

(ii)                                  To Agent, at the time of delivery of each of the monthly Financial Statements delivered pursuant to this Section 4.1:

(A)                              a reconciliation of the Borrowing Base for the most recently ended Fiscal Month, general ledger and month-end Inventory reports to Holdings’ consolidated general ledger and monthly Financial Statements delivered pursuant to this Section 4.1, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(B)                                a reconciliation of the perpetual inventory by location to the Borrowing Base Certificate for the most recently ended Fiscal Month, general ledger and monthly Financial Statements delivered pursuant to this Section 4.1, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion; and

(C)                                an aging of accounts payable and a reconciliation of that accounts payable aging to each Borrower’s general ledger and monthly Financial Statements delivered pursuant to this Section 4.1, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion.

(iii)                               To Agent, at the time of delivery of each of the annual Financial Statements delivered pursuant to Section 4.1, (i) a listing of government contracts of each Borrower subject to the Federal Assignment of Claims Act of 1940; and (ii) a list of any new applications for the registration of any Patent, Trademark or Copyright filed by any Credit Party with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in the prior Fiscal Year.

(e)                                  Appraisals; Inspections.

(i)                                     At Borrower’s expense, at any time while and so long as an Event of Default shall have occurred and be continuing, and in the absence of a Default or Event of Default, in the cases of clauses (x) and (y), not more than twice during each calendar year, and in the case of clause (z) not more than once during each calendar year, Agent shall be entitled to (x) conduct or cause to be conducted, a field examination or audit of the Collateral, (y) obtain appraisal reports in form and substance and from appraisers satisfactory to Agent stating the then current liquidation values of the Inventory of the Credit Parties and (z) obtain appraisal reports in form and substance and from appraisers satisfactory to Agent stating the then current liquidation values of the Real Estate of the Credit Parties.

(ii)                                  Borrowers, at their own expense, shall deliver to Agent the results of each physical verification, if any, that Borrowers or any other Credit Party may in their discretion have made, or caused any other Person to have made on their behalf, of all or any portion of their Inventory (and, if a Default or an Event of Default has occurred and is continuing, Borrowers shall, upon the request of Agent, conduct, and deliver the results of, such physical verifications as Agent may require).

(f)                                    Projections.  As soon as available and in any event no later than the sixtieth day after the beginning of each of Holdings’ Fiscal Years, Borrower Representative will deliver Projections of Holdings and its Subsidiaries for the forthcoming fiscal year on a month by month basis

(g)                                 SEC Filings and Press Releases.  Promptly upon their becoming available, Borrower Representative will deliver copies of (1) all Financial Statements, reports, notices and proxy statements sent or made available by Holdings to its Stockholders, (2) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Holdings, or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission, any Governmental Authority or any private regulatory authority, and (3) all press releases and other statements made available by Holdings or any of its Subsidiaries to the public concerning developments in the business of any such Person.

(h)                                 Events of Default, Etc.  Promptly upon any officer of any Credit Party obtaining knowledge of any of the following events or conditions, Borrower Representative shall deliver copies of all notices given or received by Holdings or any of its Subsidiaries with respect to any such event or condition and a certificate of Borrower Representative’s chief executive officer specifying the nature and period of existence of such event or condition and what action Holdings or any of its Subsidiaries has taken, is taking and proposes to take with respect thereto:  (1) any condition or event that constitutes, or which could reasonably be expected to result in the occurrence of, an Event of Default or Default; (2) any notice that any Person has given to Holdings or any of its Subsidiaries or any other action taken with respect to a claimed default or event or condition of the type referred to in Section 6.1(b); (3) any event or condition that could reasonably be expected to result in any Material Adverse Effect; or (4) any default or event of default with respect to any Indebtedness of Holdings or any of its Subsidiaries in a principal amount in excess of $1,000,000.

(i)                                     Litigation.  Promptly upon any officer of any Credit Party obtaining knowledge of (1) the institution of any material action, charge, claim, demand, suit, proceeding, petition, governmental investigation, tax audit or arbitration now pending or, to the best knowledge of such Credit Party, threatened against or affecting any Credit Party or any of its Subsidiaries or any property of any Credit Party or any of its Subsidiaries (“Litigation”) not previously disclosed by Borrower Representative to Agent or (2) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting any Credit Party or any property of any Credit Party which, in each case, could reasonably be expected to have a Material Adverse Effect, Borrower Representative will promptly give notice thereof to Agent and provide such other information as may be reasonably available to them to enable Agent and its counsel to evaluate such matter.

(j)                                     Notice of Corporate and other Changes.  Borrower Representative shall provide prompt written notice of (1) all jurisdictions in which a Credit Party becomes qualified after the Closing Date to transact business in which Inventory having a value of $100,000 or more is located, (2) any change after the Closing Date in the authorized and issued Stock of any Credit Party or any Subsidiary of any Credit Party or any amendment to their articles or certificate of incorporation, by-laws, partnership agreement or other organizational documents, (3) any Subsidiary created or acquired by any Credit Party or any of its Subsidiaries after the Closing Date, such notice, in each case, to identify the applicable jurisdictions, capital structures or Subsidiaries, as applicable, and (4) any other event that occurs after the Closing Date which would cause any of the representations and warranties in Section 5 of this Agreement or in any other Loan Document to be untrue or misleading in any material respect.  The foregoing notice requirement shall not be construed to constitute consent by any of the Lenders to any transaction referred to above which is not expressly permitted by the terms of this Agreement.

(k)                                  Compliance Certificate.  Together with each delivery of Financial Statements of Holdings and its Subsidiaries pursuant to Sections 4.1(a) and (b), Borrower Representative will deliver a fully and properly completed Compliance Certificate (in substantially the same form as Exhibit 4.1(k) (the “Compliance Certificate”) signed by Holdings’ chief executive officer or chief financial officer.

(l)                                     (Intentionally Omitted).

(m)                               Other Information.  With reasonable promptness, Borrower Representative will deliver such other information and data with respect to any Credit Party or any Subsidiary of any Credit Party as from time to time may be reasonably requested by Agent.

(n)                                 Taxes.  Borrower Representative shall provide prompt written notice of (i) the execution or filing with the IRS or any other Governmental Authority of any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges by any Credit Party or any of its Subsidiaries and (ii) any agreement by any Credit Party or any of its Subsidiaries or request directed to any Credit Party or any of its Subsidiaries to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, which in each case, could reasonably be expected to have a Material Adverse Effect.

4.2.                              Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement.  For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP.  Financial statements and other information furnished to Agent pursuant to Section 4.1 or any other section (unless specifically indicated otherwise) shall be prepared in accordance with GAAP as in effect at the time of such preparation; provided that no Accounting Change shall affect financial covenants, standards or terms in this Agreement; provided further that Borrowers shall prepare footnotes to the Financial Statements required to be delivered hereunder that show the differences between the Financial Statements delivered (which reflect such Accounting Changes) and the basis for calculating financial covenant compliance (without reflecting such Accounting Changes).  All such adjustments described in clause (c) of the definition of the term Accounting Changes resulting from expenditures made subsequent to the Closing Date (including capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made.

SECTION 5.

REPRESENTATIONS AND WARRANTIES

To induce Agent and Lenders to enter into the Loan Documents, to make Loans and to issue or cause to be issued Letters of Credit, Borrowers and the other Credit Parties executing this Agreement, jointly and severally, represent, warrant and covenant to Agent and each Lender that the following statements are and, after giving effect to the Related Transactions, will remain true, correct and complete until the Termination Date with respect to all Credit Parties:

5.1.                              Disclosure.  No representation or warranty of any Credit Party contained in this Agreement, the Financial Statements referred to in Section 5.5, the other Related Transactions Documents or any other document, certificate or written statement furnished to Agent or any Lender by or on behalf of any such Person for use in connection with the Loan Documents or the Related Transactions Documents contains any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein (taken as a whole) not misleading in light of the circumstances in which the same were made.  It is understood that, as to the financial projections delivered to Agent and the Lenders by or on behalf of Holdings and/or Borrowers, no representation or warranty is being made pursuant to this Agreement other than that such financial projections are based on good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by Agent and the Lenders that projections as to future events are not to be viewed as facts or factual information and that actual results during the period or periods covered thereby may differ from the projected results and such differences may be material.

5.2.                              No Material Adverse Effect.  Since December 31, 2005 there have been no events or changes in facts or circumstances affecting any Credit Party or any of its Subsidiaries which individually or in the aggregate have had or could reasonably be expected to have a Material Adverse Effect and that have not been disclosed herein or in the attached Disclosure Schedules.

5.3.                              No Conflict.  The consummation of the Related Transactions does not and will not violate or conflict with any laws, rules, regulations or orders of any Governmental Authority or violate, conflict with, result in a breach of, or constitute a default (with due notice or lapse of time or both) under any Contractual Obligation or organizational documents of any Credit Party or any of its Subsidiaries except if such violations, conflicts, breaches or defaults could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

5.4.                              Organization, Powers, Capitalization and Good Standing.

(a)                                  Organization and Powers.  Each of the Credit Parties and each of their Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and qualified to do business in all states where such qualification is required except where failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.  The jurisdiction of organization and all jurisdictions in which each Credit Party is qualified to do business are set forth on Schedule 5.4(a).  Each of the Credit Parties and each of their Subsidiaries has and, immediately prior to the consummation of the Related Transactions, Acquisition Co. had, all requisite organizational power and authority to own, pledge, mortgage or otherwise encumber and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into each Related Transactions Document to which it is a party and to incur the Obligations, grant liens and security interests in the Collateral and carry out the Related Transactions.

(b)                                 Capitalization.  As of the Closing Date:  (i) the authorized Stock of each of the Credit Parties and each of their Subsidiaries is as set forth on Schedule 5.4(b); (ii) all issued and outstanding Stock of each of the Credit Parties and each of their Subsidiaries is duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens other than those in favor of Agent for the benefit of Agent and Lenders, and such Stock was issued in compliance with all applicable state, federal and foreign laws concerning the issuance of securities; (iii) the identity of the holders of the Stock of each of the Holding’ direct and indirect Subsidiaries and the percentage of their fully-diluted ownership of the Stock of and each such Subsidiary is set forth on Schedule 5.4(b); and (iv) no Stock of any such Subsidiary, other than those described above, is issued and outstanding.  Except as provided in Schedule 5.4(b), as of the Closing Date, there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Credit Party or any of its Subsidiaries of any Stock of any such entity.

(c)                                  Binding Obligation.  This Agreement is, and the other Related Transactions Documents when executed and delivered will be, the legally valid and binding obligations of the Credit Parties party thereto, each enforceable against each of such Credit Parties, as applicable, in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting, creditors’ rights generally and the effects of general principles of equity.

5.5.                              Financial Statements and Projections.  All Financial Statements concerning Holdings and its Subsidiaries (including GII and its Subsidiaries) which have been or will hereafter be furnished to Agent pursuant to this Agreement, including those listed below, have been or will be prepared in accordance with GAAP consistently applied (except as disclosed therein) and do or will present fairly the financial condition of the entities covered thereby as at the dates thereof and the results of their operations for the periods then ended, subject to, in the case of unaudited Financial Statements, the absence of footnotes and normal year-end adjustments.

(a)                                  The consolidated balance sheets at December 31, 2005 and the related statement of income of Holdings, on a consolidated basis, for the Fiscal Year then ended, audited by Ernst & Young LLP.

(b)                                 The consolidated balance sheet at April 1, 2006 and the related statement of income of Holdings, on a consolidated basis, for the three (3) months then ended.

The Projections delivered on or prior to the Closing Date and the updated Projections delivered pursuant to Section 4.1(f) represent and will represent as of the date thereof the good faith estimate of Credit Parties and their senior management concerning the most probable course of their business; provided, that, no representation or warranty is made as to the impact of future general economic conditions or as to whether the projections contained in the Projections will actually be realized and Agent and Lenders understand that the Projections may differ from actual results and such differences may be material.

5.6.                              Intellectual Property. GII or another Credit Party owns, is licensed to use or otherwise has the right to use, all Intellectual Property that is used in and necessary for the conduct of each Credit Party’s business as currently conducted and that is material to the condition (financial or other), business or operations of such Credit Party and its Subsidiaries and all such Intellectual Property that is registered as of the Closing Date is identified on Schedule 5.6.  Each of the registrations shown on Schedule 5.6 has been registered or applied for, as the case may be, in accordance with the intellectual property laws of the particular countries. Except as disclosed in Schedule 5.6, the use of such Intellectual Property by the Credit Parties and their Subsidiaries and the conduct of their businesses does not and, immediately prior to the consummation of the Related Transactions, did not, and has not been alleged by any Person to, infringe on the rights of any Person except for such infringement which could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

5.7.                              Investigations, Audits, Etc.  As of the Closing Date, except as set forth on Schedule 5.7, neither any Credit Party nor any of its Subsidiaries is the subject of any review or audit by the IRS or any governmental investigation concerning the violation or possible violation of any law.

5.8.                              Employee Matters.  Except as set forth on Schedule 5.8, (a) no Credit Party or Subsidiary of a Credit Party nor any of their respective employees is subject to any collective bargaining agreement, (b) no petition for certification or union election is pending with respect to the employees of any Credit Party or any of their Subsidiaries and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of any Credit Party or any Subsidiary of a Credit Party, (c) there are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of any Credit Party after due inquiry, threatened between any Credit Party or any Subsidiary of a Credit Party and its respective employees, other than employee grievances which could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (d) hours worked by and payment made to employees of each Credit Party and each of its Subsidiaries comply with the Fair Labor Standards Act and (e) hours worked by and payment made to employees of each Credit Party and each of its Subsidiaries comply with each other federal, state, local or foreign law applicable to such matters, other than noncompliance which could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.  As of the Closing Date, except as set forth on Schedule 3.8 or 5.8, neither any Credit Party nor any of its Subsidiaries is party to an employment contract.

5.9.                              Solvency.  Each Credit Party and each Subsidiary of a Credit Party is Solvent.

5.10.                        Litigation; Adverse Facts.  Except as set forth on Schedule 5.10, there are no judgments outstanding against any Credit Party or any of its Subsidiaries or affecting any property of any Credit Party or any of its Subsidiaries, nor is there any Litigation pending, or to the best knowledge of any Credit Party threatened, against any Credit Party or any of its Subsidiaries which in any such case could reasonably be expected to result in any Material Adverse Effect.

5.11.                        Use of Proceeds; Margin Regulations.  No part of the proceeds of any Loan will be used for “buying” or “carrying” “margin stock” within the respective meanings of such terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any other purpose that violates the provisions of the regulations of the Board of Governors of the Federal Reserve System.  If requested by Agent, each Credit Party will furnish to Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

(a)                                  Borrowers shall utilize the proceeds of the Loans solely to retire certain senior secured notes and to fund certain fees and expenses in connection therewith, pay any transaction expenses relating to this Agreement, and for the financing of Borrowers’ ordinary working capital and general corporate needs.  Schedule 5.11 contains a description of Borrowers’ sources and uses of funds as of the Closing Date, including Loans and Letter of Credit Obligations to be made or incurred on that date, and a funds flow memorandum detailing how funds from each source are to be transferred for particular uses.

5.12.                        Ownership of Property; Liens.  As of the Closing Date, the real estate (“Real Estate”) listed in Schedule 5.12 constitutes all of the real property owned, leased or subleased, by any Credit Party or any of its Subsidiaries.  Each of the Credit Parties and each of its Subsidiaries owns good and insurable fee simple title to all of its owned Real Estate, and valid leasehold interests in all of its leased Real Estate, all as described on Schedule 5.12.  Schedule 5.12 further describes any Real Estate with respect to which any Credit Party or any of its Subsidiaries is a lessor, sublessor or assignor as of the Closing Date.  Each of the Credit Parties and each of its Subsidiaries also has valid title to, or valid leasehold interests in, all of its personal property and assets.  As of the Closing Date, none of the properties and assets of any

Credit Party or any of its Subsidiaries are subject to any Liens other than Permitted Encumbrances, and there are no facts, circumstances or conditions known to any Borrower that may result in any Liens (including Liens arising under Environmental Laws) other than Permitted Encumbrances against the properties or assets of any Credit Party or any of its Subsidiaries.

5.13.                        Environmental Matters.

(a)                                  Except as set forth in Schedule 5.13, as of the Closing Date: (i) the Real Estate is free of contamination from any Hazardous Material except for such contamination that could not reasonably be expected to adversely impact the value or marketability of such Real Estate and that could not reasonably be expected to result in Environmental Liabilities of the Credit Parties or their Subsidiaries in excess of $100,000 in the aggregate; (ii) no Credit Party and no Subsidiary of a Credit Party has caused or suffered to occur any Release of Hazardous Materials on, at, in, under, above, to, from or about any of their Real Estate; (iii) the Credit Parties and their Subsidiaries are and have been in compliance with all Environmental Laws, except for such noncompliance that could not reasonably be expected to result in Environmental Liabilities of the Credit Parties or their Subsidiaries in excess of $100,000 in the aggregate; (iv) the Credit Parties and their Subsidiaries have obtained, and are in compliance with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted, except where the failure to so obtain or comply with such Environmental Permits could not reasonably be expected to result in Environmental Liabilities of the Credit Parties or their Subsidiaries in excess of $100,000 in the aggregate, and all such Environmental Permits are valid, uncontested and in good standing; (v) no Credit Party and no Subsidiary of a Credit Party is involved in operations or knows of any facts, circumstances or conditions, including any Releases of Hazardous Materials, that are likely to result in any Environmental Liabilities of such Credit Party or Subsidiary which could reasonably be expected to be in excess of $100,000 in the aggregate, and no Credit Party or Subsidiary of a Credit Party has permitted any current or former tenant or occupant of the Real Estate to engage in any such operations; (vi) there is no Litigation arising under or related to any Environmental Laws, Environmental Permits or Hazardous Material that seeks damages, penalties, fines, costs or expenses in excess of $100,000 in the aggregate or injunctive relief against, or that alleges criminal misconduct by any Credit Party or any Subsidiary of a Credit Party; (vii) no notice has been received by any Credit Party or any Subsidiary of a Credit Party identifying any of them as a “potentially responsible party” or requesting information under CERCLA or analogous state statutes, and to the knowledge of the Credit Parties, there are no facts, circumstances or conditions that may result in any of the Credit Parties or their Subsidiaries being identified as a “potentially responsible party” under CERCLA or analogous state statutes; and (viii) the Credit Parties have provided to Agent copies of all existing environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities, in each case relating to any of the Credit Parties or their Subsidiaries.

(b)                                 Each Credit Party hereby acknowledges and agrees that Agent (i) is not now, and has not ever been, in control of any of the Real Estate or affairs of such Credit Party or its Subsidiaries and (ii) does not have the capacity through the provisions of the Loan Documents or otherwise to influence any Credit Party’s or its Subsidiaries’ conduct with respect to the ownership, operation or management of any of their Real Estate or compliance with Environmental Laws or Environmental Permits.

5.14.                        ERISA.

(a)                                  Schedule 5.14 lists, as of the Closing Date, all Plans and separately identifies, as of the Closing Date, all Pension Plans, including Title IV Plans, Multiemployer Plans, ESOPs and Welfare Plans, including all Retiree Welfare Plans.  Copies of all such listed Plans, (other than a

Multiemployer Plan) together with a copy of the latest form IRS/DOL 5500-series for each such Plan have been delivered, or made available to Agent.  Except with respect to Multiemployer Plans, each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC (or is comprised of a master or prototype Plan that has received a favorable opinion letter from the IRS), the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and to the knowledge of any Borrower nothing has occurred that would cause the loss of such qualification or tax-exempt status.  Each Plan is in substantial compliance with the applicable provisions of ERISA and the IRC, including the timely filing of all reports required under the IRC or ERISA, including the statement required by 29 CFR Section 2520.104-23.  Except as would not result in any liability in excess of $100,000, neither any Credit Party nor ERISA Affiliate has failed to make any contribution or pay any amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan.  Neither any Credit Party nor ERISA Affiliate has engaged in a “prohibited transaction,” as defined in Section 406 of ERISA and Section 4975 of the IRC, in connection with any Plan, that would subject any Credit Party to a material tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the IRC.

(b)                                 Except as set forth in Schedule 5.14 or as would not reasonably expected to result, either individually or in the aggregate, in liabilities in excess of $100,000: (i) no Title IV Plan has any Unfunded Pension Liability; (ii) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of any Borrower, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan; (iv) no Credit Party or ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five years no Title IV Plan of any Credit Party or ERISA Affiliate has been terminated, whether or not in a “standard termination” as that term is used in Section 4041(b)(1) of ERISA, nor has any Title IV Plan of any Credit Party or ERISA Affiliate (determined at any time within the past five years) with Unfunded Pension Liabilities been transferred outside of the “controlled group” (within the meaning of Section 4001(a)(14) of ERISA) of any Credit Party or ERISA Affiliate; (vi) except in the case of any ESOP, Stock of all Credit Parties and their ERISA Affiliates makes up, in the aggregate, no more than 10% of fair market value of the assets of any Plan measured on the basis of fair market value as of the latest valuation date of any Plan; and (vii) no liability under any Title IV Plan has been satisfied with the purchase of a contract from an insurance company that is not rated AAA by the S&P or an equivalent rating by another nationally recognized rating agency.

5.15.                        Brokers.  Except, in each case, in connection with the Initial Public Offering, no broker or finder acting on behalf of any Credit Party or Affiliate thereof brought about the obtaining, making or closing of the Loans or the Related Transactions, and no Credit Party or Affiliate thereof has any obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.

5.16.                        Deposit and Disbursement Accounts.  Schedule 5.16 lists all banks and other financial institutions at which any Credit Party maintains deposit or other accounts as of the Closing Date, including any Disbursement Accounts, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

5.17.                        Agreements and Other Documents.  As of the Closing Date, each Credit Party has provided to Agent or its counsel, on behalf of Lenders, accurate and complete copies (or summaries) of all of the following agreements or documents to which it is subject and each of which is listed in Schedule 5.17:  supply agreements and purchase agreements not terminable by such Credit Party within sixty (60)

days following written notice issued by such Credit Party and involving transactions in excess of $1,000,000 per annum; licenses and permits held by the Credit Parties, the absence of which could reasonably be expected to have a Material Adverse Effect; instruments and documents evidencing any Indebtedness or Guaranteed Indebtedness of such Credit Party in an amount in excess of $250,000 and any Lien granted by such Credit Party with respect thereto; and instruments and agreements evidencing the issuance of any equity securities, warrants, rights or options to purchase equity securities of such Credit Party.  Notwithstanding the foregoing, each Credit Party has provided to Agent or its counsel, on behalf of Lenders, accurate and complete copies (or summaries) of all other agreements, instruments, and other documents that Agent or its counsel has requested.

5.18.                        Insurance.  Schedule 5.18 lists all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by each Credit Party, as well as a summary of the key business terms of each such policy such as deductibles, coverage limits and term of policy.

SECTION 6.

DEFAULT, RIGHTS AND REMEDIES

6.1.                              Event of Default.  “Event of Default” shall mean the occurrence or existence of any one or more of the following:

(a)                                  Payment.  (1) Failure by any Credit Party to pay any principal of any Loan when due, or to repay Revolving Loans to reduce their balance to the maximum amount of Revolving Loans then permitted to be outstanding or to reimburse any L/C Issuer for any payment made by such L/C Issuer under or in respect of any Letter of Credit when due or to provide cash collateral for any Letter of Credit when due or (2) failure to pay, within three (3) Business Days after the due date, any interest on any Loan or any other amount due under this Agreement or any of the other Loan Documents; or

(b)                                 Default in Other Agreements.  (1) Any Credit Party or any of its Subsidiaries fails to pay when due or within any applicable grace period any principal or interest on Indebtedness (other than the Loans) or any Contingent Obligations or (2) breach or default of any Credit Party or any of its Subsidiaries, or the occurrence of any condition or event, with respect to any Indebtedness (other than the Loans) or any Contingent Obligations, if the effect of such breach, default or occurrence is to cause or to permit the holder or holders then to cause, Indebtedness and/or Contingent Obligations having an individual principal amount in excess of $5,000,000 or having an aggregate principal amount in excess of $5,000,000 to become (other than as a result of a voluntary Asset Disposition securing Indebtedness permitted under the definitive documentation thereof) or be declared due prior to their stated maturity; or

(c)                                  Breach of Certain Provisions; Breach of Warranty.  Failure of any Credit Party to perform or comply with any term or condition contained in that portion of Section 2.2 relating to the Credit Parties’ obligation to maintain insurance, Section 2.3, Section 3 or Section 4 (other than Sections 4.1(a), (b), (d)(ii), (d)(iii), (f) and (k), as to which an Event of Default shall occur if the Credit Parties’ failure to comply with the provisions of such Sections shall continue for a period of five (5) days); or

(d)                                 Borrowing Base Certificate; Breach of Warranty.  Any information contained in any Borrowing Base Certificate is untrue or incorrect in any respect in the aggregate in any Borrowing Base, or any representation or warranty herein or in any Loan Document or in any written statement, report, financial statement or certificate (other than a Borrowing Base Certificate) made or delivered to Agent or any Lender by any Credit Party is untrue or incorrect in any material respect (without duplication of materiality qualifiers contained therein) as of the date when made or deemed made; or

(e)                                  Other Defaults Under Loan Documents. Any Credit Party defaults in the performance of or compliance with any term contained in this Agreement or the other Loan Documents (other than occurrences described in other provisions of this Section 6.1 for which a different grace or cure period is specified, or for which no cure period is specified and which constitute immediate Events of Default) and such default is not remedied or waived within thirty (30) days after the earlier of (1) receipt by Borrower Representative of notice from Agent or Requisite Lenders of such default or (2) actual knowledge of any Borrower or any other Credit Party of such default; or

(f)                                    Involuntary Bankruptcy; Appointment of Receiver, Etc.  (1) A court enters a decree or order for relief with respect to any Credit Party in an involuntary case under the Bankruptcy Code, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law; or (2) the continuance of any of the following events for forty-five (45) days unless dismissed, bonded or discharged:  (a) an involuntary case is commenced against any Credit Party, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (b) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Credit Party, or over all or a substantial part of its property, is entered; or (c) a receiver, trustee or other custodian is appointed without the consent of a Credit Party, for all or a substantial part of the property of the Credit Party; or

(g)                                 Voluntary Bankruptcy; Appointment of Receiver, Etc.  (1) any Credit Party commences a voluntary case under the Bankruptcy Code, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or (2) any Credit Party makes any assignment for the benefit of creditors; or (3) the Board of Directors of any Credit Party adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this Section 6.1(g); or

(h)                                 Judgment and Attachments.  Any money judgment, writ or warrant of attachment, or similar process (other than those described elsewhere in this Section 6.1) involving (1) an amount in any individual case in excess of $1,000,000 or (2) an amount in the aggregate at any time in excess of $5,000,000 (in either case to the extent not adequately covered by insurance as to which the insurance company has acknowledged coverage) is entered or filed against one or more of the Credit Parties or any of their respective assets and remains undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days or in any event later than five (5) Business Days prior to the date of any proposed sale thereunder; or

(i)                                     Dissolution.  Any order, judgment or decree is entered against any Credit Party decreeing the dissolution or split up of such Credit Party and such order remains undischarged or unstayed for a period in excess of fifteen (15) days; or

(j)                                     Solvency.  Any Credit Party ceases to be Solvent, fails to pay its debts as they become due or admits in writing its present or prospective inability to pay its debts as they become due; or

(k)                                  Invalidity of Loan Documents.  Any of the Loan Documents for any reason, other than a partial or full release in accordance with the terms thereof, ceases to be in full force and effect or is declared to be null and void, or any Credit Party denies that it has any further liability under any Loan Documents to which it is party, or gives notice to such effect; or

(l)                                     Business Activities.  Holdings engages in any type of business activity other than the ownership of Stock of GII and activities relating thereto and performance of its obligations under the

Related Transaction Documents to which it is a party and the maintenance of its corporate existence and corporate governance; or

(m)                               Change of Control.  A Change of Control occurs.

6.2.                              Suspension or Termination of Commitments.  Upon the occurrence and continuance of any Event of Default, Agent may, and at the request of Requisite Lenders Agent shall, without notice or demand, immediately suspend or terminate all or any portion of Lenders’ obligations to make additional Loans or issue or cause to be issued Letters of Credit under the Revolving Loan Commitment.   Upon the occurrence of any Default, Agent may, and at the request of Requisite Lenders Agent shall, without notice or demand, immediately suspend all or any portion of Lenders’ obligations to make additional Loans or issue or cause to be issued Letters of Credit under the Revolving Loan Commitment; provided that, if the subject Default is waived by Requisite Lenders or cured within any applicable grace or cure period, the Revolving Loan Commitment shall be reinstated.

6.3.                              Acceleration and other Remedies.  Upon the occurrence of any Event of Default described in Sections 6.1(f) or 6.1(g), the Commitments shall be immediately terminated and all of the Obligations, including the Revolving Loans, shall automatically become immediately due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other requirements of any kind, all of which are hereby expressly waived (including for purposes of Section 10) by Borrowers, and the Commitments shall thereupon terminate.  Upon the occurrence and during the continuance of any other Event of Default, Agent may, and at the request of the Requisite Lenders, Agent shall, by written notice to Borrower Representative (a) reduce the aggregate amount of the Commitments from time to time, (b) declare all or any portion of the Loans and all or any portion of the other Obligations to be, and the same shall forthwith become, immediately due and payable together with accrued interest thereon, (c) terminate all or any portion of the obligations of Agent, L/C Issuers and Lenders to make Revolving Credit Advances and issue Letters of Credit, (d) demand that Borrowers immediately deliver cash to Agent for the benefit of L/C Issuers (and Borrowers shall then immediately so deliver) in an amount equal to 105% of the aggregate outstanding Letter of Credit Obligations and (e) exercise any other remedies which may be available under the Loan Documents or applicable law.  Borrowers hereby grant to Agent, for the benefit of L/C Issuers and each Lender with a participation in any Letters of Credit then outstanding, a security interest in such cash collateral to secure all of the Letter of Credit Obligations.  Any such cash collateral shall be made available by Agent to L/C Issuers to reimburse L/C Issuers for payments of drafts drawn under such Letters of Credit and any Fees, Charges and expenses of L/C Issuers with respect to such Letters of Credit, and the unused portion thereof, after all such Letters of Credit shall have expired or been fully drawn upon, shall be applied to repay any other Obligations.  After all such Letters of Credit shall have expired or been fully drawn upon and all Obligations shall have been satisfied and paid in full, the balance, if any, of such cash collateral shall be returned to Borrowers.  Borrowers shall from time to time execute and deliver to Agent such further documents and instruments as Agent may request with respect to such cash collateral.

6.4.                              Performance by Agent.  If any Credit Party shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, Agent may perform or attempt to perform such covenant, duty or agreement on behalf of such Credit Party after the expiration of any cure or grace periods set forth herein.  In such event, such Credit Party shall, at the request of Agent, promptly pay any amount reasonably expended by Agent in such performance or attempted performance to Agent, together with interest thereon at the highest rate of interest in effect upon the occurrence of an Event of Default as specified in Section 1.2(d) from the date of such expenditure until paid.  Notwithstanding the foregoing, it is expressly agreed that Agent shall not have any liability or responsibility for the performance of any obligation of any Credit Party under this Agreement or any other Loan Document.

6.5.                              Application of Proceeds.  Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, (a) Borrowers irrevocably waive the right to direct the application of any and all payments at any time or times thereafter received by Agent from or on behalf of Borrowers, and Agent shall have the continuing and exclusive right to apply and to reapply any and all payments received at any time or times after the occurrence and during the continuance of an Event of Default against the Obligations in such manner as Agent may deem advisable notwithstanding any previous application by Agent and (b) in the absence of a specific determination by Agent with respect thereto, the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied:  first, to Fees and reimbursable expenses of Agent and GECM then due and payable pursuant to any of the Loan Documents; second, to interest then due and payable on that Borrower’s Swing Line Loan; third, to the principal balance of the Swing Line Loan outstanding to that Borrower until the same has been repaid in full; fourth, to interest then due and payable on Revolving Loans made to that Borrower and unpaid Obligations under any Secured Rate Contract, ratably in proportion to the interest accrued as to each Revolving Loan and unpaid Obligations under any Secured Rate Contract, as applicable; fifth to principal payments on the Revolving Loans of such Borrower and unpaid Obligations under any Secured Rate Contract and to provide cash collateral for Letter of Credit Obligations ratably to the combined principal balance of the Revolving Loans, unpaid Obligations under any Secured Rate Contract and outstanding Letter of Credit Obligations, sixth, to interest then due and payable on the Swing Line Loan of each other Borrower, pro rata; seventh, to the principal balances of the Swing Line Loan outstanding to each other Borrower, pro rata, until the same have been repaid in full; eighth, to interest then due and payable on the Revolving Loans outstanding and unpaid Obligations under any Secured Rate Contract accrued as to each Revolving Loan and unpaid Obligations under any Secured Rate Contract ratably in proportion to interest then due and payable on Revolving Loans and unpaid Obligations under any Secured Rate Contract of each other Borrower, pro rata, until the same has been paid in full and last, to the principal balance of the Revolving Loans made to each other Borrower, pro rata and unpaid Obligations under any Secured Rate Contract and to provide cash collateral for the Letter of Credit Obligations ratably to the combined principal balance of the Revolving Loans, unpaid Obligations under any Secured Rate Contract and outstanding Letter of Credit Obligations of each other Borrower, pro rata until the same has been paid in full.  Any balance remaining shall be delivered to Borrowers or to whomever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct.

SECTION 7.

CONDITIONS TO LOANS

The obligations of Lenders and L/C Issuers to make Loans and to issue or cause to be issued Letters of Credit are subject to satisfaction of all of the applicable conditions set forth below.

7.1.                              Conditions to Initial Loans.  The obligations of Lenders and L/C Issuers to make the initial Loans and to the initial issuance of Letters of Credit, whichever occurs first, are, in addition to the conditions precedent specified in Section 7.2, subject to:

(a)                                  The delivery of all documents listed on, the taking of all actions set forth on and the satisfaction of all other conditions precedent listed in the Closing Checklist attached hereto as Annex C, all in form and substance, or in a manner, satisfactory to Agent and Lenders.

(b)                                 Agent shall have received a fully executed original of a pay-off letter, reasonably satisfactory to Agent, confirming that all obligations in connection with the Senior Notes will be satisfied simultaneously with the Closing Date in full through the payment of cash in accordance with the provisions of the indenture governing the Senior Notes and all Liens upon any property of any Credit Party in connection with the Senior Notes shall be terminated immediately upon such payment.

(c)                                  The Eligible Accounts, Eligible Inventory and Eligible Real Estate supporting the initial Revolving Credit Advance and the initial Letter of Credit Obligations incurred and the amount of the Reserves to be established on the Closing Date shall be sufficient in value, as determined by Agent, to provide Borrowers, collectively, with Borrowing Availability, (after giving effect to the initial Revolving Credit Advance made to each Borrower, the incurrence of any initial Letter of Credit Obligations, the consummation of the Related Transactions and the payment of all costs and expenses related thereto) of at least $10,000,000.

(d)                                 Consummation of the Initial Public Offering with net proceeds of not less than $70,000,000.

(e)                                  Receipt by Agent of acceptable (i) real estate appraisals prepared by an appraiser retained by Agent and (ii) inventory appraisals prepared by an appraiser retained by Agent.

(f)                                    Receipt by Agent of the Company’s available unaudited statements for each monthly period from January 2006 through April 2006.

(g)                                 Borrowers, on a consolidated basis, will have a minimum EBITDA for the trailing twelve months ended April 30, 2006 of at least $20,000,000.

(h)                                 Borrowers shall not make a request for a Revolving Credit Advance on the Closing Date for more than $25,000,000.

7.2.                              Conditions to All Loans.  Except as otherwise expressly provided herein, no Lender or L/C Issuer shall be obligated to fund any Advance or incur any Letter of Credit Obligation, if, as of the date thereof (the “Funding Date”):

(a)                                  any representation or warranty by any Credit Party contained herein or in any other Loan Document is untrue or incorrect in any material respect (without duplication of any materiality qualifier contained therein) as of such date (except to the extent that such representation or warranty expressly relates to an earlier date), and Agent or Requisite Revolving Lenders have determined not to make such Advance or incur such Letter of Credit Obligation as a result of the fact that such warranty or representation is so untrue or incorrect;

(b)                                 any Default or Event of Default has occurred and is continuing or would result after giving effect to any Advance (or the incurrence of any Letter of Credit Obligation), and Agent or Requisite Revolving Lenders shall have determined not to make any Advance or incur any Letter of Credit Obligation as a result of that Default or Event of Default; or

(c)                                  after giving effect to any Advance (or the incurrence of any Letter of Credit Obligations), the outstanding amount of the aggregate Revolving Loan would exceed remaining Borrowing Availability (except as provided in Section 1.1(a)(ii)).

The request and acceptance by any Borrower of the proceeds of any Advance, the incurrence of any Letter of Credit Obligations or the conversion or continuation of any Loan into, or as, a LIBOR Loan shall be deemed to constitute, as of the date thereof, (i) a representation and warranty by Borrowers that the conditions in this Section 7.2  have been satisfied and (ii) a reaffirmation by Borrowers of the cross guaranty provisions set forth in Section 10 and of the granting and continuance of Agent’s Liens, on behalf of itself and Lenders, pursuant to the Collateral Documents.

SECTION 8.

ASSIGNMENT AND PARTICIPATION

8.1.                              Assignment and Participations.

(a)                                  Subject to the terms of this Section 8.1, any Lender may make an assignment to a Qualified Assignee of, or sale of participations in, at any time or times, the Loan Documents, Loans, Letter of Credit Obligations and any Commitment or any portion thereof or interest therein, including any Lender’s rights, title, interests, remedies, powers or duties thereunder.  Any assignment by a Lender shall:  (i) require the consent of Agent (which consent shall not be unreasonably withheld or delayed with respect to a Qualified Assignee, and which consent is not required for an assignment between Lenders or from a Lender to an Affiliate or a Lender) and the execution of an assignment agreement (an “Assignment Agreement” substantially in the form attached hereto as Exhibit 8.1 and otherwise in form and substance reasonably satisfactory to, and acknowledged by, Agent); provided, however, that assignments by Non-Funding Lenders shall be subject to Agent’s prior written consent in all instances in the sole discretion of Agent; (ii) be conditioned on such assignee Lender representing to the assigning Lender and Agent that it is purchasing the applicable Loans to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof; (iii) except with respect to any assignment by a Lender to an Affiliate of such Lender, after giving effect to any such partial assignment, the assignee Lender shall have Commitments in an amount at least equal to $2,500,000 and the assigning Lender shall have retained Commitments in an amount at least equal to $2,500,000; (iv) require a payment to Agent of an assignment fee of $3,500 and (v) provided, that, no Event of Default shall have occurred or be continuing, require the consent of Borrower Representative (which consent shall not be unreasonably withheld or delayed).  In the case of an assignment by a Lender under this Section 8.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as all other Lenders hereunder.  The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitments or assigned portion thereof from and after the date of such assignment.  Borrowers hereby acknowledge and agree that any assignment shall give rise to a direct obligation of Borrowers to the assignee and that the assignee shall be considered to be a “Lender.”  In all instances, each Lender’s liability to make Loans hereunder shall be several and not joint and shall be limited to such Lender’s Pro Rata Share of the applicable Commitment.  In the event Agent or any Lender assigns or otherwise transfers all or any part of the Obligations, Agent or any such Lender shall so notify Borrowers and Borrowers shall, upon the request of Agent or such Lender, execute new Notes in exchange for the Notes, if any, being assigned.  Notwithstanding the foregoing provisions of this Section 8.1(a), (a) any Lender may at any time pledge the Obligations held by it and such Lender’s rights under this Agreement and the other Loan Documents to a Federal Reserve Bank, (b) any Lender that is an investment fund may assign the Obligations held by it and such Lender’s rights under this Agreement and the other Loan Documents to another investment fund managed by the same investment advisor or pledge such Obligations and rights to trustee for the benefit of its investors and (c) any Lender may assign the Obligations to an Affiliate of such Lender or to a Person that is a Lender prior to the date of such assignment.

(b)                                 Any participation by a Lender of all or any part of its Commitments shall be made with the understanding that all amounts payable by Borrowers hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Loan in which such holder participates, (ii) any extension of the scheduled amortization of the principal amount of any Loan in which such holder participates or the final maturity date thereof, and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents).  Solely for purposes of Sections 1.10, 1.11, 8.3 and 9.1, Borrowers acknowledge and agree that a participation shall give rise to a direct obligation of Borrowers to the participant and the participant shall be considered to be a “Lender.”  Notwithstanding the foregoing, at the time of each assignment or sale of a participation pursuant to this Section 8.1 to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the IRC) for U.S. Federal income tax purposes, the assignee Lender or holder of such participation shall, to the extent legally entitled to do so, provide to the relevant Borrower the appropriate Certificate of Exemption and “Non Bank Certificate” described in Section 1.11(c).  To the extent that an assignment or sale of a participation of all or any portion of a Lender’s Commitments and related outstanding Obligations pursuant to this Section 8.1 would, at the time of such assignment, result in increased costs under Section 1.10 or 1.11 from those being charged by the assigning or selling Lender prior to such assignment, then such Borrowers shall not be obligated to pay such additional amounts (although the relevant Borrowers, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment or sale of participation).  Except as set forth in the preceding sentence no Borrower or any other Credit Party shall have any obligation or duty to any participant.  Neither Agent nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred.

(c)                                  Except as expressly provided in this Section 8.1, no Lender shall, as between Borrowers and that Lender, or Agent and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender.

(d)                                 Each Credit Party shall assist each Lender permitted to sell assignments or participations under this Section 8.1 as required to enable the assigning or selling Lender to effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be reasonably requested and the prompt preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants, all on a timetable established by Agent in its sole discretion.  Each Credit Party executing this Agreement shall certify the correctness, completeness and accuracy of all descriptions of the Credit Parties and their respective affairs contained in any selling materials provided by it and all other information provided by it and included in such materials, except that any Projections delivered by Borrowers shall only be certified by Borrowers as having been prepared by Borrowers in compliance with the representations contained in Section 5.5.  Agent shall maintain, on behalf of Borrowers, in its offices located at 500 West Monroe Street, Chicago, Illinois or such other office as Agent shall determine a “register” for recording the name, address, commitment and Loans owing to each Lender.  The entries in such register shall be presumptive evidence of the amounts due and owing to each Lender in the absence of manifest error.  Borrowers, Agent and each Lender may treat each Person whose name is recorded in such register pursuant to the terms hereof as a Lender for all purposes of this Agreement.  The register described herein shall be available for inspection by Borrower and any Lender, at any reasonable time upon reasonable prior notice.

(e)                                  A Lender may furnish any information concerning Credit Parties in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants); provided that such Lender shall obtain from assignees or participants confidentiality covenants substantially equivalent to those contained in Section 9.13.

(f)                                    So long as no Event of Default has occurred and is continuing, no Lender shall assign or sell participations in any portion of its Loans or Commitments to a potential Lender or participant, if, as of the date of the proposed assignment or sale, the assignee Lender or participant would be subject to capital adequacy or similar requirements under Section 1.10(a), increased costs or an inability to fund LIBOR Loans under Section 1.10(b), or withholding taxes in accordance with Section 1.11.

8.2.                              Agent.

(a)                                  Appointment.  Each Lender hereby designates and appoints GE Capital as its Agent under this Agreement and the other Loan Documents, and each Lender hereby irrevocably authorizes Agent to execute and deliver the Collateral Documents and to take such action or to refrain from taking such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto.  Agent is authorized and empowered to amend, modify, or waive any provisions of this Agreement or the other Loan Documents on behalf of Lenders subject to the requirement that certain of Lenders’ consent be obtained in certain instances as provided in this Section 8.2 and Section 9.2.  The provisions of this Section 8.2 are solely for the benefit of Agent and Lenders and neither Borrowers nor any other Credit Party shall have any rights as a third party beneficiary of any of the provisions hereof.  In performing its functions and duties under this Agreement, Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Borrowers or any other Credit Party.  Agent may perform any of its duties hereunder, or under the Loan Documents, by or through its agents or employees.

(b)                                 Nature of Duties.  The duties of Agent shall be mechanical and administrative in nature.  Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender.  Nothing in this Agreement or any of the Loan Documents, express or implied, is intended to or shall be construed to impose upon Agent any obligations in respect of this Agreement or any of the Loan Documents except as expressly set forth herein or therein.  Each Lender shall make its own independent investigation of the financial condition and affairs of each Credit Party in connection with the extension of credit hereunder and shall make its own appraisal of the creditworthiness of each Credit Party, and Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto (other than as expressly required herein).  If Agent seeks the consent or approval of any Lenders to the taking or refraining from taking any action hereunder, then Agent shall send notice thereof to each Lender.  Agent shall promptly notify each Lender any time that the Requisite Lenders have instructed Agent to act or refrain from acting pursuant hereto.

(c)                                  Rights, Exculpation, Etc.  Neither Agent nor any of its officers, directors, employees or agents shall be liable to any Lender for any action taken or omitted by them hereunder or under any of the Loan Documents, or in connection herewith or therewith, except that Agent shall be liable to the extent of its own gross negligence or willful misconduct as determined by a final non-appealable order by a court of competent jurisdiction.  Agent shall not be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them).  In no event shall Agent be liable for punitive, special, consequential, incidental, exemplary or other similar damages.  In performing its functions and duties hereunder, Agent shall exercise the same care which it would in dealing with loans for its own account, but neither Agent nor any of its agents or representatives shall be responsible to any Lender for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, or sufficiency of this Agreement or any of the Loan Documents or the transactions contemplated thereby, or for the financial condition of any Credit Party.  Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the Loan Documents or the financial condition of any Credit Party, or the existence or possible existence of any Default or Event of Default.  Agent may at any time request instructions from Requisite Lenders or all affected Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Loan Documents Agent is permitted or required to take or to grant.  If such instructions are promptly requested, Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from the Requisite Lenders or such other portion of the Lenders as shall be prescribed by this Agreement.  Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders or all affected Lenders, as applicable; and, notwithstanding the instructions of Requisite Lenders or all affected Lenders, as applicable, Agent shall have no obligation to take any action if it believes, in good faith, that such action is deemed to be illegal by Agent or exposes Agent to any liability for which it has not received satisfactory indemnification in accordance with Section 8.2(e).

(d)                                 Reliance.  Agent shall be entitled to rely, and shall be fully protected in relying, upon any written or oral notices, statements, certificates, orders or other documents or any telephone message or other communication (including any writing, telex, fax or telegram) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Loan Documents and its duties hereunder or thereunder.  Agent shall be entitled to rely upon the advice of legal counsel, independent accountants, and other experts selected by Agent in its sole discretion.

(e)                                  Indemnification.  Lenders will reimburse and indemnify Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, attorneys’ fees and expenses), advances or disbursements of any kind or nature whatsoever (including, without limitation, Taxes required to be paid to Agent by Borrowers under Section 1.11) which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by Agent under this Agreement or any of the Loan Documents, in proportion to each Lender’s Pro Rata Share, but only to the extent that any of the foregoing is not reimbursed by Borrowers; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements to the extent resulting from Agent’s gross negligence or willful misconduct as determined by a final non-appealable order by a court of competent jurisdiction.  If any indemnity furnished to Agent for any purpose shall, in the opinion of Agent, be insufficient or become impaired, Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against even if so directed by the Requisite Lenders or such other portion of the Lenders as shall be prescribed by this Agreement until such additional indemnity is furnished.  The obligations of Lenders under this Section 8.2(e) shall survive the payment in full of the Obligations and the termination of this Agreement.

(f)                                    GE Capital Individually.  With respect to its Commitments hereunder, GE Capital shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender.  The terms “Lenders”, “Requisite Lenders” or any similar terms shall, unless the context clearly otherwise indicates, include GE Capital in its individual capacity as a Lender or one of the Requisite Lenders.  GE Capital, either directly or through strategic affiliations, may lend money to, acquire equity or other ownership interests in, provide advisory services to and generally engage in any kind of banking, trust or other business with any Credit Party as if it were not acting as Agent pursuant hereto and without any duty to account therefor to Lenders.  GE Capital, either directly or through strategic affiliations, may accept fees and other consideration from any Credit Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

(g)                                 Successor Agent.

(i)                                     Resignation.  Agent may resign from the performance of all its agency functions and duties hereunder at any time by giving at least thirty (30) Business Days’ prior written notice to Borrower Representative and Lenders.  Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clause (ii) below or as otherwise provided in clause (ii) below.

(ii)                                  Appointment of Successor.  Upon any such notice of resignation pursuant to clause (i) above, Requisite Lenders shall appoint a successor Agent which, unless an Event of Default has occurred and is continuing, shall be reasonably acceptable to Borrowers.  If a successor Agent shall not have been so appointed within the thirty (30) Business Day period referred to in clause (i) above, the retiring Agent, upon notice to Borrower Representative, shall then appoint a successor Agent which, unless an Event of Default has occurred and is continuing, shall be reasonably acceptable to Borrowers and who shall serve as Agent until such time, if any, as Requisite Lenders appoint a successor Agent as provided above.

(iii)                               Successor Agent.  Upon the acceptance of any appointment as Agent under the Loan Documents by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents.  After any retiring Agent’s resignation as Agent, the provisions of this Section 8.2 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it in its capacity as Agent.

(h)                                 Collateral Matters.

(i)                                     Release of Collateral.  Lenders hereby irrevocably authorize Agent, at its option and in its discretion, to release any Lien granted to or held by Agent upon any Collateral (x) upon termination of the Commitments and payment and satisfaction of all Obligations and all Obligations arising under Secured Rate Contracts (other than contingent indemnification obligations to the extent no claims giving rise thereto have been asserted) or (y) constituting property being sold or disposed of if Borrowers (or any of them) or the Borrower Representative certify to Agent that the sale or disposition is made in compliance with the provisions of this Agreement (and Agent may rely in good faith conclusively on any such certificate, without further inquiry).

(ii)                                  Confirmation of Authority; Execution of Releases.  Without in any manner limiting Agent’s authority to act without any specific or further authorization or consent by Lenders (as set forth in Section 8.2(h)(i)), each Lender agrees to confirm in writing, upon request by Agent or Borrower Representative, the authority to release any Collateral conferred upon Agent under clauses (x) and (y) of Section 8.2(h)(i).  Upon receipt by Agent of any required confirmation from the Requisite Lenders of its authority to release any particular item or types of Collateral, and upon at least ten (10) Business Days’ prior written request by Borrower Representative, Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to Agent upon such Collateral; provided, however, that (x) Agent shall not be required to execute any such document on terms which, in Agent’s opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (y) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of any Credit Party, in respect of), all interests retained by any Credit Party, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

(iii)                               Absence of Duty.  Agent shall have no obligation whatsoever to any Lender or any other Person to assure that the property covered by the Collateral Documents exists or is owned by Borrowers or any other Credit Party or is cared for, protected or insured or has been encumbered or that the Liens granted to Agent have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this Section 8.2(h) or in any of the Loan Documents, it being understood and agreed that in respect of the property covered by the Collateral Documents or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its discretion, given Agent’s own interest in property covered by the Collateral Documents as one of the Lenders and that Agent shall have no duty or liability whatsoever to any of the other Lenders, provided that Agent shall exercise the same care which it would in dealing with loans for its own account.

(i)                                     Agency for Perfection.  Agent and each Lender hereby appoint each other Lender as agent for the purpose of perfecting Agent’s security interest in assets which, in accordance with the Code in any applicable jurisdiction, can be perfected by possession or control.  Should any Lender (other than Agent) obtain possession or control of any such assets, such Lender shall notify Agent thereof, and, promptly upon Agent’s request therefor, shall deliver such assets to Agent or in accordance with Agent’s instructions or transfer control to Agent in accordance with Agent’s instructions.  Each Lender agrees that it will not have any right individually to enforce or seek to enforce any Collateral Document or to realize upon any collateral security for the Loans unless instructed to do so by Agent in writing, it being understood and agreed that such rights and remedies may be exercised only by Agent.

(j)                                     Notice of Default.  Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default except with respect to defaults in the payment of principal, interest and Fees required to be paid to Agent for the account of Lenders, unless Agent shall have received written notice from a Lender or Borrower Representative referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”.  Agent will use reasonable efforts to notify each Lender of its receipt of any such notice, unless such notice is with respect to defaults in the payment of principal, interest and fees, in which case Agent will notify each Lender of its receipt of such notice.  Agent shall take such action with respect to such Default or Event of Default as may be requested by Requisite Lenders in accordance with Section 6.  Unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interests of Lenders.

(k)                                  Lender Actions Against Collateral.  Each Lender agrees that it will not take any action, nor institute any actions or proceedings, with respect to the Loans, against any Borrower or any Credit Party hereunder or under the other Loan Documents or against any of the Real Estate encumbered by Mortgages without the consent of the Requisite Lenders.  With respect to any action by Agent to enforce the rights and remedies of Agent and the Lenders under this Agreement and the other Loan Documents, each Lender hereby consents to the jurisdiction of the court in which such action is maintained, and agrees to deliver its Notes to Agent to the extent necessary to enforce the rights and remedies of Agent for the benefit of the Lenders under the Mortgages in accordance with the provisions hereof.

8.3.                              Set Off and Sharing of Payments.  In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, during the continuance of any Event of Default, each Lender is hereby authorized by Borrowers at any time or from time to time, with reasonably prompt subsequent notice to Borrower Representative (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply any and all (A) balances held by such Lender at any of its offices for the account of any Borrower or any of its Subsidiaries (regardless of whether such balances are then due to Borrower or its Subsidiaries), and (B) other property at any time held or owing by such Lender to or for the credit or for the account of any Borrower or any of its Subsidiaries, against and on account of any of the Obligations; except that no Lender shall exercise any such right without the prior written consent of Agent.  If a Non-Funding Lender or Impacted Lender receives any such payment as described in the previous sentence, such Lender shall turn over such payments to Agent up to such amount as would satisfy the cash collateral requirements set forth in Section 8.5(a)(ii).  Any Lender exercising a right to set off shall purchase for cash (and the other Lenders shall sell) interests in each of such other Lender’s Pro Rata Share of the Obligations as would be necessary to cause all Lenders to share the amount so set off with each other Lender in accordance with their respective Pro Rata Shares.  Borrowers agree, to the fullest extent permitted by law, that any Lender may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and upon doing so shall deliver such amount so set off to the Agent for the benefit of all Lenders in accordance with their Pro Rata Shares.

8.4.                              Disbursement of Funds.  Agent may, on behalf of Lenders, disburse funds to Borrowers for Loans requested.  Each Lender shall reimburse Agent on demand for all funds disbursed on its behalf by Agent, or if Agent so requests, each Lender will remit to Agent its Pro Rata Share of any Loan before Agent disburses same to Borrowers.  If Agent elects to require that each Lender make funds available to Agent prior to a disbursement by Agent to Borrowers, Agent shall advise each Lender by telephone or fax of the amount of such Lender’s Pro Rata Share of the Loan requested by Borrower Representative no later than 1:00 p.m. (New York time) on the Funding Date applicable thereto, and each such Lender shall pay Agent such Lender’s Pro Rata Share of such requested Loan, in same day funds, by wire transfer to Agent’s account on such Funding Date.  If any Lender fails to pay the amount of its Pro Rata Share within one (1) Business Day after Agent’s demand, Agent shall promptly notify Borrower Representative, and Borrowers shall immediately repay such amount to Agent.  Any repayment required pursuant to this Section 8.4 shall be without premium or penalty.  Nothing in this Section 8.4 or elsewhere in this Agreement or the other Loan Documents, including the provisions of Section 8.5, shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that Agent or Borrowers may have against any Lender as a result of any default by such Lender hereunder.

8.5.                              Disbursements of Advances; Payment.

(a)                                  Advances; Payments.

(i)                                     Revolving Lenders shall refund or participate in the Swing Line Loan in accordance with clauses (iii) and (iv) of Section 1.1(c).  If the Swing Line Lender declines to make a Swing Line Advance or if Swing Line Availability is zero, Agent shall notify Revolving Lenders, promptly after receipt of a Notice of Revolving Credit Advance and in any event prior to 1:00 p.m. (New York time) on the date such Notice of a Revolving Credit Advance is received, by fax, telephone or other similar form of transmission.  Each Revolving Lender shall make the amount of such Lender’s Pro Rata Share of such Revolving Credit Advance available to Agent in same day funds by wire transfer to Agent’s account as set forth in Section 1.1(e) not later than 3:00 p.m. (New York time) on the requested Funding Date in the case of an Index Rate Loans and not later than 11:00 a.m. (New York time) on the requested Funding Date in the case of a LIBOR Loan.  After receipt of such wire transfers (or, in the Agent’s sole discretion, before receipt of such wire transfers), subject to the terms hereof, Agent shall make the requested Revolving Credit Advance to Borrowers as designated by Borrower Representative in the Notice of Revolving Credit Advance.  All payments by each Revolving Lender shall be made without setoff, counterclaim or deduction of any kind.

(ii)                                  At least once each calendar week or more frequently at Agent’s election (each, a “Settlement Date”), Agent shall advise each Lender by telephone or fax of the amount of such Lender’s Pro Rata Share of principal, interest and Fees paid for the benefit of Lenders with respect to each applicable Loan.  Provided that each Lender has funded all payments and Advances required to be made by it and purchased all participations required to be purchased by it under this Agreement and the other Loan Documents as of such Settlement Date, Agent shall pay to each Lender such Lender’s Pro Rata Share of principal, interest and Fees paid by Borrowers since the previous Settlement Date for the benefit of such Lender on the Loans held by it. Such payments shall be made by wire transfer to such Lender’s account (as specified by such Lender in Annex E or the applicable Assignment Agreement) not later than 2:00 p.m. (New York time) on the next Business Day following each Settlement Date. To the extent that any Lender (a “Non-Funding Lender”) has failed to fund all such payments and Advances or failed to fund the purchase of all such participations, Agent shall be entitled to set off the funding shortfall against that Non-Funding Lender’s Pro Rata Share of all payments received from Borrowers and hold, in a non-interest bearing account, all payments received by Agent for the benefit of any Non-Funding Lender pursuant to this Agreement as cash collateral for any unfunded reimbursement obligations of such Non-Funding Lender until the Obligations are paid in full in cash, all Letter of Credit Obligations have been discharged or cash collateralized and all Commitments have been terminated, and upon such unfunded obligations owing by a Non-Funding Lender becoming due and payable, Agent shall be authorized to use such cash collateral to make such payment on behalf of such Non-Funding Lender.  Any amounts owing by a Non-Funding Lender to Agent which are not paid when due shall accrue interest at the interest rate applicable during such period to Revolving Loans that are Index Rate Loans..

(b)                                 Availability of Lender’s Pro Rata Share.  Agent may assume that each Revolving Lender will make its Pro Rata Share of each Revolving Credit Advance available to Agent on each Funding Date.  If such Pro Rata Share is not, in fact, paid to Agent by such Revolving Lender when due, Agent will be entitled to recover such amount on demand from such Revolving Lender without setoff, counterclaim or deduction of any kind.  If any Revolving Lender fails to pay the amount of its Pro Rata Share forthwith upon Agent’s demand, Agent shall promptly notify Borrower Representative and Borrowers shall immediately repay such amount to Agent.  Nothing in this Section 8.5(b) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Revolving Lender or to relieve any Revolving Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrowers may have against any Revolving Lender as a result of any default by such Revolving Lender hereunder.  To the extent that Agent advances funds to Borrowers on behalf of any Revolving Lender and is not reimbursed therefor on the same

Business Day as such Advance is made, Agent shall be entitled to retain for its account all interest accrued on such Advance until reimbursed by the applicable Revolving Lender.

(c)                                  Return of Payments.

(i)                                     If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrowers and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind.

(ii)                                  If Agent determines at any time that any amount received by Agent under this Agreement must be returned to any Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent will not be required to distribute any portion thereof to any Lender.  In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to any Borrower or such other Person, without setoff, counterclaim or deduction of any kind.

(d)                                 Non-Funding Lenders.  The failure of any Non Funding Lender to make any Revolving Credit Advance, pay any Letter of Credit Obligation or make any other payment required by it hereunder or to purchase any participation in any Swing Line Loan to be made or purchased by it on the date specified therefor shall not relieve any other Lender (each such other Revolving Lender, an “Other Lender”) of its obligations to make such Advance or payment or purchase such participation on such date, but neither Agent nor, other than as expressly set forth herein, any Other Lender shall be responsible for the failure of any Non-Funding Lender to make an Advance, purchase a participation or make any other payment required hereunder.  Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a “Lender” or a “Revolving Lender” (or be, or have its Loans and Commitments, included in the determination of “Requisite Lenders” or “Lenders directly affected” pursuant to Section 9.2) for any voting or consent rights under or with respect to any Loan Document.  Moreover, for the purposes of determining Requisite Lenders, the Loans and Commitments held by Non-Funding Lenders shall be excluded from the total Loans and Commitments outstanding.  At Borrower Representative’s request, Agent or a Person reasonably acceptable to Agent shall have the right with Agent’s consent and in Agent’s sole discretion (but shall have no obligation) to purchase from any Non-Funding Lender, and each Non-Funding Lender agrees that it shall, at Agent’s request, sell and assign to Agent or such Person, all of the Commitments of that Non-Funding Lender for an amount equal to the principal balance of all Loans held by such Non-Funding Lender and all accrued interest and fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

(e)                                  Dissemination of Information.  Agent shall use reasonable efforts to provide Lenders with any notice of Default or Event of Default received by Agent from, or delivered by Agent to, any Credit Party, with notice of any Event of Default of which Agent has actually become aware and with notice of any action taken by Agent following any Event of Default; provided, that Agent shall not be liable to any Lender for any failure to do so.

(f)                                    Actions in Concert.  Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including exercising any rights of setoff) without first obtaining the prior written consent of Agent and Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Agent or Requisite Lenders.  Agent is authorized to issue all notices to be issued by or on behalf of the Lenders with respect to any Subordinated Debt.

SECTION 9.

MISCELLANEOUS

9.1.                              Indemnities.  Borrowers agree, jointly and severally, to indemnify, pay, and hold Agent, each Lender, each L/C Issuer and their respective officers, directors, employees, agents, and attorneys (the “Indemnitees”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs and expenses (including all reasonable fees and expenses of counsel to such Indemnitees) of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Indemnitee as a result of such Indemnitees being a party to this Agreement or the transactions consummated pursuant to this Agreement or otherwise relating to any of the Related Transactions; any other act, event or transaction related, contemplated in or attendant to any of the foregoing; provided, that Borrowers shall have no obligation to an Indemnitee hereunder with respect to liabilities to the extent resulting from the gross negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction.  If and to the extent that the foregoing undertaking may be unenforceable for any reason, Borrowers agree to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law.

9.2.                              Amendments and Waivers.

(a)                                  Except for actions expressly permitted to be taken by Agent, no amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, or any consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Borrowers, and by Requisite Lenders or all affected Lenders, as applicable.  Except as set forth in clause (b) below, all such amendments, modifications, terminations or waivers requiring the consent of any Lenders shall require the written consent of Requisite Lenders.

(b)                                 No amendment, modification, termination or waiver shall, unless in writing and signed by Agent and each Lender directly affected thereby:  (i) increase the principal amount of any Lender’s Commitment (which action shall be deemed only to affect those Lenders whose Commitments are increased and may be approved by Requisite Lenders, including those Lenders whose Commitments are increased); (ii) reduce the principal of, rate of interest on or Fees payable with respect to any Loan or Letter of Credit Obligations of any affected Lender; (iii) extend any scheduled payment date or final maturity date of the principal amount of any Loan of any affected Lender; (iv) waive, forgive, defer, extend or postpone any payment of interest or Fees as to any affected Lender (which action shall be deemed only to affect those Lenders to whom such payments are made); (v)  all or substantially all of the Guarantees or all or substantially all of the Collateral (which action shall be deemed to directly affect all Lenders); (vi) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that shall be required for Lenders or any of them to take any action hereunder; and (vii) amend or waive this Section 9.2 or the definition of the term “Requisite Lenders” insofar as such definition affects the substance of this Section 9.2.  Furthermore, no amendment, modification, termination or waiver affecting the rights or duties of Agent or L/C Issuer under this Agreement or any other Loan Document, including any release of any Guarantee or Collateral requiring a writing signed by all Lenders, shall be effective unless in writing and signed by Agent or L/C Issuer, as the case may be, in addition to Lenders required hereinabove to take such action.  No amendment, modification or waiver of this Agreement or any Loan Document altering the ratable treatment of Obligations arising under

Secured Rate Contracts resulting in such Obligations being junior in right of payment to principal on the Loans or resulting in Obligations owing to any Secured Swap Provider becoming unsecured (other than releases of Liens permitted in accordance with the terms hereof), in each case in a manner adverse to any Secured Swap Provider, shall be effective without the written consent of such Secured Swap Provider or, in the case of a Secured Rate Contract provided or arranged by GE Capital or an Affiliate of GE Capital, GE Capital.  Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given.  No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document.  No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note.  No notice to or demand on any Credit Party in any case shall entitle such Credit Party or any other Credit Party to any other or further notice or demand in similar or other circumstances.  Any amendment, modification, termination, waiver or consent effected in accordance with this Section 9.2 shall be binding upon each holder of the Notes at the time outstanding and each future holder of the Notes.

9.3.                              Notices.

(a)                                  Addresses.  All notices, demands, requests, directions and other communications required or expressly authorized to be made by this Agreement shall, whether or not specified to be in writing but unless otherwise expressly specified to be given by any other means, be given in writing and (i) addressed to the respective party as set forth below and otherwise to the party to be notified at its address specified opposite its name on the signature page of any applicable Assignment Agreement, (ii) posted to Intralinks® (to the extent such system is available and set up by or at the direction of the Agent or (prior to posting) in an appropriate location by uploading such notice, demand, request, direction or other communication to www.intralinks.com, faxing it to 866-545-6600 with an appropriate bar-coded fax coversheet or using such other means of posting to Intralinks® as may be available and reasonably acceptable to the Agent prior to such posting, (iii) posted to any other E-System set up by or at the direction of the Agent in an appropriate location or (iv) addressed to such other address as shall be notified in writing (A) in the case of the Borrowers, the Agent and the Swing Line Lender, to the other parties hereto and (B) in the case of all other parties, to the Borrowers and the Agent.  Transmission by electronic mail (including E-Fax, even if transmitted to the fax numbers set forth in clause (i) above) shall not be sufficient or effective to transmit any such notice unless such transmission is an available means to post to any E-System.

Notices shall be addressed as follows:

If to Borrower Representative:	GOLFSMITH INTERNATIONAL, INC.
11000 North IH-35
Austin, Texas 78753
ATTN: Sue Gove
Fax: (512) 821-4992

With a copy to:	First Atlantic Capital, Ltd.
135 East 57th Street
New York, New York 10022
ATTN: James Grover
Fax: (212) 207-8842

With a copy to:	White & Case LLP
1155 Avenue of the Americas
New York, New York 10036
ATTN: Joseph Brazil
Fax: (212) 354-8113

If to Agent or GE Capital:	GENERAL ELECTRIC CAPITAL CORPORATION
125 Summer Street, 12th Floor
Boston, MA 02110
ATTN: Golfsmith Account Officer
Fax: (617) 261-1222

With a copy to:	GENERAL ELECTRIC CAPITAL CORPORATION
201 Merritt 7
P.O. Box 5201
Norwalk, CT 06856-5201
ATTN: General Counsel
Fax: (203) 956-4216

If to a Lender:	To the address set forth on the signature page hereto or in the applicable Assignment Agreement

(b)                                 Effectiveness.  All communications described in Subsection (a) above and all other notices, demands, requests and other communications made in connection with this Agreement shall be effective and be deemed to have been received (i) if delivered by hand, upon personal delivery, (ii) if delivered by overnight courier service, one Business Day after delivery to such courier service, (iii) if delivered by mail, when deposited in the mails and, (iv) if delivered by facsimile (other than to post to an E-System pursuant to Subsection (a)(ii) or (a)(iii) above), upon sender’s receipt of confirmation of proper transmission, and (v) if delivered by posting to any E-System, on the later of the date of such posting in an appropriate location and the date access to such posting is given to the recipient thereof in accordance with the standard procedures applicable to such E-System; provided, however, that no communications to the Agent pursuant to Section 2 or Section 8 shall be effective until received by the Agent.

(c)                                  Electronic Transmissions.

(i)                                     Authorization.  Subject to the provisions of Subsection (a), each of the Agent, the Borrowers, the Lenders, the L/C Issuers and each of their authorized representatives is authorized (but not required) to transmit, post or otherwise make or communicate, in its sole discretion, Electronic Transmissions in connection with any Loan Document and the transactions contemplated therein.  Each of Holdings, the Borrowers and each Credit Party hereby acknowledges and agrees, and each of Holdings and the Borrowers shall cause each other Credit Party to acknowledge and agree, that the use of Electronic Transmissions is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks by hereby authorizing the transmission of Electronic Transmissions.

(ii)                                  Signatures.  Subject to the provisions of Subsection (a) above, (A) no posting to any E-System shall be denied legal effect merely because it is made electronically, (B) each E-Signature on any such posting shall be deemed sufficient to satisfy any requirement for a “signature” and

(C) each such posting shall be deemed sufficient to satisfy any requirement for a “writing”, in each case including pursuant to any Loan Document, any applicable provision of any UCC, the federal Uniform Electronic Transactions Act, the Electronic Signatures in Global and National Commerce Act and any substantive or procedural requirement of law governing such subject matter, (ii) each such posting that is not readily capable of bearing either a signature or a reproduction of a signature may be signed, and shall be deemed signed, by attaching to, or logically associating with such posting, an E-Signature, upon which each Credit Party may rely and assume the authenticity thereof, (iii) each such posting containing a signature, a reproduction of a signature or an E-Signature shall, for all intents and purposes, have the same effect and weight as a signed paper original and (iv) each party hereto or beneficiary hereto agrees not to contest the validity or enforceability of any posting on any E-System or E-Signature on any such posting under the provisions of any applicable requirement of law requiring certain documents to be in writing or signed; provided, however, that nothing herein shall limit such party’s or beneficiary’s right to contest whether any posting to any E-System or E-Signature has been altered after transmission.

(iii)                               Separate Agreements.  All uses of an E-System shall be governed by and subject to, in addition to Subsections (a) and (b) and this Subsection (c), separate terms and conditions posted or referenced in such E-System and related contractual obligations executed by Credit Parties in connection with the use of such E-System.

(iv)                              LIMITATION OF LIABILITY.  ALL E-SYSTEMS AND ELECTRONIC TRANSMISSIONS SHALL BE PROVIDED “AS IS” AND “AS AVAILABLE”.  NONE OF AGENT OR ANY OF ITS AFFILIATES WARRANTS THE ACCURACY, ADEQUACY OR COMPLETENESS OF ANY E-SYSTEMS OR ELECTRONIC TRANSMISSION, AND EACH DISCLAIMS ALL LIABILITY FOR ERRORS OR OMISSIONS THEREIN.  NO WARRANTY OF ANY KIND IS MADE BY THE AGENT OR ANY OF ITS AFFILIATES IN CONNECTION WITH ANY E-SYSTEMS OR ELECTRONIC COMMUNICATION, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS.  Each of Holdings, the Borrowers and each Credit Party agrees (and each of Holdings and the Borrowers shall cause each other Credit Party to agree) that the Agent has no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Electronic Transmission or otherwise required for any E-System.

9.4.                              Failure or Indulgence Not Waiver; Remedies Cumulative.  No failure or delay on the part of Agent or any Lender to exercise, nor any partial exercise of, any power, right or privilege hereunder or under any other Loan Documents shall impair such power, right, or privilege or be construed to be a waiver of any Default or Event of Default.  All rights and remedies existing hereunder or under any other Loan Document are cumulative to and not exclusive of any rights or remedies otherwise available.

9.5.                              Marshaling; Payments Set Aside.  Neither Agent nor any Lender shall be under any obligation to marshal any assets in payment of any or all of the Obligations.  To the extent that Borrowers make payment(s) or Agent enforces its Liens or Agent or any Lender exercises its right of set-off, and such payment(s) or the proceeds of such enforcement or set-off is subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid by anyone, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

9.6.                              Severability.  The invalidity, illegality, or unenforceability in any jurisdiction of any provision under the Loan Documents shall not affect or impair the remaining provisions in the Loan Documents.

9.7.                              Lenders’ Obligations Several; Independent Nature of Lenders’ Rights.  The obligation of each Lender hereunder is several and not joint and no Lender shall be responsible for the obligation or commitment of any other Lender hereunder.  In the event that any Lender at any time should fail to make a Loan as herein provided, the Lenders, or any of them, at their sole option, may make the Loan that was to have been made by the Lender so failing to make such Loan.  Nothing contained in any Loan Document and no action taken by Agent or any Lender pursuant hereto or thereto shall be deemed to constitute Lenders to be a partnership, an association, a joint venture or any other kind of entity.  The amounts payable at any time hereunder to each Lender shall be a separate and independent debt.

9.8.                              Headings.  Section and subsection headings are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes or be given substantive effect.

9.9.                              Applicable Law.  THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS WHICH DOES NOT EXPRESSLY SET FORTH APPLICABLE LAW SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

9.10.                        Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns except that Borrowers may not assign their rights or obligations hereunder without the written consent of all Lenders which assignment without such consent shall be void.

9.11.                        No Fiduciary Relationship; Limited Liability.  No provision in the Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty owing to any Credit Party by Agent or any Lender.  Each Credit Party agrees that neither Agent nor any Lender shall have liability to any Credit Party (whether sounding in tort, contract or otherwise) for losses suffered by any Credit Party in connection with, arising out of, or in any way related to the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless and to the extent that it is determined that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought as determined by a final non-appealable order by a court of competent jurisdiction.  Neither Agent nor any Lender shall have any liability with respect to, and each Credit Party hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by any Credit Party in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

9.12.                        Construction.  Agent, each Lender, Borrowers and each other Credit Party acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review the Loan Documents with its legal counsel and that the Loan Documents shall be construed as if jointly drafted by Agent, each Lender, Borrowers and each other Credit Party.

9.13.                        Confidentiality.  Agent and each Lender agree to keep confidential any non-public information delivered pursuant to the Loan Documents and not to disclose such information to Persons other than to potential assignees or participants or to direct or contractual counterparties to any Secured Rate Contracts or to Persons employed by or engaged by Agent, a Lender, a Lender’s assignees or participants or direct or contractual counterparties to any Secured Rate Contracts including attorneys, auditors, professional consultants, rating agencies, insurance industry associations and portfolio management services in each case who agree to be bound to the provisions of this Section 9.13.  The confidentiality provisions contained in this Section 9.13 shall not apply to disclosures (i) required to be made by Agent or any Lender to any regulatory or governmental agency or pursuant to legal process or (ii) consisting of general portfolio information that does not identify Borrowers.  The obligations of Agent and Lenders under this Section 9.13 shall supersede and replace the obligations of Agent and Lenders under any confidentiality agreement in respect of this financing executed and delivered by Agent or any Lender prior to the date hereof.

9.14.                        CONSENT TO JURISDICTION.  BORROWERS AND CREDIT PARTIES HEREBY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN NEW YORK COUNTY, STATE OF NEW YORK AND IRREVOCABLY AGREE THAT, SUBJECT TO AGENT’S  ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS  SHALL BE LITIGATED IN SUCH COURTS.  BORROWERS AND CREDIT PARTIES EXPRESSLY SUBMIT AND CONSENT TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVE ANY DEFENSE OF FORUM NON CONVENIENS.  BORROWERS AND CREDIT PARTIES HEREBY WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREE THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON BORROWERS AND CREDIT PARTIES BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO BORROWER REPRESENTATIVE, AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.  IN ANY LITIGATION, TRIAL, ARBITRATION OR OTHER DISPUTE RESOLUTION PROCEEDING RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, ALL DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS OF BORROWERS, CREDIT PARTIES OR ANY OF THEIR AFFILIATES SHALL BE DEEMED TO BE EMPLOYEES OR MANAGING AGENTS OF BORROWERS OR SUCH CREDIT PARTIES FOR PURPOSES OF ALL APPLICABLE LAW OR COURT RULES REGARDING THE PRODUCTION OF WITNESSES BY NOTICE FOR TESTIMONY (WHETHER IN A DEPOSITION, AT TRIAL OR OTHERWISE).  BORROWERS AND CREDIT PARTIES AGREE THAT AGENT’S OR ANY LENDER’S COUNSEL IN ANY SUCH DISPUTE RESOLUTION PROCEEDING MAY EXAMINE ANY OF THESE INDIVIDUALS AS IF UNDER CROSS-EXAMINATION AND THAT ANY DISCOVERY DEPOSITION OF ANY OF THEM MAY BE USED IN THAT PROCEEDING AS IF IT WERE AN EVIDENCE DEPOSITION.  BORROWERS AND CREDIT PARTIES IN ANY EVENT WILL USE ALL COMMERCIALLY REASONABLE EFFORTS TO PRODUCE IN ANY SUCH DISPUTE RESOLUTION PROCEEDING, AT THE TIME AND IN THE MANNER REQUESTED BY AGENT OR ANY LENDER, ALL PERSONS, DOCUMENTS (WHETHER IN TANGIBLE, ELECTRONIC OR OTHER FORM) OR OTHER THINGS UNDER THEIR CONTROL AND RELATING TO THE DISPUTE.

9.15.                        WAIVER OF JURY TRIAL.  BORROWERS, CREDIT PARTIES, AGENT  AND EACH LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.  BORROWERS, CREDIT PARTIES, AGENT AND EACH LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS.  BORROWERS, CREDIT PARTIES, AGENT AND EACH LENDER WARRANT AND REPRESENT THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH

LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

9.16.                        Survival of Warranties and Certain Agreements.  All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Loans, issuances of Letters of Credit and the execution and delivery of the Notes.  Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrowers set forth in Sections 1.3(g), 1.10, 1.11 and 9.1 shall survive the repayment of the Obligations and the termination of this Agreement.

9.17.                        Entire Agreement.  This Agreement, the Notes and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior commitments, agreements, representations, and understandings, whether oral or written, relating to the subject matter hereof, and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto.  All Exhibits, Schedules and Annexes referred to herein are incorporated in this Agreement by reference and constitute a part of this Agreement.

9.18.                        Counterparts; Effectiveness.  This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one in the same instrument.  This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

9.19.                        Replacement of Lenders.

(a)                                  Within ninety (90) days after receipt by Borrower Representative of written notice and demand from any Lender for payment pursuant to Section 1.10 or 1.11 or, as provided in this Section 9.19(c), in the case of certain refusals by any Lender to consent to certain proposed amendments, modifications, terminations or waivers with respect to this Agreement that have been approved by Requisite Lenders (any such Lender demanding such payment or refusing to so consent being referred to herein as an “Affected Lender”), Borrowers may, at their option, notify Agent and such Affected Lender of its intention to do one of the following:

(i)                                     Borrowers may obtain, at Borrowers’ expense, a replacement Lender (“Replacement Lender”) for such Affected Lender, which Replacement Lender shall be a Qualified Assignee or otherwise reasonably satisfactory to Agent.  In the event Borrowers obtain a Replacement Lender that will purchase all outstanding Obligations owed to such Affected Lender and assume its Commitments hereunder within ninety (90) days following notice of Borrowers’ intention to do so, the Affected Lender shall sell and assign all of its rights and delegate all of its obligations under this Agreement to such Replacement Lender in accordance with the provisions of Section 8.1, provided that Borrowers have reimbursed such Affected Lender for any administrative fee payable pursuant to Section 8.1 and, in any case where such replacement occurs as the result of a demand for payment pursuant to Section 1.10 or 1.11, paid all amounts required to be paid to such Affected Lender pursuant to Section 1.10 or 1.11 through the date of such sale and assignment; or

(ii)                                  Borrowers may, with Agent’s consent, prepay in full all outstanding Obligations owed to such Affected Lender and terminate such Affected Lender’s Pro Rata Share of the Revolving Loan Commitment, in which case the Revolving Loan Commitment will be reduced by the amount of such Pro Rata Share.  Borrowers shall, within ninety (90) days following notice of their intention to do so, prepay in full all outstanding Obligations owed to such Affected Lender (including, in any case where such prepayment occurs as the result of a demand for payment for increased costs, such

Affected Lender’s increased costs for which it is entitled to reimbursement under this Agreement through the date of such prepayment), and terminate such Affected Lender’s obligations under the Revolving Loan Commitment.

(b)                                 In the case of a Non-Funding Lender pursuant to Section 8.5(a), at Borrower Representative’s request, Agent (without any obligation to do so), a Qualified Assignee or a Person reasonably acceptable to Agent shall have the right with Agent’s consent (such consent not to be unreasonably withheld or delayed) to purchase from any Non-Funding Lender, and each Non-Funding Lender agrees that it shall, at Agent’s request, sell and assign to Agent, such Qualified Assignee or such Person, all of the Loans and Commitments of that Non-Funding Lender for an amount equal to the principal balance of all Loans held by such Non-Funding Lender and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.  Notwithstanding the foregoing, with respect to a Lender that is a Non-Funding Lender or an Impacted Lender, the Borrowers or Agent may obtain a Replacement Lender and execute an Assignment on  behalf of such Non-Funding Lender or Impacted Lender at any time and without prior notice to such Non-Funding Lender or Impacted Lender and cause its Loans and Commitments to be sold and assigned at par.

(c)                                  If, in connection with any proposed amendment, modification, waiver or termination pursuant to Section 9.2 (a “Proposed Change”) requiring the consent of all affected Lenders, the consent of Requisite Lenders is obtained, but the consent of Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this clause (c) being referred to as a “Non-Consenting Lender”), then, so long as Agent is not a Non-Consenting Lender, at Borrower Representative’s request, Agent (without any obligation to do so), a Qualified Assignee, or another Person reasonably acceptable to Agent, shall have the right with Agent’s consent (such consent not to be unreasonably withheld or delayed) to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall sell and assign to Agent, the respective Qualified Assignee or such other Person, as applicable, all of the Loans and Commitments of such Non-Consenting Lenders for an amount equal to the principal balance of all Loans held by the Non-Consenting Lenders and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

9.20.                        Delivery of Termination Statements.  Upon payment in full in cash and performance of all of the Obligations (other than indemnification Obligations), termination of the Commitments and a release of all claims against Agent and Lenders, and so long as no suits, actions proceedings, or claims are pending or threatened against any Indemnitee asserting any damages, losses or liabilities that are indemnified liabilities hereunder, Agent shall deliver to Borrower Representative termination statements, and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

9.21.                        Amendment and Restatement.  This Agreement amends and restates in its entirety the Credit Agreement, dated as of October 15, 2002 (as amended, supplemented or otherwise modified to the date hereof, the “Existing Credit Agreement”), among Borrowers, the Credit Parties party thereto, Agent and the Lenders party thereto, and upon the effectiveness of this Agreement, the terms and provisions of the Existing Credit Agreement shall, subject to this Section 9.21, be superseded hereby.  All references to the “Credit Agreement” contained in the Loan Documents delivered in connection with the Existing Credit Agreement or this Agreement shall, and shall be deemed to, refer to this Agreement.  Notwithstanding the amendment and restatement of the Existing Credit Agreement by this Agreement, the Obligations of the Borrowers and the other Credit Parties outstanding under the Existing Credit Agreement and the other Loan Documents as of the Closing Date shall remain outstanding and shall constitute continuing Obligations and shall continue as such to be secured by the Collateral.  Such Obligations shall in all respects be continuing and this Agreement shall not be deemed to evidence or result in a novation or repayment and reborrowing of such Obligations.  The Liens securing payment of the Obligations under the Existing Credit Agreement, as amended and restated in the form of this Agreement, shall in all respects be continuing, securing the payment of all Obligations.

SECTION 10.

CROSS-GUARANTY

10.1.                        Cross-Guaranty.  Each Borrower hereby agrees that such Borrower is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to Agent and Lenders and their respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and  performance of, all Obligations owed or hereafter owing to Agent and Lenders by each other Borrower.  Each Borrower agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this Section 10 shall not be discharged until payment and performance, in full, of the Obligations has occurred, and that its obligations under this Section 10 shall be absolute and unconditional, irrespective of, and unaffected by,

(a)                                  the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which any Borrower is or may become a party;

(b)                                 the absence of any action to enforce this Agreement (including this Section 10) or any other Loan Document or the waiver or consent by Agent and Lenders with respect to any of the provisions thereof;

(c)                                  the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by Agent and Lenders in respect thereof (including the release of any such security);

(d)                                 the insolvency of any Credit Party; or

(e)                                  any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

Each Borrower shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder.

10.2.                        Waivers by Borrowers.  Each Borrower expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Agent or Lenders to marshal assets or to proceed in respect of the Obligations guaranteed hereunder against any other Credit Party, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Borrower.  It is agreed among each Borrower, Agent and Lenders that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Section 10 and such waivers, Agent and Lenders would decline to enter into this Agreement.

10.3.                        Benefit of Guaranty.  Each Borrower agrees that the provisions of this Section 10 are for the benefit of Agent and Lenders and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Borrower and Agent or Lenders, the obligations of such other Borrower under the Loan Documents.

10.4.                        Waiver of Subrogation, Etc.  Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, and except as set forth in Section 10.7, each Borrower hereby expressly and irrevocably waives any and all rights at law or in equity to subrogation, reimbursement,  exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor.  Each Borrower acknowledges and agrees that this waiver is intended to benefit Agent and Lenders and shall not limit or otherwise affect such Borrower’s liability hereunder or the enforceability of this Section 10, and that Agent, Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 10.4.

10.5.                        Election of Remedies.  If Agent or any Lender may, under applicable law, proceed to realize its benefits under any of the Loan Documents giving Agent or such Lender a Lien upon any Collateral, whether owned by any Borrower or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Agent or any Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 10.  If, in the exercise of any of its rights and remedies, Agent or any Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Borrower or any other Person, whether because of any applicable laws pertaining to “election of remedies” or the like, each Borrower hereby consents to such action by Agent or such Lender and waives any claim based upon such action, even if such action by Agent or such Lender shall result in a full or partial loss of any rights of subrogation that each Borrower might otherwise have had but for such action by Agent or such Lender.  Any election of remedies that results in the denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower’s obligation to pay the full amount of the Obligations.  In the event Agent or any Lender shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law or the Loan Documents, Agent or such Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Agent or such Lender but shall be credited against the Obligations.  The amount of the successful bid at any such sale, whether Agent, Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the  Obligations guaranteed under this Section 10, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

10.6.                        Limitation.  Notwithstanding any provision herein contained to the contrary, each Borrower’s liability under this Section 10 (which liability is in any event in addition to amounts for which such Borrower is primarily liable under Section 1) shall be limited to an amount not to exceed as of any date of determination the greater of:

(a)                                  the net amount of all Loans advanced to any other Borrower under this Agreement and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower; and

(b)                                 the amount that could be claimed by Agent and Lenders from such Borrower under this Section 10 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Borrower’s right of contribution and indemnification from each other Borrower under Section 10.7.

10.7.                        Contribution with Respect to Guaranty Obligations.

(a)                                  To the extent that any Borrower shall make a payment under this Section 10 of all or any of the Obligations (other than Loans made to that Borrower for which it is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments then previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Borrower’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Borrowers as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Obligations and termination of the Commitments, such Borrower shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

(b)                                 As of any date of determination, the “Allocable Amount” of any Borrower shall be equal to the maximum amount of the claim that could then be recovered from such Borrower under this Section 10 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

(c)                                  This Section 10.7 is intended only to define the relative rights of Borrowers and nothing set forth in this Section 10.7 is intended to or shall impair the obligations of Borrowers,  jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including Section 10.1.  Nothing contained in this Section 10.7 shall limit the liability of any Borrower to pay the Loans made directly or indirectly to that Borrower and accrued interest, Fees and expenses with respect thereto for which such Borrower shall be primarily liable.

(d)                                 The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Borrower to which such contribution and indemnification is owing.

(e)                                  The rights of the indemnifying Borrowers against other Credit Parties under this Section 10.7 shall be exercisable upon the full and indefeasible payment of the Obligations and the termination of the Commitments.

10.8.                        Liability Cumulative.  The liability of Borrowers under this Section 10 is in addition to and shall be cumulative with all liabilities of each Borrower to Agent and Lenders under this Agreement and the other Loan Documents to which such Borrower is a party or in respect of any Obligations or obligation of the other Borrower, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

[SIGNATURES CONTINUE ON FOLLOWING PAGES.]

Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

BORROWERS:

GOLFSMITH INTERNATIONAL, L.P.
By: Golfsmith GP L.L.C., as General Partner

By:	/s/ Sue E. Gove
Name: Sue E. Gove
Title: Executive Vice President, Chief Operating Officer and Chief Financial Officer

GOLFSMITH NU, L.L.C.

By:	/s/ Sue E. Gove
Name: Sue E. Gove
Title: Executive Vice President, Chief Operating Officer and Chief Financial Officer

GOLFSMITH USA, L.L.C.

By:	/s/ Sue E. Gove
Name: Sue E. Gove
Title: Executive Vice President, Chief Operating Officer and Chief Financial Officer

SIGNATURE PAGE TO GOLFSMITH CREDIT AGREEMENT

CREDIT PARTIES:

GOLFSMITH INTERNATIONAL, INC.

By:	/s/ Sue E. Gove
Name: Sue E. Gove
Title: Executive Vice President, Chief Operating Officer and Chief Financial Officer

GOLFSMITH INTERNATIONAL HOLDINGS, INC.

By:	/s/ Sue E. Gove
Name: Sue E. Gove
Title: Executive Vice President, Chief Operating Officer and Chief Financial Officer

GOLFSMITH GP HOLDINGS, INC.

By:	/s/ Sue E. Gove
Name: Sue E. Gove
Title: Executive Vice President, Chief Operating Officer and Chief Financial Officer

GOLFSMITH HOLDINGS, L.P.
By Golfsmith GP Holdings, Inc., as General Partner

By:	/s/ Sue E. Gove
Name: Sue E. Gove
Title: Executive Vice President, Chief Operating Officer and Chief Financial Officer

GOLFSMITH GP, L.L.C.

By:	/s/ Sue E. Gove
Name: Sue E. Gove
Title: Executive Vice President, Chief Operating Officer and Chief Financial Officer

GOLFSMITH DELAWARE, L.L.C.

By:	/s/ Martin E. Hanaka
Name:	Martin E. Hanaka
Title:	Chairman and Chief Executive Officer

SIGNATURE PAGE TO GOLFSMITH CREDIT AGREEMENT

GOLFSMITH CANADA, L.L.C.

By:	/s/ Sue E. Gove
Name: Sue E. Gove
Title: Executive Vice President, Chief Operating Officer and Chief Financial Officer

GOLFSMITH EUROPE, L.L.C.

By:	/s/ Sue E. Gove
Name: Sue E. Gove
Title: Executive Vice President, Chief Operating Officer and Chief Financial Officer

GOLFSMITH LICENSING, L.L.C.

By:	/s/ Sue E. Gove
Name: Sue E. Gove
Title: Executive Vice President, Chief Operating Officer and Chief Financial Officer

GOLFSMITH INCENTIVE SERVICES, L.L.C.

By:	/s/ Sue E. Gove
Name: Sue E. Gove
Title: Executive Vice President, Chief Operating Officer and Chief Financial Officer

SIGNATURE PAGE TO GOLFSMITH CREDIT AGREEMENT

GENERAL ELECTRIC CAPITAL CORPORATION,
as Agent, an L/C Issuer and a Lender

By:	/s/ Peter Foley
Name: Peter Foley
its Duly Authorized Signatory

SIGNATURE PAGE TO GOLFSMITH CREDIT AGREEMENT

ANNEX A

to

CREDIT AGREEMENT

DEFINITIONS

Capitalized terms used in the Loan Documents shall have (unless otherwise provided elsewhere in the Loan Documents) the following respective meanings and all references to Sections, Exhibits, Schedules or Annexes in the following definitions shall refer to Sections, Exhibits, Schedules or Annexes of or to the Agreement:

“Account Debtor” means any Person who may become obligated to any Credit Party under, with respect to, or on account of, an Account, Chattel Paper or General Intangibles (including a payment intangible).

“Accounting Changes” means:  (a) changes in accounting principles required by GAAP and implemented by Holdings or any of its Subsidiaries; (b) changes in accounting principles recommended by Holdings’ certified public accountants and implemented by Holdings or any of its Subsidiaries; and (c) changes in carrying value of Holdings’ or any of its Subsidiaries’ assets, liabilities or equity accounts resulting from (i) the application of purchase accounting principles (A.P.B. 16 and/or 17 and EITF 88-16 and FASB 109) to the Related Transactions or (ii) as the result of any other adjustments that, in each case, were applicable to, but not included in, the Pro Forma.

“Accounts” means all “accounts,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper or Instruments), (including any such obligations that may be characterized as an account or contract right under the Code), (b) all of each Credit Party’s rights in, to and under all purchase orders or receipts for goods or services, (c) all of each Credit Party’s rights to any goods represented by any of the foregoing (including unpaid sellers’ rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all rights to payment due to any Credit Party for property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Credit Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Credit Party), (e) all healthcare insurance receivables, and (f) all collateral security of any kind, now or hereafter in existence, given by any Account Debtor or other Person with respect to any of the foregoing.

“Acquisition Agreement” means the Agreement and Plan of Merger, dated September 23, 2002, between Holdings, BGA Acquisition Corp. and GII.

“Activation Event” has the meaning ascribed to it in Annex F.

“Activation Notice” has the meaning ascribed to it in Annex F.

“Advances” means any Revolving Credit Advance or Swing Line Advance, as the context may require.

“Affected Lender” has the meaning ascribed to it in Section 9.19(a).

“Affiliate” means, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 10% or more of the Stock having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, (c) each of such Person’s officers, directors, joint venturers and partners and (d) in the case of Borrowers, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of any Borrower.  For the purposes of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the term “Affiliate” shall specifically exclude Agent and each Lender.

“Agent” means GE Capital in its capacity as Agent for Lenders or its successor appointed pursuant to Section 8.2.

“Agreement” means the Credit Agreement (including all schedules, subschedules, annexes and exhibits hereto), as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Allocable Amount” has the meaning ascribed to it in Section 10.7.

“Applicable L/C Margin” means the per annum fee, from time to time in effect, payable with respect to outstanding Letter of Credit Obligations as determined by reference to Section 1.2(a).

“Applicable Margins” means collectively the Applicable L/C Margin, the Applicable Revolver Index Margin and the Applicable Revolver LIBOR Margin.

“Applicable Revolver Index Margin” means the per annum interest rate margin from time to time in effect and payable in addition to the Index Rate applicable to the Revolving Loan, as determined by reference to Section 1.2(a).

“Applicable Revolver LIBOR Margin” means the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to the Revolving Loan, as determined by reference to Section 1.2(a).

“Approved Fund” means, with respect to any Lender, any Person (other than a natural Person) that (a) is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and (b) is advised or managed by (i) such Lender, (ii) any Affiliate of such Lender or (iii) any Person (other than an individual) or any Affiliate of any Person (other than an individual) that administers or manages such Lender.

“Asset Disposition” means the disposition whether by sale, lease, transfer, loss, damage, destruction, casualty, condemnation or otherwise of any of the following:  (a) any of the Stock or other equity or ownership interest of any of Holdings or any of its Subsidiaries or (b) any or all of the assets of Holdings or any of its Subsidiaries other than sales of Inventory in the ordinary course of business.

“Assignment Agreement” has the meaning ascribed to it in Section 8.1(a).

“Base Real Estate Appraisal” means, as to each parcel of Eligible Real Estate, the appraisal conducted by Cushman & Wakefield of the value of such parcel of Eligible Real Estate, each such appraisal dated as of a date prior to the Closing Date.

“Bankruptcy Code” means the provisions of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. or other applicable bankruptcy, insolvency or similar laws.

“Blocked Account Agreement” has the meaning ascribed to it in Annex F.

“Blocked Accounts” has the meaning ascribed to it in Annex F.

“Borrower” and “Borrowers” have the respective meanings ascribed to them in the preamble to the Agreement.

“Borrower Representative” means GII in its capacity as Borrower Representative pursuant to the provisions of Section 1.13.

“Borrowing Availability” means as of any date of determination the lesser of (i) the Maximum Amount and (ii) the Borrowing Base, in each case, less the sum of (a) the Revolving Loans then outstanding (including, without duplication, the outstanding balance of Letter of Credit Obligations and the Swing Line Loan then outstanding), and (b) Reserves required by Agent in its reasonable credit judgment.

“Borrowing Base” means, as of any date of determination by Agent, from time to time, an amount equal to:

(a)           90% of the book value of Borrowers’ Eligible Accounts at such time; plus

(b)           the lesser of (i) 70% of the cost of Borrowers’ Eligible Inventory or (y) up to 90% of the “net orderly liquidation value” of Borrowers’ Eligible Inventory; plus

(c)           63% of the Fair Market Value (as shown on the Most Recent Appraisal) of Eligible Real Estate; minus

(d)           any Reserves except to the extent already deducted therefrom.

“Borrowing Base Certificate” has the meaning ascribed to it in Section 4.1(d).

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the States of New York, Texas or Illinois and in reference to LIBOR Loans shall mean any such day that is also a LIBOR Business Day.

“Cash Management Systems” has the meaning ascribed to it in Section 2.10.

“Capital Expenditures” means, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP.

“Capital Lease” means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

“Capital Lease Obligation” means, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

“Cash Equivalents” means:  (i) marketable securities (A) issued or directly and unconditionally guaranteed as to interest and principal by the United States government or (B) issued by any agency of the United States government the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one (1) year after acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after acquisition thereof and having, at the time of acquisition, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iii) commercial paper maturing no more than one year from the date of acquisition and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iv) certificates of deposit or bankers’ acceptances issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that is at least (A) “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (B) has Tier 1 capital (as defined in such regulations) of not less than $250,000,000, in each case maturing within one year after issuance or acceptance thereof; and (v) shares of any money market mutual or similar funds that (A) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) through (iv) above, (B) has net assets of not less than $500,000,000 and (C) has the highest rating obtainable from either S&P or Moody’s.

“Certificate of Exemption” has the meaning ascribed to it in Section 1.11(c).

“Change of Control” means any of the following:  (a) any person or group of persons, (within the meaning of the Securities Exchange Act of 1934), other than Atlantic Equity Partners III, L.P. and/or other investment funds controlled by First Atlantic, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 30% or more of the issued and outstanding shares of Stock of Holdings having the right to vote for the election of directors of Holdings under ordinary circumstances; (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of Holdings (together with any new directors whose election by the board of directors of Holdings or whose nomination for election by the Stockholders of Holdings was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office; or (c) Holdings ceases to own and control all of the economic and voting rights associated with all of the outstanding Stock of Borrowers.

“Charges” means all federal, state, county, city, municipal, local, foreign or other governmental taxes (including premiums and other amounts owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Credit Party, (d) any Credit Party’s ownership or use of any properties or other assets, or (e) any other aspect of any Credit Party’s business.

“Chattel Paper” means any “chattel paper,” as such term is defined in the Code, including electronic chattel paper, now owned or hereafter acquired by any Credit Party, wherever located.

“Closing Checklist” means the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as Annex C.

“Closing Date” means June 20, 2006.

“Code” means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent’s or any Lender’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Collateral” means the property covered by the Security Agreement, the Mortgages and the other Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Agent, on behalf of itself and Lenders, to secure the Obligations or any portion thereof.

“Collateral Documents” means the Security Agreement, the Pledge Agreements, the Guaranties, the Mortgages, the Patent Security Agreements, the Trademark Security Agreements, the Copyright Security Agreements and all similar agreements entered into guaranteeing payment of, or granting a Lien upon property as security for payment of, the Obligations or any portion thereof.

“Commitment Termination Date” means the earliest of (a) June 9, 2014, (b) the date of termination of Lenders’ obligations to make Advances and to incur Letter of Credit Obligations or permit existing Loans to remain outstanding pursuant to Section 6.3, and (c) the date of (i) indefeasible prepayment in full by Borrowers of the Loans, (ii) the cancellation and return (or stand-by guarantee) of all Letters of Credit or the cash collateralization of all Letter of Credit Obligations pursuant to Section 1.5(g), and (iii) the permanent reduction of the Commitments to zero dollars ($0).

“Commitments” means (a) as to any Lender, the aggregate of such Lender’s Revolving Loan Commitment as set forth on Annex B to the Agreement or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate of all Lenders’ Revolving Loan Commitments which aggregate commitment shall be Ninety Million Dollars ($90,000,000) on the First Amendment Effective Date, as such Commitments may be reduced, amortized or adjusted from time to time in accordance with the Agreement.

“Compliance Certificate” has the meaning ascribed to it in Section 4.1(k).

“Consolidated Fixed Charges” means, with respect to the Credit Parties on a consolidated basis for any applicable period of twelve months, (a) the aggregate of all cash interest expense paid or accrued during such period, plus (b) scheduled payments of principal with respect to Indebtedness during such period, plus (c) Capital Expenditures during such period plus (d) income taxes paid or payable in cash with respect to such fiscal period.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to the Credit Parties on a consolidated basis for any applicable period of twelve months, the ratio of EBITDA to Consolidated Fixed Charges.

“Consolidated Net Income” means, consolidated net income of Holdings during the measuring period excluding: (i) the income (or deficit) of any Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, Holdings or any of Holdings’ Subsidiaries; (ii) the income (or deficit) of any Person (other than a Subsidiary) in which Holdings have an ownership interest, except to the extent any such income has actually been received by Borrowers or any of their Subsidiaries in the form of cash dividends or distributions; (iii) the undistributed earnings of any Subsidiary of Holdings to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary; (iv) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period; (v) any net gain attributable to the write-up of any asset; (vi) any net gain from the collection of the proceeds of life insurance policies; (vii) any net gain arising from the acquisition of any securities, or the extinguishment of any Indebtedness, of Holdings or any of their Subsidiaries; (viii) in the case of a successor to Holdings or any of their Subsidiaries by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets and (ix) any deferred credit representing the excess of equity in any Subsidiary of Holdings at the date of acquisition of such Subsidiary over the cost to Holdings of the investment in such Subsidiary.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability of that Person:  (i) with respect to Guaranteed Indebtedness and with respect to any Indebtedness, lease, dividend or other obligation of another Person if the purpose or intent of the Person incurring such liability, or the effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (iii) under any foreign exchange contract, currency swap agreement, interest rate swap agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, (iv) any agreement, contract or transaction involving commodity options or future contracts, (v) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, or (vi) pursuant to any agreement to purchase, repurchase or otherwise acquire any obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another.  The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed.

“Contractual Obligations” means, as applied to any Person, any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject including the Related Transactions Documents.

“Copyright License” means any and all rights nor owned or hereafter acquired by any Credit Party under any written agreement granting any right to use any Copyright or Copyright registration.

“Copyright Security Agreements” means the Copyright Security Agreements made in favor of Agent, on behalf of itself and Lenders, by each applicable Credit Party.

“Copyrights” means all of the following now owned or hereafter adopted or acquired by any Credit Party: (a) all copyrights and General Intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; and (b) all reissues, extensions or renewals thereof.

“Credit Parties” means Holdings, Borrowers, each Subsidiary of each Borrower, GII, each other Subsidiary of GII that executes this Agreement as a “Credit Party” or executes a Guaranty or who grants a Lien on all or part of its assets to secure all of part of the Obligations.

“Default” means any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

“Default Rate” has the meaning ascribed to it in Section 1.2(d).

“Disbursement Account” has the meaning ascribed to it in Section 1.1(e).

“Disclosure Schedules” means the Schedules prepared by Borrower Representative and denominated as Schedules 1.1(b) through 5.18 in the index to the Agreement.

“Documents” means any “document,” as such term is defined in the Code, including electronic documents, now owned or hereafter acquired by any Credit Party, wherever located.

“Dollars” or “$” means lawful currency of the United States of America.

“Domestic Subsidiary” means each Subsidiary of Holdings that is organized under the laws of the United States or a state thereof.

“EBITDA” shall mean Consolidated Net Income, less (in each case to the extent included in the calculation of Consolidated Net Income, but without duplication): (i) income tax credits; (ii) interest income; (iii) gain from extraordinary items (net of loss from extraordinary items); (iv) any aggregate net gain (but not any aggregate net loss) arising from the sale, exchange or other disposition of capital assets (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities); and (v) any other non-cash gains, plus (in each case to the extent deducted in the calculation of Consolidated Net Income, but without duplication): (i) any provision for income taxes; (ii) cash interest expense; (iii) depreciation and amortization; (iv) amortized debt discount; and (v) any deduction as the result of any grant to any members of the management of Holdings or any of its Subsidiaries of any Stock.

“Electronic Transmission” means each document, instruction, authorization, file, information and any other communication transmitted, posted or otherwise made or communicated by e-mail or E-Fax, or otherwise to or from an E-System or other equivalent service.

“Eligible Accounts” has the meaning ascribed to it in Schedule 1 to Exhibit 4.1(d).

“Eligible Inventory” has the meaning ascribed to it in Schedule 1 to Exhibit 4.1(d).

“Eligible Real Estate” means all Real Estate which meets all of the following criteria: (a) such Real Estate is owned by a Borrower, (b) such Real Estate is subject to a valid and enforceable first priority lien (subject to Permitted Encumbrances) in favor of Agent for the benefit of itself and Lenders (or in favor of such other trustee as may be required or desired under local law), (c) to the extent requested by Agent, the applicable Borrower shall have delivered to Agent title insurance policies, current as-built surveys, zoning letters or an opinion of local counsel with respect to compliance with zoning matters and certificates of occupancy or such other evidence of the absence of outstanding notices of violations and other building code regulation issues as Agent shall otherwise require, in each case reasonably satisfactory in form and substance to Agent, and (d) such Real Estate is not otherwise unacceptable to Agent in its reasonable credit judgment, whether for environmental reasons or otherwise.  Agent shall have the right to establish, modify, or eliminate Reserves against Eligible Real Estate from time to time in its reasonable credit judgment after notice to Borrowers.  In addition, Agent reserves the right, at any time and from time to time after the Closing Date after notice to Borrowers, to adjust any of the criteria set forth above, to establish new criteria in its reasonable credit judgment, subject to the approval of Requisite Lenders, in the case of new criteria which have the effect of making more credit available.

“Environmental Laws” means all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation).  Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. §§ 9601 et seq.) (“CERCLA”); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C. §§ 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. §§ 136 et seq.); the Solid Waste Disposal Act (42 U.S.C. §§ 6901 et seq.); the Toxic Substance Control Act (15 U.S.C. §§ 2601 et seq.); the Clean Air Act (42 U.S.C. §§ 7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C. §§ 1251 et seq.); the Occupational Safety and Health Act (29 U.S.C. §§ 651 et seq.); and the Safe Drinking Water Act (42 U.S.C. §§ 300(f) et seq.), and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

“Environmental Liabilities” means, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

“Environmental Permits” means all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

“Equipment” means all “equipment,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located and, in any event, including all such Credit Party’s machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment, including embedded software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.

“ERISA Affiliate” means, with respect to any Credit Party, any trade or business (whether or not incorporated) that, together with such Credit Party, are treated as a single employer within the meaning of Sections 414(b) of the IRC, and for the purpose of Section 302 of ERISA and/or Section 412, 4971, 4977 and/or each “applicable Section” under Section 414 (t)(2) of the IRC, within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

“ERISA Event” means, with respect to any Credit Party or any ERISA Affiliate, (a) any event described in Section 4043(c) of ERISA with respect to a Title IV Plan; (b) the withdrawal of any Credit Party or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) the failure by any Credit Party or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within 30 days; (g) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 or 4245 of ERISA; or (i) the revocation of a Qualified Plan’s qualification or tax exempt status by the IRS; or (j) the termination of a Plan described in Section 4064 of ERISA.

“E-Signature” means the process of attaching to or logically associating with an Electronic Transmission an electronic symbol, encryption, digital signature or process (including the name or an abbreviation of the name of the party transmitting the Electronic Transmission) with the intent to sign, authenticate or accept such Electronic Transmission.

“E-System” means any electronic system, including Intralinks® and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Agent or any other Person, providing for access to data protected by passcodes or other security system.

“ESOP” means a Plan that is intended to satisfy the requirements of Section 4975(e)(7) of the IRC.

“Event of Default” has the meaning ascribed to it in Section 6.1.

“Existing Credit Agreement” has the meaning ascribed to it in Section 9.21.

“Fair Labor Standards Act” means the Fair Labor Standards Act, 29 U.S.C. §201 et seq.

“Federal Funds Rate” means, for any day, a floating rate equal to the weighted average of the rates on overnight federal funds transactions among members of the Federal Reserve System, as determined by Agent in its sole discretion, which determination shall be final, binding and conclusive (absent manifest error).

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

“Fees” means any and all fees payable to Agent or any Lender pursuant to the Agreement or any of the other Loan Documents.

“Fee Letters” means the GE Capital Fee Letter.

“Financial Statements” means the consolidated income statements, statements of cash flows and balance sheets of Holdings and its Subsidiaries delivered in accordance with Section 4.1.

“First Amendment to Credit Agreement” means that certain First Amendment to Amended and Restated Credit Agreement, dated as of September 26, 2007, by and among Borrowers, the other Credit Parties, Agent and Lenders.”

“First Amendment Effective Date means the date on which the conditions precedent to the effectiveness of the First Amendment to Credit Agreement are satisfied and the First Amendment to Credit Agreement becomes effective.”

“First Atlantic” means First Atlantic Capital, Ltd., a Delaware corporation.

“Fiscal Month” means any of the monthly accounting periods of Holdings of each Fiscal Year measured on a 4-4-5 basis such that the first and second Fiscal Months of each Quarter consist of 4 weeks and the third Fiscal Month of each Fiscal Quarter consists of 5 weeks and each month ends on a Saturday.

“Fiscal Quarter” means any of the quarterly accounting periods of Holdings measured on a 4-4-5 basis such that each Fiscal Quarter consists of precisely 13 weeks and each month ends on a Saturday, such Fiscal Quarters ending on or about March 31, June 30, September 30 and December 31 of each year.

“Fiscal Year” means any of the annual accounting periods of Holdings ending on the Saturday closest to December 31 of each year.

“Fixtures” means all “fixtures” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party.

“Foreign Lender” has the meaning ascribed to it in Section 1.11(c).

“Foreign Subsidiary” means any Subsidiary of Holdings that is not a Domestic Subsidiary.

“Funding Date” has the meaning ascribed to it in Section 7.2.

“GAAP” means generally accepted accounting principles in the United States of America, consistently applied.

“GE Capital” has the meaning ascribed to it in the preamble of the Agreement.

“GECM” has the meaning ascribed to it in the preamble of this Agreement.

“GE Capital Fee Letter” has the meaning ascribed to it in Section 1.3(a).

“General Intangibles” means “general intangibles,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including all right, title and interest that such Credit Party may now or hereafter have in or under any Contractual Obligation, all payment intangibles, customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, chooses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock and Investment Property, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Credit Party or any computer bureau or service company from time to time acting for such Credit Party.

“GII” has the meaning ascribed thereto in the recitals to the Agreement.

“GII Guaranty” means the Amended and Restated Guaranty of even date herewith executed by GII in favor of Agent, on behalf of itself and the Lenders.

“Golfsmith Europe” means Golfsmith Europe, LLC, a Delaware limited liability company.

“Golfsmith Licensing” means Golfsmith Licensing, LLC, a Delaware limited liability company.

“Goods” means any “goods,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, including embedded software to the extent included in “goods” as defined in the Code, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guaranteed Indebtedness” means, as to any Person, any obligation of such Person guaranteeing, providing comfort or otherwise supporting any Indebtedness, lease, dividend, or other obligation (“primary obligation”) of any other Person (the “primary obligor”) in any manner, including any obligation or arrangement of such Person to (a) purchase or repurchase any such primary obligation, (b) advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) protect the beneficiary of such arrangement from loss (other than product warranties given in the ordinary course of business) or (e) indemnify the owner of such primary obligation against loss in respect thereof.  The amount of any

Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is incurred and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness, or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

“Guaranties” means, collectively, the Amended and Restated Holdings Guaranty, the Amended and Restated GII Guaranty, each Amended and Restated Subsidiary Guaranty and any other guaranty executed by any Guarantor in favor of Agent and Lenders in respect of the Obligations.

“Guarantor Payment” has the meaning ascribed to it on Section 10.7.

“Guarantors” means Holdings, GII, each Domestic Subsidiary of GII (other than a Borrower), and each other Person, if any, that executes a guaranty or other similar agreement in favor of Agent, for itself and the ratable benefit of Lenders, in connection with the transactions contemplated by the Agreement and the other Loan Documents.

“Hazardous Material” means any substance, material or waste that is regulated by, or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance that is (a) defined as a “solid waste,” “hazardous waste,” “hazardous material,” “hazardous substance,” “dangerous goods,” “extremely hazardous waste,”  “restricted hazardous waste,” “pollutant,” “contaminant,” “hazardous constituent,” “special waste,” “toxic substance” or other similar term or phrase under any Environmental Laws, or (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB’s), or any radioactive substance.

“Holdings” has the meaning ascribed thereto in the recitals to the Agreement.

“Holdings Guaranty” means the Amended and Restated Guaranty of even date herewith executed by Holdings in favor of Agent, on behalf of itself and Lenders.

“Impacted Lender” means any Lender that fails promptly to provide Agent, upon Agent’s request, satisfactory assurance that such Lender will not become a Non-Funding Lender.

“Indebtedness” means, with respect to any Person, without duplication (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred six (6) months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are unsecured and not overdue by more than six (6) months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers’ acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and the present value (discounted at the Index Rate as in effect on the Closing Date) of future rental payments under all synthetic leases, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (i) “earnouts” and similar payment obligations, and (j) the Obligations.

“Indemnitees” has the meaning ascribed to it in Section 9.1.

“Indenture” means the senior secured notes trust indenture by and between the U.S. Bank Trust National Association as trustee and GII, dated as of October 15, 2002.

“Index Rate” means, for any day, a floating rate equal to the highest of (i) the rate publicly quoted from time to time by The Wall Street Journal as the “base rate on corporate loans posted by at least 75% of the nation’s 30 largest banks” (or, if The Wall Street Journal ceases quoting a base rate of the type described, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled “Selected Interest Rates” as the Bank prime loan rate or its equivalent), (ii) the Federal Funds Rate plus 300 basis points per annum, and (iii) the sum of the LIBOR Rate for a LIBOR Period of three months plus the excess of the Applicable Revolver LIBOR Margin over the Applicable Revolver Index Margin.  Each change in any interest rate provided for in the Agreement based upon the Index Rate shall take effect at the time of such change in the Index Rate.

“Index Rate Loan” means a Loan or portion thereof bearing interest by reference to the Index Rate.

“Initial Public Offering” means the initial public offering of Holdings’ Stock pursuant to an effective registration statement filed with the SEC .

“Instruments” means all “instruments,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

“Intellectual Property” means any and all Licenses, Patents, Copyrights, Trademarks, and the goodwill associated with such Trademarks.

“Intercompany Note” has the meaning ascribed to it in Section 3.1.

“Intercompany Subordination Agreement” means the subordination agreement, substantially in the form of Exhibit A3 hereto, of even date herewith, by and among the Credit Parties.

“Interest Payment Date” means (a) as to any Index Rate Loan, the first Business Day of each month to occur while such Loan is outstanding, and (b) as to any LIBOR Loan, the last day of the applicable LIBOR Period; provided, that in the case of any LIBOR Period greater than one month in duration, interest shall be payable at one month intervals and on the last day of such LIBOR Period; and provided, further, that, in addition to the foregoing, each of (x) the date upon which all of the Commitments have been terminated and the Loans have been paid in full and (y) the Commitment Termination Date shall be deemed to be an “Interest Payment Date” with respect to any interest that has then accrued under the Agreement.

“Inventory” means any “inventory,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, including inventory, merchandise, goods and other personal property that are held by or on behalf of any Credit Party for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, supplies or materials of any kind, nature or description used or consumed or to be used or consumed in such Credit Party’s business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

“Investment” means (i) any direct or indirect purchase or other acquisition by Borrowers or any of their Subsidiaries of any Stock, or other ownership interest in, any other Person, and (ii) any direct or indirect loan, advance or capital contribution by Borrowers or any of their Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business.

“Investment Property” means all “investment property,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, including: (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Credit Party,  including the rights of such Credit Party to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts of any Credit Party; (iv) all commodity contracts of any Credit Party; and (v) all commodity accounts held by any Credit Party.

“IRC” means the Internal Revenue Code of 1986, as amended, and all regulations promulgated thereunder.

“IRS” means the United States Internal Revenue Service.

“L/C Issuer” means GE Capital or a Subsidiary thereof or a bank or other legally authorized Person selected by or reasonably acceptable to Agent in its sole discretion, in such Person’s capacity as an issuer of Letters of Credit hereunder.

“L/C Sublimit” has the meaning ascribed to it in Section 1.1(d).

“Lenders” means, collectively, the Swingline Lender and any other financial institution or other Person that (a) is listed on the signature pages hereof as a “Lender” or (b) from time to time becomes a party hereto by execution of an Assignment Agreement, in each case together with its successors.

“Letter of Credit Fee” has the meaning ascribed to it in Section 1.3(d).

“Letter of Credit Obligations” means all outstanding obligations incurred by Agent and Lenders at the request of Borrower Representative, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of Letters of Credit by L/C Issuers or the purchase of a participation as set forth in Section 1.1(d) with respect to any Letter of Credit.  The amount of such Letter of Credit Obligations shall equal the maximum amount that may be payable by Agent and Lenders thereupon or pursuant thereto.

“Letters of Credit” means documentary or standby letters of credit issued for the account of Borrowers by L/C Issuers, and bankers’ acceptances issued by Borrowers, for which Agent and Lenders have incurred Letter of Credit Obligations.

“LIBOR Breakage Fee” means an amount equal to the amount of any losses, expenses, liabilities (including, without limitation, any loss (including interest paid) and lost opportunity cost in connection with the re-employment of such funds) that any Lender may sustain as a result of (i) any default by any Borrower in making any borrowing of, conversion into or continuation of any LIBOR Loan following Borrower Representative’s delivery to Agent of any LIBOR Loan request in respect thereof or (ii) any payment of a LIBOR Loan on any day that is not the last day of the LIBOR Period applicable thereto (regardless of the source of such prepayment and whether voluntary, by acceleration or otherwise). For purposes of calculating amounts payable to a Lender under Section 1.3(e), each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at LIBOR in an amount equal to the amount of that LIBOR Loan and having a maturity and repricing characteristics comparable to the relevant LIBOR Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under Section 1.3(e).

“LIBOR Business Day” means a Business Day on which banks in the City of London are generally open for interbank or foreign exchange transactions.

“LIBOR Loans” means a Loan or any portion thereof bearing interest by reference to the LIBOR Rate.

“LIBOR Period” means, with respect to any LIBOR Loan, each period commencing on a LIBOR Business Day selected by Borrower Representative pursuant to the Agreement and ending one, two or three months thereafter, as selected by Borrower Representative’s irrevocable notice to Agent as set forth in Section 1.2(e); provided, that the foregoing provision relating to LIBOR Periods is subject to the following:

(a)           if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;

(b)           any LIBOR Period that would otherwise extend beyond the date set forth in clause (a) of the definition of “Commitment Termination Date” shall end two (2) LIBOR Business Days prior to such date;

(c)           any LIBOR Period that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month;

(d)           Borrower Representative shall select LIBOR Periods so that there shall be no more than 7 separate LIBOR Loans in existence at any one time.

“LIBOR Rate” means for each LIBOR Period:

(a)           a rate of interest determined by Agent equal to the offered rate per annum for deposits in United States Dollars for the applicable LIBOR Period that appears on Reuters Screen LIBOR01 Page as of 11:00 a.m. (London time), two (2) LIBOR Business Days prior to the first day of such LIBOR Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used).

(b)           a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day that is two (2) LIBOR Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Federal Reserve Board that are required to be maintained by a member bank of the Federal Reserve System.

If such interest rates shall cease to be available from Telerate News Service, the LIBOR Rate shall be determined from such financial reporting service or other information as shall be available to Agent.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Credit Party.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement (other than the arrangements with respect to cash deposits made on the Closing Date in connection with the satisfaction and payment in full of the Senior Notes), lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

“Litigation” has the meaning ascribed to it in Section 4.1(i).

“Loan Account” has the meaning ascribed to it in Section 1.9.

“Loan Documents” means the Agreement, the Notes, the Collateral Documents, the Fee Letters and all other agreements, instruments, documents and certificates identified in the Closing Checklist executed and delivered to, or in favor of, Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Credit Party, or any employee of any Credit Party, and delivered to Agent or any Lender in connection with the Agreement or the transactions contemplated thereby.  Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loans” means the Revolving Loan and the Swing Line Loan.

“LP” means Golfsmith International, L.P., a Delaware limited partnership.

“Master Documentary Agreement” means a Master Agreement for Documentary Letters of Credit between an L/C Issuer and Borrowers, substantially in the form of Exhibit A1.

“Master Standby Agreement” means a Master Agreement for Standby Letters of Credit between an L/C Issuer and Borrowers, substantially in the form of Exhibit A2.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, results of operations, or financial condition of the Credit Parties taken as a whole, (b) Borrowers’ ability to pay any of the Loans or any of the other Obligations in accordance with the terms of the Agreement, (c) the Collateral or Agent’s Liens, on behalf of itself and Lenders, on the Collateral or the priority of such Liens, or (d) Agent’s or any Lender’s rights and remedies under the Agreement and the other Loan Documents.

“Maximum Amount” means, as of any date of determination, an amount equal to the Revolving Loan Commitment of all Lenders as of that date.

“Maximum Lawful Rate” has the meaning ascribed to it in Section 1.2(f).

“Moody’s” means Moody’s Investor’s Services, Inc.

“Mortgaged Properties” has the meaning assigned to it in Annex C.

“Mortgages” means each of the mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, collateral assignments of leases or other real estate security documents delivered by any Credit Party to Agent on behalf of itself and Lenders with respect to the Mortgaged Properties, all in form and substance reasonably satisfactory to Agent.

“Most Recent Real Estate Appraisal” means for each of the Eligible Real Estate properties, the Base Real Estate Appraisal of such Eligible Real Estate, or if an updated appraisal has been obtained, the most recently dated appraisal of such Eligible Real Estate.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, and to which any Credit Party or ERISA Affiliate is making, is obligated to make or, for the five year period immediately following the latest date on which any Credit Party or ERISA Affiliate, made or had been obligated to make, contributions on behalf of participants who are or were employed by any of them.

“Net Proceeds” means cash proceeds received by Borrowers or any of their Subsidiaries from any Asset Disposition (including insurance proceeds, awards of condemnation, and payments under notes or other debt securities received in connection with any Asset Disposition), net of (i) the costs of such Asset Disposition (including taxes attributable to such sale, lease or transfer) and (ii) amounts applied to repayment of Indebtedness (other than the Obligations) secured by a Lien on the asset or property disposed.

“Non-Consenting Lender” has the meaning ascribed to it in Section 9.19(c).

“Non-Funding Lender” has the meaning ascribed to it in Section 8.5(a).

“Notes” means, collectively, the Revolving Notes and the Swing Line Note.

“Notice of Conversion/Continuation” has the meaning ascribed to it in Section 1.2(e).

“Notice of Revolving Credit Advance” has the meaning ascribed to it in Section 1.1(a).

“NU” means Golfsmith NU, LLC, a Delaware limited liability company.

“Obligations” means all loans, advances, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable), including obligations pursuant to Letter of Credit Obligations, owing by any Credit Party to Agent, any Lender or any Secured Swap Provider, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement, letter of credit agreement or other instrument, arising under the Agreement, any of the other Loan Documents or any Secured Rate Contract.  This term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or against any Credit Party in bankruptcy, whether or not allowed in such case or proceeding), Fees, Charges, expenses, attorneys’ fees and any other sum chargeable to any Credit Party under the Agreement, any of the other Loan Documents or any Secured Rate Contract.

“Other Lender” has the meaning ascribed to it in Section 8.5(d).

“Overadvance” has the meaning ascribed to it in Section 1.1(a).

“Patent License” means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right with respect to any invention on which a Patent is in existence.

“Patent Security Agreements” means the Patent Security Agreements made in favor of Agent, on behalf of itself and Lenders, by each applicable Credit Party.

“Patents” means all of the following in which any Credit Party now holds or hereafter acquires any interest: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or of any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

“Payment Account” has the meaning ascribed to it in Annex F.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means a Plan described in Section 3(2) of ERISA.

“Permitted Acquisition” means any acquisition by a Borrower or a wholly-owned transitory special purpose domestic Subsidiary of a Borrower (created in accordance with the provisions of Section 3.13) of (i) all or substantially all of the assets of a Target, which assets are located in the United States or (ii) 100% of the Stock of a Target incorporated under the laws of any State in the United States or the District of Columbia to the extent that each of the following conditions shall have been satisfied:

(a)           to the extent the Permitted Acquisition will be financed in whole or in part with the proceeds of any Loan, the conditions set forth in Section 7.2 and, if applicable, Section 7.3, shall have been satisfied;

(b)           Borrowers shall have furnished to Agent and Lenders at least ten (10) Business Days prior to the consummation of such Permitted Acquisition an executed term sheet and/or commitment letter (setting forth in reasonable detail the terms and conditions of such Permitted Acquisition) and, at the reasonable request of Agent, such other information and documents that Agent may reasonably request, including, without limitation, executed counterparts of the respective agreements, documents or instruments pursuant to which such Permitted Acquisition is to be consummated (including, without limitation, any related management, non-compete, employment, option or other material agreements), any schedules to such agreements, documents or instruments and all other material ancillary agreements, instruments and documents to be executed or delivered in connection therewith;

(c)           the Credit Parties (including the Target and any new Subsidiary that shall become a Credit Party) shall execute and deliver such Collateral Documents and other documents reasonably requested by Agent in order to create, perfect and protect Agent’s Lien, for the benefit of Lenders, on the assets of the Target;

(d)           such Permitted Acquisition shall not be hostile and shall have been approved by the board of directors (or other similar body) and/or the stockholders or other equityholders of the Target;

(e)           no Default or Event of Default shall then exist or would exist after giving effect thereto;

(f)            average daily Borrowing Availability for the 30 day period prior to the consummation of such Permitted Acquisition, and projected average daily Borrowing Availability for the 30 day period after the consummation of such Permitted Acquisition (after giving effect to such Acquisition), shall be not less than $10,000,000;

(g)           the total consideration paid or payable (including without limitation, any deferred payment but excluding consideration in the form of (or from proceeds of issuances of) Holdings common Stock) for all Permitted Acquisitions consummated during any year shall not exceed $7,500,000; and

(h)           the Target has EBITDA, subject to proforma adjustments reasonably acceptable to the Agent, for the most recent four quarters prior to the acquisition date for which financial statements are available, greater than or equal to zero.

Notwithstanding the consummation of any Permitted Acquisition, no Inventory, Accounts or Real Estate acquired as part of any Permitted Acquisition shall be included in the Borrowing Base until such time as Agent shall have completed a Collateral field audit with respect to such Collateral, with results satisfactory to Agent.

“Permitted Encumbrances” means the following encumbrances: (a) Liens for taxes or assessments or other governmental Charges not yet due and payable; (b) pledges or deposits of money securing statutory obligations under workmen’s compensation, unemployment insurance, social security or public liability laws or similar legislation (excluding Liens under ERISA); (c) pledges or deposits of money  securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Credit Party is a party as lessee made in the ordinary course of business; (d) inchoate and unperfected workers’, mechanics’  or similar liens arising in the ordinary course of business, so long as such Liens attach only to Equipment, Fixtures and/or Real Estate; (e) carriers’, warehousemen’s, suppliers’ or other similar possessory liens arising in the ordinary course of business and securing liabilities in an outstanding aggregate amount not in excess of $50,000 at any time, so long as such Liens attach only to Inventory; (f) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Credit Party is a party; (g) any attachment or judgment lien not constituting an Event of Default under Section 6.1; (h) zoning restrictions, easements, licenses, or other restrictions on the use of any Real Estate or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such Real Estate; (i) presently existing or hereafter created Liens in favor of Agent, on behalf of Lenders; (j) Liens existing on the date hereof and renewal, and extensions thereof which Liens are set forth on Schedule 3.2; (k) Liens securing Indebtedness permitted by Section 3.1(d), provided that the Liens attach only to the assets financed by such Indebtedness; (l) any Lien (i) existing on Equipment prior to the acquisition thereof by any Borrower or any of its Subsidiaries, or existing on Equipment of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (B) such Lien shall not attach or apply to any other property or assets of any Borrower or any of its Subsidiaries, and (C) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be; or (ii) arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any such Liens; (m) Licenses, sublicenses, leases or subleases involving Intellectual Property not otherwise in violation of this Agreement; (n) deposits in escrow accounts for customary purchase price adjustments, earn-outs and indemnities in connection with Permitted Acquisitions; and (o) Liens arising from precautionary financing statement filings with respect to operating leases entered into by any Credit Party in the ordinary course of business.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

“Plan” means, at any time, an “employee benefit plan,” as defined in Section 3(3) of ERISA, that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any Credit Party.

“Pledge Agreement” means the various Amended and Restated Pledge Agreements, each dated on or after the date hereof executed by Holdings, GII, each Borrower and each other Credit Party in favor of Agent, on behalf of itself and Lenders, pledging all Stock of any Credit Party owned by such Person and the Intercompany Note.

“Pro Forma” means the unaudited consolidated balance sheets of Holdings and its Subsidiaries prepared in accordance with GAAP as of the Closing Date after giving effect to the Related Transactions, a copy of which has been provided to the Agent.

“Pro Rata Share” means with respect to all matters relating to any Lender (a) with respect to the Revolving Loan, the percentage obtained by dividing (i) the Revolving Loan Commitment of that Lender by (ii) the aggregate Revolving Loan Commitments of all Lenders and (b) with respect to all Loans on and after the Commitment Termination Date, the percentage obtained by dividing (i) the aggregate outstanding principal balance of the Loans held by that Lender, by (ii) the outstanding principal balance of the Loans held by all Lenders, as such percentages may be adjusted by assignments pursuant to Section 8.1.

“Projections” means Holdings’, and its Subsidiaries’ forecasted consolidated and consolidating: (a) balance sheets; (b) profit and loss statements and; (c) cash flow statements consistent with the historical Financial Statements of Borrowers, together with appropriate supporting details and a statement of underlying assumptions.

“Proposed Change” has the meaning ascribed to it in Section 9.19(c).

“Qualified Assignee” means (a) any Lender, any Affiliate of any Lender and, with respect to any Lender that is an investment fund that invests in commercial loans, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such

Lender or by an Affiliate of such investment advisor, and (b) any commercial bank, savings and loan association or savings bank or any other entity which is an “accredited investor” (as defined in Regulation D under the Securities Act of 1933) which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, in each case, which has a rating of BBB or higher from S&P and a rating of Baa2 or higher from Moody’s at the date that it becomes a Lender and which, through its applicable lending office, is capable of lending to Borrowers without the imposition of any withholding or similar taxes; provided that no Person determined by Agent to be acting in the capacity of a vulture fund or distressed debt purchaser shall be a Qualified Assignee and no Person or Affiliate of such Person (other than a Person that is already a Lender) holding Subordinated Debt or Stock issued by any Credit Party shall be a Qualified Assignee.

“Qualified Plan” means a Pension Plan that is intended to be tax-qualified under Section 401(a) of the IRC.

“Rate Contracts” means swap agreements (as such term is defined in Section 101 of the Bankruptcy Code) and any other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates.

“Real Estate” has the meaning ascribed to it in Section 5.12.

“Refunded Swing Line Loan” has the meaning ascribed to it in Section 1.1(c)(iii).

“Related Transactions” means the incurrence of Loans on the Closing Date, the retirement of the Senior Notes, the consummation of Initial Public Offering, the execution and delivery of the Loan Documents, the payment of all Fees, costs and expenses associated with all of the foregoing and the execution and delivery of all of the Related Transactions Documents.

“Related Transactions Documents” means the Loan Documents and all security agreements, mortgages, deeds of trust and other agreements or instruments executed in connection with the Related Transactions.

“Relationship Bank” has the meaning ascribed to it in Annex F.

“Release” means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

“Replacement Lender” has the meaning ascribed to it in Section 9.19(a).

“Requisite Lenders” means Lenders having (a) more than 50% of the Commitments of all Lenders, or (b) if the Commitments have been terminated, more than 50% of the aggregate outstanding amount of the Loans.

“Reserves” means, with respect to the Borrowing Base (a) reserves established by Agent from time to time after notice to Borrowers against Eligible Accounts and Eligible Inventory pursuant to Exhibit 4.1(d) and (b) such other reserves against Eligible Accounts, Eligible Inventory or Borrowing Availability that Agent may, in its reasonable credit judgment after notice to Borrowers, establish from time to time; provided, that Reserves associated with (i) gift card liability shall be equal to 25% of Borrowers’ book value thereof and (ii) customer deposits shall be equal to 50% of Borrowers’ book value thereof.  Without limiting the generality of the foregoing, Reserves established to ensure the payment of accrued Interest Expenses or Indebtedness shall be deemed to be a reasonable exercise of Agent’s credit judgment.

“Restricted Payment” means, with respect to any Credit Party (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of Stock; (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of such Credit Party’s Stock or any other payment or distribution made in respect thereof, either directly or indirectly; (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Subordinated Debt; (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Credit Party now or hereafter outstanding; (e) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Credit Party’s Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; (f) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Credit Party other than payment of compensation in the ordinary course of business to Stockholders who are employees of such Credit Party; and (g) any payment of management fees (or other fees of a similar nature), indemnification payments and out-of-pocket expenses in connection therewith by such Credit Party to any Stockholder of such Credit Party or its Affiliates.

“Retiree Welfare Plan” means, at any time, a Welfare Plan that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant’s termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.

“Revolving Credit Advance” has the meaning ascribed to it in Section 1.1(a).

“Revolving Lenders” means those Lenders having a Revolving Loan Commitment.

“Revolving Loan(s)” means, at any time, the sum of (i) the aggregate amount of Revolving Credit Advances outstanding to Borrowers (including Swing Line Advances) plus (ii) the aggregate Letter of Credit Obligations incurred on behalf of Borrowers.  Unless the context otherwise requires, references to the outstanding principal balance of the Revolving Loan shall include the outstanding balance of Letter of Credit Obligations.

“Revolving Loan Commitment” means (a) as to any Lender, the commitment of such Lender to make its Pro Rata Share of Revolving Credit Advances or incur its Pro Rata Share of Letter of Credit Obligations (including, in the case of the Swing Line Lender, its commitment to make Swing Line Advances as a portion of its Revolving Loan Commitment) as set forth on Annex B or in the most recent Assignment Agreement, if any, executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make the Revolving Credit Advances (including, in the case of the Swing Line Lender, Swing Line Advances) or incur Letter of Credit Obligations, which aggregate commitment shall be Ninety Million Dollars ($90,000,000) on the First Amendment Effective Date, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement.

“Revolving Notes” has the meaning ascribed to it in Section 1.1(a).

“S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc.

“Second Amendment to Credit Agreement” means that certain Second Amendment to Amended and Restated Credit Agreement, dated as of July 9, 2010, by and among Borrowers, the other Credit Parties, Agent and Lenders.

“Second Amendment Effective Date” means the date on which the conditions precedent to the effectiveness of the Second Amendment to Credit Agreement are satisfied and the Second Amendment to Credit Agreement becomes effective.

“Secured Rate Contract” means any Rate Contract between a Borrower and the counterparty thereto, which (i) has been provided or arranged by GE Capital or an Affiliate of GE Capital, or (ii) Agent has acknowledged in writing constitutes a “Secured Rate Contract” hereunder.

“Secured Swap Provider” means (i) a Lender or an Affiliate of a Lender (or a Person who was a Lender or an Affiliate of a Lender at the time of execution and delivery of a Rate Contract) who has entered into a Secured Rate Contract with a Borrower, or (ii) a Person with whom Borrower has entered into a Secured Rate Contract provided or arranged by GE Capital or an Affiliate of GE Capital, and any assignee thereof.

“Security Agreement” means the various Amended and Restated Security Agreements dated on or after the Closing Date entered into by and among Agent, on behalf of itself and Lenders, Holdings, GII and the other Credit Parties signatory thereto.

“Senior Notes” means the 8.375% senior secured notes of GII due 2009 issued pursuant to the Indenture in the original aggregate principal amount of not more than $93,750,000, together with any “Exchange Notes” (as defined in the Indenture) issued in exchange therefor so long as any such Exchange Notes replace such Senior Notes dollar for dollar.

“Settlement Date” has the meaning ascribed to it in Section 8.5(a)(ii).

“Software” means all “software” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, other than software embedded in any category of Goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

“Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including subordinated and contingent liabilities, of such Person; (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and liabilities, including subordinated and contingent liabilities as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute an unreasonably small capital.  The amount of contingent liabilities (such as Litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably be expected to become an actual or matured liability.

“Statement” has the meaning ascribed to it in Section 4.1(b).

“Stock” means all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated and regardless whether represented by a certificate or not) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

“Stockholder” means, with respect to any Person, each holder of Stock of such Person.

“Subordinated Debt” means any Indebtedness of any Credit Party subordinated to the Obligations in a manner and form reasonably satisfactory to Agent, as to right and time of payment and as to any other rights and remedies thereunder.

“Subsidiary” means, with respect to any Person, (a) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of 50% or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or may exercise the powers of a general partner.  Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of a Borrowers.

“Subsidiary Guaranty” means the Amended and Restated Subsidiary Guaranty of even date herewith executed by one or more Subsidiaries of Holdings in favor of Agent, on behalf of itself and Lenders.

“Swing Line Advance” has the meaning ascribed to it in Section 1.1(c).

“Swing Line Availability” has the meaning ascribed to it in Section 1.1(c).

“Swing Line Commitment” means the commitment of the Swing Line Lender to make Swing Line Advances as set forth on Annex B to the Agreement, which commitment constitutes a subfacility of the Revolving Loan Commitment of the Swing Line Lender.

“Swing Line Lender” means GE Capital.

“Swing Line Loan” means at any time, the aggregate amount of Swing Line Advances outstanding to Borrower.

“Swing Line Note” has the meaning ascribed to it in Section 1.1(c).

“Target” means any other Person or business unit or asset group of any other Person acquired or proposed to be acquired in a Permitted Acquisition.

“Taxes” has the meaning ascribed to it in Section 1.11.

“Termination Date” means the date on which (a) the Loans have been indefeasibly repaid in full, (b) all other Obligations (other than contingent indemnification obligations to the extent no unsatisfied claim has been asserted) under the Agreement and the other Loan Documents have been paid in full in cash, (c) all Letter of Credit Obligations have been cash collateralized in the amount set forth in Section 1.5(g), cancelled or backed by standby letters of credit acceptable to Agent and (d) no Borrower shall have any further right to borrow any monies under the Agreement.

“Title IV Plan” means a Pension Plan (other than a Multiemployer Plan), that is covered by Title IV of ERISA, and that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

“Trademark Security Agreements” means the Trademark Security Agreements made in favor of Agent, on behalf of itself and Lenders, by each applicable Credit Party.

“Trademark License” means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right to use any Trademark.

“Trademarks” means all of the following now owned or hereafter adopted or acquired by any Credit Party: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, internet domain names, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

“Unfunded Pension Liability” means, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of 5 years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Credit Party or any ERISA Affiliate as a result of such transaction.

“USA” means Golfsmith USA, LLC, a Delaware limited liability company.

“Welfare Plan” means a Plan described in Section 3(1) of ERISA.

Rules of construction with respect to accounting terms used in the Agreement or the other Loan Documents shall be as set forth or referred to in this Annex A.  All other undefined terms contained in any of the Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code to the extent the same are used or defined therein; in the event that any term is defined differently in different Articles or Divisions of the Code, the definition contained in Article or Division 9 shall control.  Unless otherwise specified, references in the Agreement or any of the Appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in the Agreement.  The words “herein,” “hereof” and “hereunder” and other words of similar import refer to the Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in the Agreement or any such Annex, Exhibit or Schedule.

Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders.  The words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; the word “or” is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations.  Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Credit Party, such words are intended to signify that such Credit Party has actual knowledge or awareness of a particular fact or circumstance or that such Credit Party, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.  Except as otherwise provided therein, all definitions of agreements and instruments shall mean such agreements or instruments as amended, modified or supplemented (and in the case of instruments, replaced, renewed or substituted) from time to time in accordance with their respective terms and the terms of the Loan Documents.

ANNEX B

to

CREDIT AGREEMENT

PRO RATA SHARES AND COMMITMENT AMOUNTS

Lender(s)
Revolving Loan Commitment (including a Swing Line Commitment of $10,000,000) $90,000,000 (100%)	General Electric Capital Corporation

B-1

ANNEX C

to

CREDIT AGREEMENT

CLOSING CHECKLIST

A.            DOCUMENTS

1.             Credit Agreement:  This Agreement or counterparts hereof shall have been duly executed by, and delivered to, each Credit Party, Agent and Lenders.

2.             Notes:  Duly executed originals of the Revolving Notes and the Swing Line Note for each Lender, dated the Closing Date, if requested by such Lender.

3.             Security Agreements:  Duly executed originals of Security Agreements executed by each Credit Party, dated the Closing Date, and all instruments, documents and agreements executed pursuant thereto.

4.             Mortgages:  Within 45 days following the Closing Date: Mortgages covering all of the Real Estate (the “Mortgaged Properties”) together with: (a) title insurance policies, current as-built surveys, zoning letters and certificates of occupancy, in each case reasonably satisfactory in form and substance to Agent, in its sole discretion; (b) evidence that counterparts of the Mortgages have been recorded in all places to the extent necessary or desirable, in the reasonable judgment of Agent, to create a valid and enforceable first priority lien (subject to Permitted Encumbrances) on each Mortgaged Property in favor of Agent for the benefit of itself and Lenders (or in favor of such other trustee as may be required or desired under local law); and (c) an opinion of counsel in each state in which any Mortgaged Property is located in form and substance and from counsel reasonably satisfactory to Agent.;

5.             Appraisals.  Agent shall have received appraisals as to all Inventory and as to each parcel of Real Estate owned by each Credit Party, each of which shall be in form and substance reasonably satisfactory to Agent.

6.             Insurance:  Satisfactory evidence that the insurance policies required by Section 2.2 are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements, as reasonably requested by Agent, in favor of Agent, on behalf of Lenders.

7.             Security Interests and Code Filings

(a)           Evidence satisfactory to Agent that Agent (for the benefit of itself and Lenders) has a valid and perfected first priority security interest in the Collateral, including (i) such documents duly executed (and/or authorized for filing) by each Credit Party (including financing statements under the Code and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens) as Agent may request in order to perfect its security interests in the Collateral and (ii) copies of Code search reports listing all effective financing statements that name any Credit Party as debtor, together with copies of such financing statements, none of which shall cover the Collateral, except for those relating to Permitted Encumbrances.

(b)           UCC-3 or other appropriate termination statements, in form and substance reasonably satisfactory to Agent releasing all liens on the Collateral of each Credit Party, and termination of all blocked account agreements, bank agency agreements or other similar agreements or arrangements or arrangements in favor of any creditors other than Lenders.

8.             Intellectual Property Security Agreements:  Duly executed originals of a Patent Security Agreement and Trademark Security Agreement, each dated the Closing Date and signed by each Credit Party that owns Trademarks.

9.             Initial Borrowing Base Certificate:  Duly executed originals of an initial Borrowing Base Certificate.

10.           Cash Management Systems; Blocked Account Agreements:  Evidence satisfactory to Agent that, as of the Closing Date, Cash Management Systems complying with Annex F have been established and are currently being maintained in the manner set forth in such Annex F.

11.           Certificate of Formation and Good Standing:  For each Credit Party, (a) its articles or certificate of incorporation or certificate of formation, as applicable, and all amendments thereto, (b) good standing certificates (including verification of tax status) in its state of incorporation or formation, as applicable, and (c) good standing certificates (including verification of tax status) and certificates of qualification to conduct business in each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, each dated a recent date prior to the Closing Date and certified by the applicable Secretary of State or other authorized Governmental Authority.

12.           By-laws and Resolutions:  For each Credit Party, (a) its by-laws or operating agreement, as applicable, together with all amendments thereto and (b) resolutions of such Person’s Board of Directors or Board of Members, as applicable, approving and authorizing the execution, delivery and performance of the Loan Documents to which it is a party and the transactions to be consummated in connection therewith, each certified as of the Closing Date by such Person’s secretary or an assistant secretary as being in full force and effect without any modification or amendment.

13.           Incumbency Certificates:  For each Credit Party, signature and incumbency certificates of the officers of such Person executing any of the Loan Documents, certified as of the Closing Date by such Person’s secretary or an assistant secretary as being true, accurate, correct and complete.

14.           Opinions of Counsel:  Duly executed originals of an opinion of White & Case LLP, counsel for the Credit Parties, dated the Closing Date.

15.           Pledge Agreements:  Duly executed originals of each of the Pledge Agreements accompanied by (as applicable) share certificates representing all of the outstanding Stock being pledged pursuant to such Pledge Agreement and stock powers for such share certificates executed in blank, and duly executed control letters from each of the Credit Parties that is a limited partnership or a limited liability company in form and substance reasonably satisfactory to Agent.

16.           Intercompany Subordination Agreement:  Duly executed originals of the Intercompany Subordination Agreement.

17.           Accountants’ Letter:  A letter from the Credit Parties to the independent auditors authorizing the independent certified public accountants of the Credit Parties to communicate with Agent and

Lenders in accordance with Section 2.3 and acknowledging Lenders’ reliance on the auditor’s certification of past and future Financial Statements.

18.           Appointment of Agent for Service:  Evidence that CT Corporation has been appointed as each Credit Party’s agent for service of process in New York.

19.           Guaranties:  Duly executed originals of each Guaranty dated the Closing Date, and all documents, instruments and agreements executed pursuant thereto.

20.           Officer’s Certificate:  Duly executed originals of a certificate of an authorized officer of each Credit Party, dated the Closing Date, stating that, since December 31, 2005 (a) no event or condition has occurred or is existing which could reasonably be expected to have a Material Adverse Effect; or (b) no Litigation has been commenced against such Credit Party which could reasonably be expected to have a Material Adverse Effect or challenge any of the transactions contemplated by the Agreement and the other Loan Documents.

21.           Waivers:  Within 90 days after the Closing Date, landlord waivers and consents, bailee letters and mortgagee agreements, in each case as required pursuant to Section 2.6.

22.           Environmental Reports:  Agent shall have received such environmental review and audit reports with respect to the Real Estate of any Credit Party as Agent shall have requested.

23.           Audited Financials; Financial Condition:  The Financial Statements, Projections and other materials set forth in Section 5.5, all certified by an authorized officer of Holdings or a Borrower, as appropriate.  Agent shall have further received a certificate of an authorized officer of each Credit Party, based on the Pro Forma and Projections, to the effect that (a) such Borrower will be Solvent upon the consummation of the transactions contemplated herein; (b) the Pro Forma fairly presents the financial condition of such Credit Party as of the date thereof after giving effect to the transactions contemplated by the Loan Documents and the Related Transactions; and (c) the Projections are based upon estimates and assumptions stated therein, all of which such Credit Party believes to be reasonable and fair in light of current conditions and current facts known to such Credit Party and, as of the Closing Date, reflect such Credit Party’s good faith and reasonable estimates of its future financial performance and of the other information projected therein for the period set forth therein.

24.           Pro Forma:  Copies of the Pro Forma in form and substance reasonably satisfactory to the Agent.

25.           Approvals:  Copies of any third-party, Governmental Authority or other regulatory approvals and consents necessary to consummate the Revolving Credit Facility and the Related Transactions.

26.           Related Transaction Documents:

(a)           Evidence that the Senior Notes have been satisfied through the payment of cash in accordance with the provisions of the Indenture.

(b)           Lien releases with respect to each Lien held by or for the benefit of the holders of the Senior Notes.

27.           Other Documents:  Such other certificates, documents and agreements respecting any Credit Party as Agent may reasonably request.

B.            NON-DOCUMENTARY CONDITIONS

28.           Payment of Fees:  Borrowers shall have paid the Fees required to be paid on the Closing Date, including but not limited to such Fees specified in the GE Capital Fee Letter and reasonable expenses and attorneys’ fees described in Section 1.3(g).

29.           Consummation of Related Transactions

(a)           Initial Public Offering:  Agent shall have received evidence satisfactory to it that (i) the Initial Public Offering shall have occurred and (ii) Holdings shall have received proceeds in an amount not less than $70,000,000.

(b)           Retirement of Senior Notes:  Agent shall have received evidence satisfactory to it that the Senior Notes shall have been satisfied simultaneously with the Closing Date in full through the payment of cash in accordance with the provisions of the indenture governing the Senior Notes and all obligations thereunder and all Liens on Collateral in connection therewith shall have been terminated.

Other Requirements:  Such other requirements of any Credit Party as Agent may reasonably request.

ANNEX D

to

CREDIT AGREEMENT

PRO FORMA

[Insert Pro Forma]

D-1

ANNEX F

to

CREDIT AGREEMENT

CASH MANAGEMENT SYSTEMS

Borrowers shall, and shall cause each other Credit Party to, establish and maintain the Cash Management Systems described below:

(a)           On or before the Closing Date and until the Termination Date, the Credit Parties shall establish blocked accounts (“Blocked Accounts”) at one or more of the banks set forth in Disclosure Schedule (5.16) (each, a “Relationship Bank”) and shall deposit and cause each of their Subsidiaries to deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all Collateral into such Blocked Accounts.

(b)           On or before the Closing Date, each Relationship Bank at which a Blocked Account is maintained shall have entered into tri-party blocked account agreements with Agent, for the benefit of itself and Lenders, and the applicable Borrower and Subsidiaries thereof, as applicable, in form and substance reasonably acceptable to Agent (each a “Blocked Account Agreement”).  Each such Blocked Account Agreement shall provide, among other things, that (i) all items of payment deposited in such Blocked Account and proceeds thereof deposited in the applicable Blocked Account are held by such bank as agent or bailee-in-possession for Agent, on behalf of itself and Lenders, (ii) the bank executing such agreement has no rights of setoff or recoupment or any other claim against such account, as the case may be, other than for payment of its service fees and other charges directly related to the administration of such account and for returned checks or other items of payment, and (iii) such bank agrees, from and after the receipt of a notice (an “Activation Notice”) from Agent (which Activation Notice Agent covenants and agrees may be given by Agent only at any time at which (1) Borrowing Availability is less than fifteen percent (15%) of the Borrowing Base, or (2) an Event of Default has occurred and is continuing (any of the foregoing being referred to herein as an “Activation Event”) and which Activation Notice shall be revoked by Agent, if the Activation Event was of the type described in clause (1) above, at such time, if any, as Borrowing Availability shall have been greater than fifteen percent (15%) of the Borrowing Base for 30 consecutive days and, if the Activation Event was of the type described in clause (2) above, upon the cure or waiver, if any, of the Event of Default causing the Activation Event, so long as in each case, no additional or other Events of Default shall have occurred and be continuing), to forward immediately all amounts in each Blocked Account to a deposit account designated by Agent (the “Payment Account”).

(c)           So long as no Default or Event of Default has occurred and is continuing, Credit Parties may amend Schedule 5.16 to add or replace a Relationship Bank or Blocked Account; provided, that (i) Agent shall have consented in writing in advance to the opening of such deposit account with the relevant bank and (ii) prior to the time of the opening of such account, the applicable Credit Party and such bank shall have executed and delivered to Agent a Blocked Account Agreement, in the form required by this Annex F or otherwise in form and substance reasonably satisfactory to Agent. Each Credit Party shall close any of its deposit accounts (and establish replacement deposit accounts in accordance with the foregoing sentence) promptly and in any event within thirty (30) days following notice from Agent that the creditworthiness of any bank holding a deposit account is no longer acceptable in Agent’s reasonable judgment, or as promptly as practicable and in any event within sixty (60) days following notice from Agent that the operating performance, funds transfer or availability procedures or performance with

F-1

respect to deposit accounts of the bank holding such deposit accounts or Agent’s liability under any Blocked Account Agreement with such bank is no longer acceptable in Agent’s reasonable judgment.

(d)           The Blocked Accounts shall be cash collateral accounts, with all cash, checks and other similar items of payment in such accounts securing payment of the Loans and all other Obligations, and in which the applicable Credit Party shall have granted a Lien to Agent, on behalf of itself and Lenders, pursuant to the Security Agreement.

(e)           All amounts deposited in the Payment Account shall be deemed received by Agent in accordance with Section 1.4 and shall be applied (and allocated) by Agent in accordance with Section 1.5(e).  In no event shall any amount be so applied unless and until such amount shall have been credited in immediately available funds to the Payment Account.

(f)            Notwithstanding the provisions of this Annex F, the Credit Parties may maintain bank accounts in the ordinary course of business other than Blocked Accounts which (i) if maintained in the United States, may at any time contain funds not to exceed the minimum amounts required to be maintained in such accounts plus such additional amounts as shall be forwarded to a Blocked Account within one Business Day of deposit in such account, (ii) if maintained in Canada, may at any time contain funds not to exceed the Canadian dollar equivalent of $500,000 in the aggregate for all such accounts maintained in Canada and (iii) if maintained in Europe, may at any time contain funds not to exceed the local currency equivalent of $750,000 in the aggregate for all such accounts maintained in Europe.

F-2

EXHIBIT 4.1(d)

BORROWING BASE CERTIFICATE

Date:      \                  ,

This Certificate is given by [Golfsmith International, Inc., a Delaware corporation (“Borrower Representative”)] pursuant to subsection 4.1(d) of that certain Amended and Restated Credit Agreement dated as of June 20, 2006 among Holdings, Borrowers, the other Credit Parties party thereto, the Lenders from time to time party thereto and General Electric Capital Corporation, as agent for the Lenders (as such agreement may be further amended, restated, supplemented or otherwise modified from time to time the “Credit Agreement”).  Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

The undersigned is duly authorized to execute and deliver this Certificate on behalf of Holdings.  By executing this Certificate such officer hereby certifies to Agent and Lenders that:

(a)           Attached hereto as Schedule 1 is a calculation of the proposed Borrowing Base as of the above date;

(b)           Based on such schedule, the proposed Borrowing Base as of the above date is:

$

(c)           Agent shall have the right to establish or modify or eliminate Reserves against Eligible Accounts and Eligible Inventory from time to time in its reasonable credit judgment based on events or occurrences after the Closing Date that adversely affect the collectibility of Accounts or the saleability of Inventory.  In addition, Agent reserves the right at any time after notice to Borrowers to adjust any of the criteria set forth below and to establish new criteria in its reasonable credit judgment, subject to the approval of Requisite Lenders in the case of adjustments which have the effect of making more credit available.  Borrower Representative acknowledges that the exercise by Agent of any right pursuant to this clause (c) shall have the effect of adjusting the proposed Borrowing Base set forth above.

IN WITNESS WHEREOF, Borrower has caused this Certificate to be executed by its                                  this          day of                       ,         .

GOLFSMITH INTERNATIONAL, INC.

By:
Its:

EXHIBIT 4.1(k)

COMPLIANCE CERTIFICATE

GOLFSMITH INTERNATIONAL [HOLDINGS], INC. AND ITS SUBSIDIARIES

Date:             ,

This Certificate is given by [Golfsmith International [Holdings], Inc.] (“Borrower Representative”) pursuant to Section 4.1(k) of that certain Amended and Restated Credit Agreement dated as of June 20, 2006 among Borrower Representative, Borrowers, the other Credit Parties party thereto, the Lenders from time to time party thereto and General Electric Capital Corporation, as agent for the Lenders (as such agreement may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

The undersigned is duly authorized to execute and deliver this Certificate on behalf of Borrower Representative.  By executing this Certificate such officer hereby certifies to Agent and Lenders that:

(a)           the financial statements delivered with this Certificate in accordance with Section 4.1(a) and/or 4.1(b) of the Credit Agreement fairly present in all material respects the results of operations and financial condition of Holdings and its Subsidiaries as of the dates of such financial statements, subject in the case of interim financial statements, the absence of footnotes and normal year-end adjustments;

(b)           I have reviewed the terms of the Credit Agreement and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and conditions of the Credit Parties during the accounting period covered by such financial statements;

(c)           such review has not disclosed the existence during or at the end of such accounting period, and I have no knowledge of the existence as of the date hereof, of any condition or event that constitutes a Default or an Event of Default, except as set forth on Schedule 1 hereto, which includes a description of the nature and period of existence of such Default or an Event of Default and what action Borrower has taken, is taking and proposes to take with respect thereto;

(d)           except as set forth on Schedule 1 hereto, each Borrower is in compliance with the covenants contained in Sections 3.1, 3.3, 3.4, 3.5, 3.7 and 3.8 of the Credit Agreement, as demonstrated on Schedule 1 hereto;

(e)           Omitted.

(f)            Omitted.

(g)           except as set forth on Schedule 3 hereto, subsequent to the date of the most recent Certificate submitted by Borrower Representative pursuant to Section 4.1(k) of the Credit Agreement, no Credit Party has (i) changed its name as it appears in official filings in the jurisdiction of its organization, (ii) changed its chief executive office, principal place of business, corporate offices, warehouses or locations at which Collateral is held or stored, or the location of its records concerning Collateral, (iii) changed the type of entity that it is, (iv) changed (or has had changed) its organization identification number, if any, issued by its jurisdiction of organization, (v) changed its jurisdiction of organization, (vi)

changed the end of its Fiscal Year, or (vii) formed any new Subsidiary or entered into any partnership or joint venture with any other Person; and

(h)           except as set forth on Schedule 4 hereto, subsequent to the date of the most recent Certificate submitted by Borrower pursuant to Section 4.1(k) of the Credit Agreement, there has been no event which would alter any of the disclosures set forth on Schedule 5.4(b) of the Credit Agreement.

IN WITNESS WHEREOF, Borrower Representative has caused this Certificate to be executed by its                                      this          day of                       ,         .

GOLFSMITH INTERNATIONAL, INC.

By
Its

INVESTMENTS
(Section 3.3)

Section 3.3(d): Loans and advances to employees for moving, traveling and other similar expenses in the ordinary course of business:

Actual in the aggregate	$

Permitted in the aggregate	$

In Compliance	Yes/No

Section 3.3(e): Capital contributions to wholly-owned domestic Subsidiaries:

Actual in the aggregate	$

Permitted in the aggregate	$

In Compliance	Yes/No

Section 3.3(f): Investments in Golfsmith Europe:

Actual in the aggregate	$

Permitted in the aggregate	$

In Compliance	Yes/No

Section 3.3(o): Other permitted Investments:

Actual in the aggregate	$

Permitted in the aggregate	$

In Compliance	Yes/No

CONTINGENT OBLIGATIONS
(Section 3.4)

Section 3.4(g): Contingent Obligations incurred in the ordinary course of business with respect to surety and appeal bonds, performance and return-of-money bonds and other similar obligations:

Actual in the aggregate	$

Permitted in the aggregate	$

In Compliance	Yes/No

Section 3.4(k): Other Contingent Obligations not otherwise permitted in Sections 3.4(a) through (j):

Actual in the aggregate	$

Permitted in the aggregate	$

In Compliance	Yes/No

7

RESTRICTED JUNIOR PAYMENTS
(Section 3.5)

Dividends paid to Holdings to permit repurchase of Stock:

Actual (current Fiscal Year)	$

Current (current Fiscal Year)	$

In Compliance	Yes/No

8

DISPOSAL OF ASSETS
(Section 3.7)

Describe any Asset Dispositions made during the period (list each transaction by market value of assets sold):

$

$

$

$

Permitted Asset Dispositions in a single transaction or series of related transactions (asset market value)	$

In Compliance	Yes/No

Aggregate market value of Asset Dispositions in Fiscal Year	$

Permitted aggregate market value of Asset Dispositions in Fiscal Year	$

In Compliance	Yes/No

9

CONDITIONS OR EVENTS WHICH CONSTITUTE A DEFAULT OR
EVENT OF DEFAULT

[If any condition or event exists that constitutes a Default or Event of Default, specify nature and period of existence and what action Borrowers have taken, is taking or proposes to take with respect thereto; if no condition or event exists, state “None.”]

10

EXHIBIT 1.1(a)(i)
to
CREDIT AGREEMENT

FORM OF REVOLVING NOTE
(Multi-Borrower)

New York, New York

$65,000,000

FOR VALUE RECEIVED, each of the undersigned (each individually a “Borrower” and collectively, the “Borrowers”), HEREBY JOINTLY AND SEVERALLY PROMISES TO PAY to the order of                                                (“Lender”), at the offices of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as Agent for Lenders (“Agent”), at its address at 335 Madison Avenue, New York, New York, or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of SIXTY-FIVE MILLION DOLLARS AND NO CENTS ($65,000,000) or, if less, the aggregate unpaid amount of all Revolving Credit Advances made to the undersigned under the “Credit Agreement” (as hereinafter defined).  All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto.

This Revolving Note is one of the Revolving Notes issued pursuant to that certain Amended and Restated Credit Agreement dated as of June 20, 2006, by and among Borrowers, the other Persons named therein as Credit Parties, Agent, Lender and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto, and as from time to time further amended, restated, supplemented or otherwise modified, the “Credit Agreement”), and is entitled to the benefit and security of the Credit Agreement, the Security Agreement and all of the other Loan Documents referred to therein.  Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid.  The date and amount of each Revolving Credit Advance made by Lenders to Borrowers, the rates of interest applicable thereto and each payment made on account of the principal thereof, shall be recorded by Agent on its books; provided that the failure of Agent to make any such recordation shall not affect the obligations of Borrowers to make a payment when due of any amount owing under the Credit Agreement or this Revolving Note in respect of the Revolving Credit Advances made by Lender to Borrowers.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, the terms of which are hereby incorporated herein by reference.  Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement. The terms of the Credit Agreement are hereby incorporated herein by reference.

If any payment on this Revolving Note becomes due and payable on a day other than a Business Day, the payment thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

Upon the occurrence and during the continuance of any Event of Default, this Revolving Note may, as provided in the Credit Agreement, and without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other legal requirement of any kind (all of which are hereby expressly waived by Borrowers), be declared, and immediately shall become, due and payable.

Time is of the essence of this Revolving Note.

Except as provided in the Credit Agreement, this Revolving Note may not be assigned by Lender to any Person.

THIS REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

GOLFSMITH INTERNATIONAL, L.P.
By: Golfsmith GP L.L.C., as General Partner

By:
Name:
Title:

GOLFSMITH NU, L.L.C.

By:
Name:
Title:

GOLFSMITH USA, L.L.C.

By:
Name:
Title:

EXHIBIT 1.1(a)(ii)
to
CREDIT AGREEMENT

FORM OF NOTICE OF REVOLVING CREDIT ADVANCE

                      ,

General Electric Capital Corporation,
for itself, as Lender, and as Agent
for Lenders

500 West Monroe Street

Chicago, Illinois 60661

Attention:	Golfsmith International, Inc.
Account Manager

Ladies and Gentlemen:

The undersigned, Golfsmith International, Inc. (“Borrower Representative”) refers to the Credit Agreement, dated as of June 20, 2006 (the “Credit Agreement,” the terms defined therein being used herein as therein defined), by and among the undersigned, the other persons named therein as Borrowers, the other Credit Parties signatory thereto, General Electric Capital Corporation, for itself, as a Lender, and as Agent for Lenders, and other Lenders, and hereby gives you notice, irrevocably, pursuant to Section 1.1(a) of the Credit Agreement, that the undersigned hereby requests a Revolving Credit Advance under the Credit Agreement, and in that connection sets forth below the information relating to such Revolving Credit Advance as required by Section 1.1(a) of the Credit Agreement:

(i)            The date of the requested Revolving Credit Advance is                     ,         .

(ii)           The aggregate amount of the requested Revolving Credit Advance is $                        .

(iii)          The requested Revolving Credit Advance is [an Index Rate Loan] [a LIBOR Loan with a LIBOR Period of                 ].

(iv)          The requested Revolving Credit Advance is to be sent to:

[Name of Bank]
[City of Bank]
Beneficiary:
Account No.:  [number]
ABA No.:  [number]
Attn:  [name]

(v)           The Requested Revolving Credit Advance is made on behalf of [Golfsmith International, L.P./Golfsmith NU, L.L.C./Golfsmith USA, L.L.C.] and is not made on behalf of any other Person.

The undersigned hereby certifies that all of the statements contained in Section 7.2 of the Credit Agreement are true and correct in all material respects on the date hereof, and will be true in all material respects on the date of the requested Revolving Credit Advance, before and after giving effect thereto and to the application of the proceeds therefrom.

GOLFSMITH INTERNATIONAL, INC.

By:

Name:

Title:

EXHIBIT 1.1(c)

to

CREDIT AGREEMENT

FORM OF SWING LINE NOTE

(Multi-Borrower)

New York, New York
$10,000,000	June 20, 2006

FOR VALUE RECEIVED, each of the undersigned (each individually a “Borrower” and collectively, the “Borrowers”), HEREBY JOINTLY AND SEVERALLY PROMISES TO PAY to the order of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“Swing Line Lender”) at the offices of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as Agent (in such capacity, the “Agent”) at the Agent’s address at 335 Madison Avenue, New York, New York, or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of TEN MILLION DOLLARS AND NO CENTS ($10,000,000) or, if less, the aggregate unpaid amount of all Swing Line Advances made to the undersigned under the “Credit Agreement” (as hereinafter defined).  All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto.

This Swing Line Note is issued pursuant to that certain Amended and Restated Credit Agreement dated as of June 20, 2006 by and among Borrowers, the other Persons named therein as Credit Parties, Agent, Swing Line Lender and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto and as from time to time further amended, restated, supplemented or otherwise modified, the “Credit Agreement”), and is entitled to the benefit and security of the Credit Agreement, the Security Agreement and all of the other Loan Documents.  Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid.  The date and amount of each Swing Line Advance made by Swing Line Lender to Borrowers, the rate of interest applicable thereto and each payment made on account of the principal thereof, shall be recorded by Agent on its books; provided that the failure of Agent to make any such recordation shall not affect the obligations of Borrowers to make a payment when due of any amount owing  under the Credit Agreement or this Swing Line Note in respect of the Swing Line Advances made by Swing Line Lender to Borrowers.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, the terms of which are hereby incorporated herein by reference.  Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement.  The terms of the Credit Agreement are hereby incorporated herein by reference.

If any payment on this Swing Line Note becomes due and payable on a day other than a Business Day, the payment thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

Upon the occurrence and during the continuance of any Event of Default, this Swing Line Note may, as provided in the Credit Agreement, and without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other legal requirement of any kind (all of which are hereby expressly waived by Borrowers), be declared, and immediately shall become, due and payable.

Time is of the essence of this Swing Line Note.

Except as provided in the Credit Agreement, this Swing Line Note may not be assigned by Lender to any Person.

THIS SWING LINE NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

GOLFSMITH INTERNATIONAL, L.P.
By: Golfsmith GP L.L.C., as General Partner

By:
Name:
Title:

GOLFSMITH NU, L.L.C.

By:
Name:
Title:

GOLFSMITH USA, L.L.C.

By:
Name:
Title:

EXHIBIT 1.2(e)
to
CREDIT AGREEMENT

FORM OF NOTICE OF CONVERSION/CONTINUATION

Reference is made to that certain Amended and Restated Credit Agreement dated as of June 20, 2006 by and among the undersigned (“Borrower Representative”), the other Persons named therein as Borrowers, the other Persons named therein as Credit Parties, General Electric Capital Corporation (“Agent”) and the Lenders from time to time signatory thereto (including all annexes, exhibits or schedules thereto, and as from time to time further amended, restated, supplemented or otherwise modified, the “Credit Agreement”).  Capitalized terms used herein without definition are so used as defined in the Credit Agreement.

Borrower Representative hereby gives irrevocable notice, pursuant to Section 1.2(e) of the Credit Agreement, of its request to:

(a)           on [  date  ] convert $[                ]of the aggregate outstanding principal amount of the [              ] Loan, bearing interest at the [                ] Rate, into a(n) [                ] Loan [and, in the case of a LIBOR Loan, having a LIBOR Period of [          ] month(s)];

[(b)          on [  date  ] continue $[                ]of the aggregate outstanding principal amount of the [              ] Loan, bearing interest at the LIBOR Rate, as a LIBOR Loan having a LIBOR Period of [          ] month(s)].

Borrower Representative certifies that the conversion and/or continuation of the Loans requested above is for the separate account(s) of the following Borrowers[s] in the following [respective] amount[s]:  [Name:  $                          ] and [Name:  $                              ].

Borrower Representative hereby (i) certifies that all of the statements contained in Section 7.2 of the Credit Agreement are true and correct in all material respects on the date hereof, and will be true in all material respects on the date of the requested conversion/continuation, before and after giving effect thereto and (ii) reaffirms the cross-guaranty provisions set forth in Section 10 of the Credit Agreement and the guaranty and continuance of Agent’s Liens, on behalf of itself and Lenders, pursuant to the Collateral Documents.

GOLFSMITH INTERNATIONAL, INC.

By:
Name:
Title:

Exhibit 1.11(c)

NON-BANK CERTIFICATE

Reference is hereby made to the Credit Agreement, dated as of June 20, 2006, among Golfsmith International, L.P., Golfsmith NU L.L.C., and Golfsmith USA L.L.C.as Borrowers, the other persons party thereto that are designated as credit parties, General Electric Capital Corporation as Agent, L/C Issuer and a Lender, the other financial institutions party thereto, and GE Capital Markets, Inc., as Sole Lead Arranger and Bookrunner (as amended from time to time, the “Credit Agreement”).  Pursuant to the provisions of Section 1.11(c) of the Credit Agreement, the undersigned hereby certifies that it is not (i) a “bank” as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) a 10-percent shareholder within the meaning of Section 871(h)(3)(B) of the Code, and (iii) a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

The undersigned shall promptly notify the Borrowers and the Agent if any of the representations and warranties made herein are no longer true and correct.

[NAME OF LENDER]

By
Name:
Title:

Date: ,

EXHIBIT 8.1
to
CREDIT AGREEMENT

ASSIGNMENT AGREEMENT

This Assignment Agreement (this “Agreement”) is made as of                            ,          by and between                                                                      (“Assignor Lender”) and                                                  (“Assignee Lender”) and acknowledged and consented to by GENERAL ELECTRIC CAPITAL CORPORATION, as agent (“Agent”).  All capitalized terms used in this Agreement and not otherwise defined herein will have the respective meanings set forth in the Credit Agreement as hereinafter defined.

RECITALS:

WHEREAS, Golfsmith International Holdings, Inc., a Delaware corporation, Golfsmith International, Inc., a Delaware corporation, and all domestic subsidiaries thereof (“Credit Parties”), Agent, Assignor Lender and other Persons signatory thereto as Lenders have entered into that certain Amended and Restated Credit Agreement dated as of June 20, 2006 (as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) pursuant to which Assignor Lender has agreed to make certain Loans to, and incur certain Letter of Credit Obligations for, Borrowers;

WHEREAS, Assignor Lender desires to assign to Assignee Lender [all/a portion] of its interest in the Loans (as described below), the Letter of Credit Obligations and the Collateral and to delegate to Assignee Lender [all/a portion] of its Commitments and other duties with respect to such Loans, Letter of Credit Obligations and Collateral;

WHEREAS, Assignee Lender desires to become a Lender under the Credit Agreement and to accept such assignment and delegation from Assignor Lender; and

WHEREAS, Assignee Lender desires to appoint Agent to serve as agent for Assignee Lender under the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions, and covenants herein contained, Assignor Lender and Assignee Lender agree as follows:

1.             ASSIGNMENT, DELEGATION, AND ACCEPTANCE

1.1           Assignment.  Assignor Lender hereby transfers and assigns to Assignee Lender, without recourse and without representations or warranties of any kind (except as set forth in Section 3.2), [all/such percentage] of Assignor Lender’s right, title, and interest in the Revolving Loan, including Letter of Credit Obligations, Loan Documents and the Collateral as will result in Assignee Lender having as of the Effective Date (as hereinafter defined) a Pro Rata Share thereof, as follows:

Assignee Lender’s Loans	Principal Amount	Pro Rata Share

Revolving Loan	$		%

1.2           Delegation.  Assignor Lender hereby irrevocably assigns and delegates to Assignee Lender [all/a portion] of its Commitments and its other duties and obligations as a Lender under the Loan Documents equivalent to the Pro Rata Shares set forth above.

1.3           Acceptance by Assignee Lender.  By its execution of this Agreement, Assignee Lender irrevocably purchases, assumes and accepts such assignment and delegation and agrees to be a Lender with respect to the delegated interest under the Loan Documents and to be bound by the terms and conditions thereof.  By its execution of this Agreement, Assignor Lender agrees, to the extent provided herein, to relinquish its rights and be released from its obligations and duties under the Credit Agreement.

1.4           Effective Date.  Such assignment and delegation by Assignor Lender and acceptance by Assignee Lender will be effective and Assignee Lender will become a Lender under the Loan Documents as of [the date of this Agreement][               ,         ] (“Effective Date”) and upon payment of the Assigned Amount and the Assignment Fee (as each term is defined below).  [Interest and Fees accrued prior to the Effective Date are for the account of Assignor Lender, and Interest and Fees accrued from and after the Effective Date are for the account of Assignee Lender.]

2.             INITIAL PAYMENT AND DELIVERY OF NOTES

2.1           Payment of the Assigned Amount.  Assignee Lender will pay to Assignor Lender, in immediately available funds, not later than 12:00 noon (New York time) on the Effective Date, an amount equal to its Pro Rata Share of the then outstanding principal amount of the Loans as set forth above in Section 1.1 [together with accrued interest, fees and other amounts as set forth on Schedule 2.1] (the “Assigned Amount”).

2.2           Payment of Assignment Fee.  [Assignor Lender and/or Assignee Lender] will pay to Agent, for its own account in immediately available funds, not later than 12:00 noon (New York time) on the Effective Date, the assignment fee in the amount of $3,500 (the “Assignment Fee”) as required pursuant to Section 8.1(a) of the Credit Agreement.

2.3           Execution and Delivery of Notes.  Following payment of the Assigned Amount and the Assignment Fee, Assignor Lender will deliver to Agent the Notes previously delivered to Assignor Lender for redelivery to Borrowers and Agent will obtain from Borrowers for delivery to [Assignor Lender and] Assignee Lender, new executed Notes evidencing Assignee Lender’s [and Assignor Lender’s respective] Pro Rata Share[s] in the Revolving Loan after giving effect to the assignment described in Section 1.  Each new Note will be issued in the aggregate maximum principal amount of the [applicable] Commitment [of the Lender to whom such Note is issued] OR [the Assignee Lender].

3.             REPRESENTATIONS, WARRANTIES AND COVENANTS

3.1           Assignee Lender’s Representations, Warranties and Covenants.  Assignee Lender hereby represents, warrants, and covenants the following to Assignor Lender and Agent:

(a)           This Agreement is a legal, valid, and binding agreement of Assignee Lender, enforceable according to its terms;

(b)           The execution and performance by Assignee Lender of its duties and obligations under this Agreement and the Loan Documents will not require any registration with, notice to, or consent or approval by any Governmental Authority;

(c)           Assignee Lender is familiar with transactions of the kind and scope reflected in the Loan Documents and in this Agreement;

(d)           Assignee Lender has made its own independent investigation and appraisal of the financial condition and affairs of each Credit Party, has conducted its own evaluation of the Loans and Letter of Credit Obligations, the Loan Documents and each Credit Party’s creditworthiness, has made its decision to become a Lender to Borrowers under the Credit Agreement independently and without reliance upon Assignor Lender or Agent, and will continue to do so;

(e)           Assignee Lender is entering into this Agreement in the ordinary course of its business, and is acquiring its interest in the Loans and Letter of Credit Obligations for its own account and not with a view to or for sale in connection with any subsequent distribution; provided, however, that at all times the distribution of Assignee Lender’s property shall, subject to the terms of the Credit Agreement, be and remain within its control;

(f)            No future assignment or participation granted by Assignee Lender pursuant to Section 8.1 of the Credit Agreement will require Assignor Lender, Agent, or Borrower to file any registration statement with the Securities and Exchange Commission or to apply to qualify under the blue sky laws of any state;

(g)           Assignee Lender has no loans to, written or oral agreements with, or equity or other ownership interest in any Credit Party;

(h)           Assignee Lender will not enter into any written or oral agreement with, or acquire any equity or other ownership interest in, any Credit Party without the prior written consent of Agent; and

(i)            As of the Effective Date, Assignee Lender (i) is entitled to receive payments of principal and interest in respect of the Obligations without deduction for or on account of any taxes imposed by the United States of America or any political subdivision thereof, (ii) is not subject to capital adequacy or similar requirements under Section 1.10(a) of the Credit Agreement, (iii) does not require the payment of any increased costs under Section 1.10(b) of the Credit Agreement, and (iv) is not unable to fund LIBOR Loans under Section 1.10(b) of the Credit Agreement, and Assignee Lender will indemnify Agent from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, or expenses that result from Assignee Lender’s failure to fulfill its obligations under the terms of Section 1.11(c) of the Credit Agreement or from any other inaccuracy in the foregoing.

3.2           Assignor Lender’s Representations, Warranties and Covenants.  Assignor Lender hereby represents, warrants and covenants the following to Assignee Lender:

(a)           Assignor Lender is the legal and beneficial owner of the Assigned Amount;

(b)           This Agreement is a legal, valid and binding agreement of Assignor Lender, enforceable according to its terms;

(c)           The execution and performance by Assignor Lender of its duties and obligations under this Agreement and the Loan Documents will not require any registration with, notice to or consent or approval by any Governmental Authority;

(d)           Assignor Lender has full power and authority, and has taken all action necessary to execute and deliver this Agreement and to fulfill the obligations hereunder and to consummate the transactions contemplated hereby;

(e)           Assignor Lender is the legal and beneficial owner of the interests being assigned hereby, free and clear of any adverse claim, lien, encumbrance, security interest, restriction on transfer, purchase option, call or similar right of a third party; and

(f)            This Assignment by Assignor Lender to Assignee Lender complies, in all material respects, with the terms of the Loan Documents.

4.             LIMITATIONS OF LIABILITY

Neither Assignor Lender (except as provided in Section 3.2) nor Agent makes any representations or warranties of any kind, nor assumes any responsibility or liability whatsoever, with regard to (a) the Loan Documents or any other document or instrument furnished pursuant thereto or the Loans, Letter of Credit Obligations or other Obligations, (b) the creation, validity, genuineness, enforceability, sufficiency, value or collectibility of any of them, (c) the amount, value or existence of the Collateral,  (d) the perfection or priority of any Lien upon the Collateral, or (e) the financial condition of any Credit Party or other obligor or the performance or observance by any Credit Party of its obligations under any of the Loan Documents.  Neither Assignor Lender nor Agent has or will have any duty, either initially or on a continuing basis, to make any investigation, evaluation, appraisal of, or any responsibility or liability with respect to the accuracy or completeness of, any information provided to Assignee Lender which has been provided to Assignor Lender or Agent by any Credit Party.  Nothing in this Agreement or in the Loan Documents shall impose upon the Assignor Lender or Agent any fiduciary relationship in respect of the Assignee Lender.

5.             FAILURE TO ENFORCE

No failure or delay on the part of Agent or Assignor Lender in the exercise of any power, right, or privilege hereunder or under any Loan Document will impair such power, right, or privilege or be construed to be a waiver of any default or acquiescence therein.  No single or partial exercise of any such power, right, or privilege will preclude further exercise thereof or of any other right, power, or privilege.  All rights and remedies existing under this Agreement are cumulative with, and not exclusive of, any rights or remedies otherwise available.

6.             NOTICES

Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given will be in writing and addressed to the respective party as set forth below its signature hereunder, or to such other address as the party may designate in writing to the other.

7.             AMENDMENTS AND WAIVERS

No amendment, modification, termination, or waiver of any provision of this Agreement will be effective without the written concurrence of Assignor Lender, Agent and Assignee Lender.

8.             SEVERABILITY

Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law.  In the event any provision of this Agreement is or is held to be invalid, illegal, or unenforceable under applicable law, such provision will be ineffective only to the extent of such invalidity, illegality, or unenforceability, without invalidating the remainder of such provision or the remaining provisions of the Agreement.  In addition, in the event any provision of or obligation under this Agreement is or is held to be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions or obligations in any other jurisdictions will not in any way be affected or impaired thereby.

9.             SECTION TITLES

Section and Subsection titles in this Agreement are included for convenience of reference only, do not constitute a part of this Agreement for any other purpose, and have no substantive effect.

10.           SUCCESSORS AND ASSIGNS

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

11.           APPLICABLE LAW

THIS AGREEMENT WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

12.           COUNTERPARTS

This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, will be deemed an original and all of which shall together constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

ASSIGNEE LENDER:	ASSIGNOR LENDER:

By:	By:
Title:	Title:

Notice Address:	Notice Address:

ACKNOWLEDGED AND CONSENTED TO:

GENERAL ELECTRIC CAPITAL
CORPORATION, AS AGENT

By:
Title:

[GOLFSMITH INTERNATIONAL, INC.] (If Borrower Representative consent is required, pursuant to Section 8.1 of the Credit Agreement)

By:
Title: